UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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ITT EDUCATIONAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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ITT Educational Services, Inc.

2016 Annual Meeting
Notice and Proxy Statement

Table of Contents	Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	ii
PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL ONE: ELECTION OF TWO DIRECTORS TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED	5
Nominees for Director	6
Directors Continuing in Office	7
Meetings, Independence, Leadership and Committees of the Board of Directors	8
Indemnification Obligations	12
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2016	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
Audit Committee Report	13
Change in Independent Registered Public Accounting Firm	13
Audit, Audit-Related, Tax and All Other Fees	15
Audit and Non-Audit Services Pre-Approval Policy	16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
EXECUTIVE OFFICERS	18
PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO ITT/ESI’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IN THIS PROXY STATEMENT	19
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	20
Compensation Discussion and Analysis	20
Compensation Committee Report	37
Compensation-Related Risk Assessment	37
Summary Compensation Table	38
Amount of Salary and Bonus in Proportion to Total Compensation	44
Form W-2, Wage and Tax Statement Compensation Table	44
Grants of Plan-Based Awards Table	46
Employment Contracts	47
Non-Equity Incentive Plan Awards and Bonuses	48
Equity Compensation and Qualified Savings Plans	48
Outstanding Equity Awards at Fiscal Year-End Table	54
Option Exercises and Stock Vested Table	56
Pension Benefits Table	56
Pension Plans	58
Nonqualified Deferred Compensation Plan Table	61
Nonqualified Deferred Compensation Plans	62
Potential Payments Upon Termination or Change In Control	63
Director Compensation Table	70
Director Compensation	72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	75
SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING	77
ADDITIONAL INFORMATION	78
Code of Ethics	78
Transfer Agent Information	78
Shareholder Information	78
Annual Reports	79

- i -

ITT EDUCATIONAL SERVICES, INC.
13000 North Meridian Street
Carmel, IN 46032-1404
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2016
_________________________

The 2016 Annual Meeting of Shareholders of ITT Educational Services, Inc. (“ITT/ESI”) will be held at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, on Tuesday, May 17, 2016, at 9:00 a.m., local time, for the following purposes:

1.	To consider and vote upon three proposals described in the accompanying Proxy Statement providing for:

Proposal One:	Election of two Directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Proposal Two:	Ratification of the appointment of Deloitte & Touche LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2016.

Proposal Three:
Advisory vote to approve the compensation paid to ITT/ESI’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the accompanying Proxy Statement.

2.	To act upon such other matters that may properly come before the meeting.

All shareholders of record at the close of business on March 21, 2016 will be entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please vote as soon as possible. We have provided information on available voting methods in the accompanying Proxy Statement. If you attend the meeting, you may revoke your proxy and vote in person.  If you would like to attend the annual meeting, you must obtain an admission ticket in advance, as explained on page 4 of the accompanying Proxy Statement.

By Order of the Board of Directors,

Ryan L. Roney
Executive Vice President, Chief Administrative and Legal Officer and Secretary

-ii-

ITT EDUCATIONAL SERVICES, INC.
13000 North Meridian Street
Carmel, IN 46032-1404
____________________________

PROXY STATEMENT

Annual Meeting of Shareholders
May 17, 2016
____________________________

This Proxy Statement and accompanying proxy are being provided to shareholders on or about April 7, 2016 in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. (“ITT/ESI,” “we” or “us”) of proxies to be voted at the 2016 Annual Meeting of Shareholders (“Annual Meeting”) to be held at 9:00 a.m., local time, Tuesday, May 17, 2016, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, for the purposes set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

Many of our shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was or will be sent to shareholders on or about April 7, 2016. We are furnishing our proxy materials to our shareholders on the Internet, unless the shareholder has previously requested printed copies. Printed copies of our proxy materials furnished at the previous request of our shareholders were or will be sent to those shareholders on or about April 7, 2016.

If you received a Notice by mail or e-mail, you will not receive a printed copy of our proxy materials unless you request such a copy in the manner described in the Notice. The Notice also instructs you as to how you may access and review this Proxy Statement and our 2015 Annual Report to Shareholders (which is our Annual Report on Form 10-K for the year ended December 31, 2015) (the “2015 Annual Report”), and how you may submit your proxy to vote at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to be held on May 17, 2016

The proxy statement and annual report are available at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock outstanding at the close of business on March 21, 2016, the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting.  As of the Record Date, 23,698,746 shares of our common stock were issued and outstanding.  Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What will shareholders vote on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are three proposals that shareholders will vote on at the Annual Meeting:

•	election of two directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified;
•	ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and
•
advisory vote to approve the compensation paid to our Named Executive Officers (those executive officers identified in the Compensation Discussion and Analysis below), as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”), including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.

The Board of Directors recommends that you vote FOR all three proposals.

As of the date of this Proxy Statement, our Board of Directors is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting.  If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.”  The Notice has been or will be sent directly to you, unless you previously requested printed copies of our proxy materials.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the shareholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Shareholders of Record

If you are a shareholder of record, you may vote by using any of the following methods.

Through the Internet. You may submit a proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting. If you submit a proxy through the Internet, you do not need to return a proxy card. The Internet voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 16, 2016.

By Telephone. If you receive a proxy card by mail because you have previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting, you may submit a proxy by telephone by dialing the toll-free telephone number shown on the proxy card and following the recorded instructions. If you submit a proxy by telephone, you do not need to return a proxy card. The telephone voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 16, 2016.

By Mail. If you receive a proxy card by mail because you have previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting, you may vote by completing, signing, dating and mailing that proxy card in the pre-addressed postage-prepaid envelope that will be included when the proxy card is sent to you.

In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote by proxy card, through the Internet or by telephone even if you plan to attend the meeting so that your shares will be voted in the event you later decide not to attend the meeting.

Beneficial Owners

If you are a beneficial owner, you may vote by using any voting instruction card provided by your broker, bank or other record holder or by following their instructions for voting through the Internet or by telephone.  If you are a beneficial owner who would like to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokers may not exercise discretion to vote shares on the following matters if the beneficial owner does not give voting instructions:

•	the election of directors; and
•	the approval of the compensation paid to our Named Executive Officers.

Accordingly, if you are a beneficial owner and wish your shares to be voted on these matters, you must give your broker voting instructions.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts.  Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a shareholder of record, you have the power to revoke your proxy at any time before the shares it represents are voted, by:

•	delivering to our Secretary an instrument revoking the proxy;
•
delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked and, in the case of telephone or Internet voting, before 11:59 p.m., Eastern Time, on May 16, 2016; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other holder of record.  You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

How will the proxies be voted?

Kevin M. Modany and Ryan L. Roney, two of our executive officers, have been selected by our Board of Directors to serve as proxy holders for the Annual Meeting.  All shares of our common stock represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified by the shareholder.  If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted:

•	FOR the election of the two director nominees named in this Proxy Statement;
•	FOR the ratification of the appointment of Deloitte; and
•	FOR the approval of the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.

What is the quorum required at the Annual Meeting?

In order for business to be conducted at the Annual Meeting, a quorum must be present.  A quorum will be present if the holders of a majority of the shares issued and outstanding as of the Record Date and entitled to vote are represented in person or by proxy at the Annual Meeting.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present.  The election inspector will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (for example, the election of directors and the approval of the compensation paid to our Named Executive Officers) and has not received voting instructions from the beneficial owner.

What are the voting requirements to approve each of the proposals?

Election of Two Directors.  To be elected, a Director nominee must receive a majority of the votes cast with respect to such Director, which means that the number of shares voted “for” that Director’s election must exceed the number of shares voted “against” that Director’s election.  Shareholders will not be allowed to cumulate their votes in the election of Directors.  Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Ratification of the Appointment of the Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2016.  Abstentions will be considered shares represented at the Annual Meeting and entitled to vote on this proposal.  Accordingly, an abstention will have the same effect as a vote against this proposal.  Broker non-votes will not be considered shares entitled to vote on this proposal and, therefore, will have no effect on the outcome of this proposal.

Advisory Vote on the Approval of the Compensation Paid to Our Named Executive Officers.  The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.  Abstentions will be considered shares represented at the Annual Meeting and entitled to vote on this proposal.  Accordingly, an abstention will have the same effect as a vote against this proposal.  Broker non-votes will not be considered shares entitled to vote on this proposal and, therefore, will have no effect on the outcome of this proposal.  The shareholder vote to approve the compensation paid to our Named Executive Officers is an advisory vote only and, therefore, the result of that vote will not be binding on our Board of Directors or Compensation Committee.  Our Compensation Committee will, however, consider the outcome of the vote when evaluating our executive compensation principles and practices.

What do I need to do to attend the Annual Meeting in person?

If you would like to attend the Annual Meeting, you must be a holder of our common stock as of the Record Date, and you must obtain an admission ticket in advance.  You can submit a ticket request by mail to our Secretary, Ryan L. Roney, at ITT Educational Services, Inc., 13000 N. Meridian Street, Carmel, IN 46032.  Ticket requests will not be accepted by telephone or e-mail.  With your request, you must also submit:
•	a phone number where we can reach you with questions;
•	the address where the ticket should be mailed; and
•	ownership verification as follows:

Shareholders of Record For ownership verification provide:	Beneficial Owners For ownership verification provide one of the following:	401(k) Holders For ownership verification provide:
Option A • Name(s) of shareholder; • Address; • Phone number; and • Shareholder account number Option B • A copy of your proxy card showing shareholder name and address
•  A copy of a brokerage account statement showing your share ownership as of the Record Date (3/21/16); or
•  A letter from your broker, bank or other nominee verifying your Record Date (3/21/16) ownership; or
•  A copy of the voting instruction card you received from your broker, bank or other nominee showing shareholder name and address
• Name; • Address; and • Phone number

Requests for admission tickets will be processed in the order in which they are received and must be received by our Corporate Secretary no later than May 11, 2016. In addition to an admission ticket, you will be required to present a valid government-issued photo identification, such as a driver’s license or passport, to be admitted into the Annual Meeting.  Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.

What is “householding”?

“Householding” is a procedure under which we may deliver a single copy of the Notice, or this Proxy Statement and our 2015 Annual Report if printed copies have been requested, to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. Upon request, we will deliver promptly a separate copy of the Notice, or this Proxy Statement and our 2015 Annual Report if printed copies have been requested, to any shareholder at a shared address to which we delivered a single copy of those documents. To receive a separate copy of the Notice, this Proxy Statement or the 2015 Annual Report, or to notify us that you wish to receive separate copies in the future, please contact our Corporate Secretary at the address shown on the cover page of this Proxy Statement or by telephone at (317) 706-9200.  Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker dealer or other similar organization to request information about householding.

Who is paying for the costs of this proxy solicitation?

We will pay all expenses of solicitation of proxies. We have retained Georgeson Inc. to assist in soliciting proxies for a fee of $5,000, plus amounts for any supplemental services and their costs and expenses. In addition, our officers, Directors and other employees may solicit proxies, without additional compensation, by telephone, electronic mail, facsimile or mail, or by meetings with shareholders or their representatives.  We also will reimburse brokers, banks and other record holders for their charges and expenses in forwarding proxy materials to beneficial owners.

PROPOSAL ONE: ELECTION OF TWO DIRECTORS TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED

Our Board of Directors currently consists of eight Directors divided into three classes. Two classes contain three Directors each, and one class contains two Directors.  The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after the Director’s election and thereafter until the Director’s successor is elected and has qualified.

    John F. Cozzi is presently serving as one of our eight directors, in addition to serving on our Board's Audit Committee and Compensation Committee.  Mr. Cozzi's three-year term is set to expire at the Annual Meeting.  On March 30, 2016, Mr. Cozzi notified us of his decision not to stand for re-election.  Mr. Cozzi's decision was not the result of any disagreement with our management, the Board or us, but instead was due to other commitments on his time.  Mr. Cozzi has served as a director of ours since October 2003, and the Board thanks Mr. Cozzi for his years of service on the Board.

Based on Mr. Cozzi’s decision not to stand for re-election and the recommendation of the Nominating and Corporate Governance Committee, the Board has decided to reduce the size of the Board from eight members to seven members, effective at the time of the Annual Meeting.  Proxies cannot be voted for a greater number of persons than two, which is the number of nominees named in this Proxy Statement.

At the meeting, two Directors are to be elected to hold office for a three-year term to expire at the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified. The proxy holders intend to vote such proxy for the election to the Board of Directors of Jerry M. Cohen and Thomas I. Morgan, unless you direct them to vote otherwise.

The voting standard for election of the Director nominees is a majority vote standard.  This majority vote standard is in effect because this is an uncontested election of Directors (i.e., the number of nominees for Director did not exceed the number of Directors to be elected, as of the date that was 14 days in advance of the date that this Proxy Statement was filed with the SEC).  For any contested elections, the Directors would be elected by a plurality of the shares of our common stock voted in person or by proxy at the meeting.

Each of the Director nominees for this Annual Meeting is currently serving on our Board of Directors.  If either nominee is not elected at the Annual Meeting, he is expected to tender his resignation to our Board of Directors.  Our Board of Directors will act on the tendered resignation and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.  In making its decision regarding the tendered resignation, our Board of Directors may consider any factors or other information that it considers appropriate and relevant.  If a Director’s resignation is not accepted by our Board of Directors, the Director will continue to serve until the end of the term of his class and until his successor is duly elected, or his earlier resignation or removal.  If a Director’s resignation is accepted by our Board of Directors, then the Board may fill the resulting vacancy or decrease the size of the Board.

Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the proxy holders intend to vote the proxy for the election of such other person as our Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of Directors to eliminate the vacancy.

Our Board of Directors does not have a policy with respect to the Directors’ attendance at our annual shareholder meetings, but all of our Directors are encouraged to attend those meetings.  Our 2015 Annual Meeting of Shareholders was held on July 27, 2015, and all of the ten members of our Board of Directors at that time attended that meeting.

The Nominating and Corporate Governance Committee, in concluding that the nominees for Director and the continuing Directors should serve as our Directors, considered the specific experience, qualifications, attributes and skills of each such individual.  Since each Director and nominee for Director is a current Director of ours, the Committee also considered the significant contributions that each such individual has made to our Board of Directors and its committees during his or her tenure as a Director.  The Committee believes that each of the Directors and nominees for Director possesses judgment, integrity, the ability to make independent inquiries and a willingness to devote adequate time to Board duties.  In addition, the Nominating and Corporate Governance Committee believes that each Director and nominee for Director brings a strong and particular background, experience and set of skills to our Board, giving the Board as a whole competence and experience in a wide variety of areas.

Set forth below is a brief summary of each Director’s principal occupation, business affiliations and certain other information, as well as a summary description of the experiences, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person should serve as a Director of ours. Unless otherwise indicated, each Director’s principal occupation has been the same for the past five years.  There is no family relationship between any of our Directors or executive officers.

Nominees for Director

Term Expiring at the 2016 Annual Meeting.

JERRY M. COHEN, age 64, retired as a senior partner of Deloitte in June 2014. Mr. Cohen joined Deloitte in 1973, and served for over 40 years with that firm, providing business advisory and audit services to a wide range of global organizations, including small, mid and large cap multinational public companies. Mr. Cohen worked with corporate boards of directors to develop, enhance and support corporate strategy and functioned as an advisor to senior executives and members of boards of directors. During his career, Mr. Cohen also served in a wide variety of strategic and leadership roles at Deloitte, including: managing partner, Philadelphia office; member of the Mid-Atlantic Executive Committee; regional managing partner – Assurance and Advisory Operations, Midwest; member of the Assurance and Advisory Management Committee; and member of the Assurance and Advisory Partner Evaluation and Compensation Committee. Mr. Cohen has been a Director of ours since September 2014.

Director Qualifications:  Mr. Cohen’s many years of experience as an audit partner at Deloitte have provided him with a deep and broad level of expertise in financial, accounting and reporting matters that is important to our Board of Directors and, in particular, our Audit Committee.  Our Board of Directors has determined that Mr. Cohen is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”) based on his experience in the accounting industry.  Mr. Cohen also served in numerous strategic and leadership roles at Deloitte.

THOMAS I. MORGAN, age 62, served as chairman of Baker & Taylor, Inc. (“B&T”), a distributor of physical and digital books, entertainment products and value-added services, from July 2008 until January 2014.  He served as chief executive officer of B&T from July 2008 through January 2013.  Prior to that, Mr. Morgan served as chief executive officer of Hughes Supply, Inc., a diversified wholesale distributor of construction, repair and maintenance-related products, from May 2003 until his retirement in March 2006.  Mr. Morgan is also a director of Rayonier Advanced Materials, Inc. and Tech Data Corporation. During the past five years, Mr. Morgan was also a director of Rayonier, Inc.  Mr. Morgan previously served as a Director of ours from May 2006 to June 2008, and currently has served as a Director of ours since January 2013.

Director Qualifications: Mr. Morgan’s significant past experiences as a chief executive officer and in other management positions at a number of companies have provided him with strong leadership skills and a deep understanding of management and governance issues.  Mr. Morgan’s prior service on our Board of Directors gives him a foundation of knowledge of our company and industry.  His most recent experience at Baker & Taylor, Inc. has provided him additional experience in an area related to our business, namely textbook distribution.  Mr. Morgan currently serves, and has served for over 19 years, as a director of other public companies.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Continuing in Office

Term Expiring at the 2017 Annual Meeting.

JOHN E. DEAN, age 65, has served as our Executive Chairman since August 2014. Mr. Dean is an attorney who has specialized in higher education law since April 1985.  Mr. Dean has served as a principal of Washington Partners, LLC, a public affairs firm, since June 2002. Mr. Dean also was a partner at the Law Offices of John E. Dean from June 2005 through December 2015.  Mr. Dean has been a Director of ours since December 1994.

Director Qualifications:  John E. Dean has specialized in higher education law since April 1985 and has been a principal of a public affairs firm since 2002.  He has broad knowledge and experience with issues surrounding higher education and our industry.  Mr. Dean’s work provides him with current and valuable knowledge and insight of the actions of Congress and the U.S. Department of Education (the “ED”) related to higher education matters.  His experience has also led to a strong understanding of the workings of government and public policy, particularly in areas affecting our company.

VIN WEBER, age 63, has served as co-chairman and partner of Mercury Public Affairs LLC (doing business as Mercury), a public affairs and lobbying firm, since October 2011.  Mr. Weber was a partner at Clark & Weinstock Inc. (“C&W”) from 1994 until October 2011 and was the chief executive officer of C&W from 2007 until October 2011.  During the past five years, he was also a director of Lenox Group, Inc.  Mr. Weber has been a Director of ours since December 1994.

Director Qualifications:  Vin Weber has had significant involvement in public policy and management matters during his career.  This has contributed to Mr. Weber’s experience in, and strong understanding of, the workings of government and public policy.  Mr. Weber’s public policy involvement has been in a variety of highly-regulated areas, including higher education, during which he has developed strong knowledge and political insight about our industry.  Mr. Weber also served in the U.S. House of Representatives from 1980 to 1992.   Mr. Weber has served as a director of public companies for over 21 years.

Term Expiring at the 2018 Annual Meeting.

C. DAVID BROWN, II, age 64, has been Chairman of Broad and Cassel, a law firm based in Florida, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. Mr. Brown joined the firm in 1980. Mr. Brown is the immediate past Chairman of the Board of Trustees for the University of Florida. Mr. Brown is also a member of the board of directors of CVS Health Corporation, Rayonier Advanced Materials Inc., a leading specialty cellulose production company, and Orlando Health, a major health care provider serving Florida. During the past five years, he was also a director of Rayonier, Inc. Mr. Brown has been a director of ours since April 2015.

Director Qualifications: C. David Brown’s 36-year legal career, and his service on other public companies’ boards of directors, has provided him with significant experience in public company strategy, operations, corporate governance and legal matters.  Mr. Brown’s experience and expertise contribute to his deep understanding of compensation, management and governance issues.

JOANNA T. LAU, age 57, has served as chairperson and chief executive officer of Lau Acquisition Corporation (doing business as LAU Technologies), a management consulting and investment firm, since March 1990.  She is also a director of DSW Inc.  Ms. Lau has been a Director of ours since October 2003.

Director Qualifications:  Joanna T. Lau’s experience as the chairperson and chief executive officer of Lau Acquisition Corporation has provided her with leadership skills and the ability to analyze varied aspects of a company’s business.  Her experience includes developing and implementing a turnaround and growth strategy for a company.  Ms. Lau currently serves, and has served for over 15 years, as a director of other public companies.

SAMUEL L. ODLE, age 66, has been a senior policy advisor for Bose Public Affairs Group, a public affairs consulting firm, since October 2012.  He has also acted as a consultant, primarily in the healthcare and life sciences fields, since July 2012.  Prior to that, he served as president and chief executive officer of Methodist Hospital (“MH”) and Indiana University Hospital (“IUH”) and executive vice president of Indiana University Health (formerly Clarian Health Partners) (“IU Health”), an Indianapolis-based private, non-profit healthcare organization comprised of MH, IUH and Riley Hospital for Children, since July 2004.  Mr. Odle has been a Director of ours since January 2006.

Director Qualifications:  Samuel L. Odle’s experience in executive positions at MH, IUH and IU Health have provided him with the ability to analyze and assess numerous aspects of a complex and highly-regulated organization.  He also possesses leadership skills and decision-making abilities as a result of his executive experience.  Mr. Odle’s services as Chairman of the American College of Healthcare Executives also provided him with a national perspective on the healthcare industry.

Meetings, Independence, Leadership and Committees of the Board of Directors

Meetings.  During 2015, there were 14 meetings of the Board of Directors. During 2015, each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served, other than Mr. Weber who attended 71%.

Independent Directors.  Our Board of Directors currently contains seven non-employee Directors: Messrs. Brown, Cohen, Cozzi, Morgan, Odle and Weber, and Ms. Lau. Our Board of Directors has adopted categorical standards to assist it in making determinations of independence. Any transactions, relationships or arrangements that we may have with any of our Directors are immaterial, so long as none of those transactions, relationships or arrangements caused the Director to violate any of our categorical standards of independence. Our categorical standards of independence are contained in Section 5 of our Corporate Governance Guidelines and are posted on our website at www.ittesi.com. Our Board of Directors has determined that each of our current non-employee Directors is independent, and each of the non-employee Directors in 2015 was independent, pursuant to our categorical standards of independence and in accordance with Section 303A.02 of the NYSE Listed Company Manual.  John E. Dean, a Director of ours since December 1994, was appointed our Executive Chairman and became an employee of ours on August 4, 2014. Prior to that date, Mr. Dean was a non-employee and independent Director. In the application of our categorical standards of independence to determine the independence of each non-employee Director for service on our Board of Directors and on its Audit, Compensation and Nominating and Corporate Governance Committees, there were no transactions, relationships or arrangements with our non-employee Directors that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act, or if not disclosed, that our Board considered.

The non-employee Directors on our Board of Directors meet at regularly scheduled executive sessions without our management.  The Directors on our Board of Directors who are determined to be independent meet by themselves in executive session at least once annually.  Our Board of Directors has chosen the Chair of the Nominating and Corporate Governance Committee, currently Samuel L. Odle, to preside over the executive sessions of our non-employee and independent Directors (“Presiding Director”).  Interested parties may send communications to the non-employee Directors, independent Directors or the entire Board of Directors by e-mail to PresidingDirector@ittesi.com or by regular mail addressed to:

ITT Educational Services, Inc.
13000 North Meridian Street
Carmel, IN 46032-1404
Attention: Presiding Director

Although such communications are available to any Director who wishes to review them, our Chief Administrative and Legal Officer initially reviews all communications and forwards to the Presiding Director those communications that meet certain criteria set by the non-employee Directors.

Leadership.  Our Corporate Governance Guidelines provide that the Board of Directors should be free to choose its Chairman in any way that seems best for our company at any given point in time, based on the recommendation of the Nominating and Corporate Governance Committee.  Therefore, the Board of Directors does not have a policy on whether the role of the Chairman and Chief Executive Officer should be separate or combined.  Currently, the roles of Chairman of the Board and Chief Executive Officer are separated, with John E. Dean serving as our Executive Chairman of the Board and Kevin M. Modany serving as our Chief Executive Officer.  As Executive Chairman, Mr. Dean is an employee and executive officer of ours.  The Board of Directors believes that the current leadership structure is appropriate.  The Board of Directors also recognizes the important leadership roles that the Presiding Director has in leading the executive sessions of our non-employee and independent Directors, and that the chairpersons of each of the committees of the Board have in leading their respective committee meetings and reviewing agendas in advance of such meetings.

Role in Risk Oversight.  The Board of Directors oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  The Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board of Directors or another committee.  On a quarterly basis, the full Board of Directors receives updates and information from management related to our company’s enterprise risk management program.

The Audit Committee is specifically tasked with, among other things:

•	reviewing with our management and our independent registered public accounting firm our risk assessment and risk management, including:
•	the guidelines and policies governing the process by which management assesses and manages our exposure to risk, and
•	our major financial risk exposures and the steps taken by management to monitor and control those exposures;
•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics;
•	periodically reviewing legal, regulatory and related governmental policy matters; and
•	reviewing management policies and programs relating to our compliance with legal and regulatory requirements, business ethics, business integrity, conflicts of interest and environmental matters.

The Audit Committee has standing items on its meeting agendas relating to these responsibilities.  In addition, members of our management who have responsibility for designing and implementing our risk management processes, such as our Chief Compliance and Risk Officer, regularly meet with the Audit Committee in separate executive sessions after each Audit Committee meeting.  The Audit Committee members, as well as each other Director, have access to our Chief Compliance and Risk Officer, Chief Financial Officer and any other member of our management, for discussions between meetings as warranted.  The Audit Committee provides reports to the full Board of Directors on risk-related items on a quarterly basis.

Board and Director Evaluations.  On an annual basis, the Nominating and Corporate Governance Committee leads a comprehensive evaluation process of the Board and individual directors. Each director completes a performance self-evaluation questionnaire, which contains questions regarding the performance of the full Board, each standing committee and each individual Board member. The Nominating and Corporate Governance Committee reviews and discusses the results of the questionnaires, and reports those results to the full Board.  The full Board then further reviews and discusses the results of the evaluations.

Shareholder Outreach.  Prior to our 2015 Annual Meeting, our Chief Executive Officer and our Chief Administrative and Legal Officer had discussions with certain of our shareholders that own a significant percentage of our common stock.  As part of those discussions, our officers discussed the regulations affecting our industry that were issued by the ED and generally prohibit us from providing any commission, bonus or other incentive payment based in any part, directly or indirectly, upon student enrollments or the award of financial aid (the “Incentive Compensation Prohibition”).  We were told by some of those shareholders that while they would prefer that we base executive compensation on performance-related metrics, as we did prior to 2011, they understand that we have concluded that to do so would present a significant risk of violating the Incentive Compensation Prohibition. Despite understanding these limitations on our executive compensation program, some of those shareholders may be required to follow formulaic internal or external voting guidelines and, therefore, may be forced to cast a vote against our executive compensation proposal when otherwise they may not have. In addition, some of the shareholders expressed their support for the Compensation Committee’s objective that the compensation of executives be reflective of the competitive marketplace in an effort to attract, retain and motivate talented executives. The Compensation Committee evaluated the feedback received from these shareholders and reiterated that it too would prefer to include performance-based metrics in our executive compensation program, but that the risk of violating the Incentive Compensation Prohibition is too high. As a result, the Committee determined that it is not able to make changes to the program at this time to address concerns related to the lack of performance-based metrics. The Committee noted that it continues to monitor the ED for any guidance that might reduce the risk of certain types of performance-based compensation violating the Incentive Compensation Prohibition.  See also “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis – Process for Establishing Compensation—Shareholder Feedback.”  In November 2015, the ED announced that it had reconsidered its interpretation of the applicable law and no longer interprets the Incentive Compensation Prohibition to prohibit compensation based on students’ graduation from or completion of their educational programs.  As a result, in January 2016, the Compensation Committee determined to continue the short-term compensation element of executive compensation, and it established the management objectives for 2016 under such element, to include an objective based on the graduation rate of ITT Technical Institute students.

Committees.  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Our Board of Directors has adopted a written charter for the Audit Committee, a current copy of which may be obtained from our website at www.ittesi.com.  The functions of the Audit Committee are to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements and other financial information provided by us to any governmental body or the public;
•	our compliance with legal and regulatory requirements;
•	our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board of Directors establish;
•	our auditing, accounting and financial reporting processes generally;
•	the qualifications, independence and performance of our independent registered public accounting firm; and
•	the performance of our compliance and internal audit functions.

The Audit Committee also performs other functions as detailed in the Audit Committee’s charter, including, without limitation, appointing, compensating, retaining and overseeing our independent registered public accounting firm and pre-approving all services to be provided to us by our independent registered public accounting firm.

The Audit Committee held eight meetings during 2015. The current members of the Audit Committee are Jerry M. Cohen (Chairperson), John F. Cozzi, Joanna T. Lau and Thomas I. Morgan. Our Board of Directors has determined that each of Messrs. Cohen, Cozzi and Morgan, and Ms. Lau  is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and is independent pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act. Each of the members of the Audit Committee is independent pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act.

Compensation Committee.  Our Board of Directors has adopted a written charter for the Compensation Committee.  A current copy of the charter may be obtained from our website at www.ittesi.com.  The principal function of the Compensation Committee is to discharge the Board of Directors’ responsibilities relating to compensation of our Directors and officers.  The Compensation Committee has overall responsibility and authority for approving and evaluating our Director and officer compensation plans, policies and programs.  The Compensation Committee also performs other functions as detailed in the Compensation Committee’s charter.  The Committee’s charter provides that it may delegate some or all of its responsibility and authority to subcommittees and/or our executive officers when the Compensation Committee deems the delegation to be appropriate.  The elements of the compensation program for our executives presently consist of base salary, short-term compensation, equity-based compensation, qualified retirement savings, pension benefits, employee benefits, perquisites, and potential payments upon termination of employment or a change in control of us.  See “Compensation of Executive Officers and Directors–Compensation Discussion and Analysis.”  Each element is determined by the Compensation Committee with the assistance of an independent compensation consultant, upon the recommendation of our Chief Executive Officer, except for each element of our Chief Executive Officer’s compensation, which is determined solely by the Compensation Committee with the assistance of an independent compensation consultant. See “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis – Process for Establishing Compensation.”

The elements of the compensation program for our non-employee Directors presently consist of an annual retainer, equity-based compensation, nonqualified deferred compensation, perquisites and potential payments upon termination of services as a non-employee Director or a change in control of us.  See “Compensation of Executive Officers and Directors – Director Compensation.”  Each element is recommended to the Board by the Compensation Committee with the assistance of an independent compensation consultant and our Chief Executive Officer.

The compensation consulting firm used by the Compensation Committee to advise the Committee on 2015 and 2016 compensation determinations was Willis Towers Watson Public Limited Company (“Willis Towers Watson”).  The consulting firm was retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities.  In this regard, the consultant advises and assists the Compensation Committee:

•	in determining the appropriate objectives and goals of our executive and Director compensation programs;
•	in designing compensation programs that fulfill those objectives and goals;
•	regarding the external and internal equity of our executive officers’ total compensation and the primary components of that compensation;
•	in evaluating the effectiveness of our compensation programs;
•	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program; and
•	in identifying comparable companies and compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee retains the consultant as an outside advisor to provide information and objective advice regarding executive and Director compensation.  All of the decisions with respect to our executive compensation, however, are made by the Compensation Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by the consultant.  The consultant may, from time to time, contact our executive officers for information necessary to fulfill their assignment and may make reports and presentations to and on behalf of the Compensation Committee that our executive officers also receive.

Willis Towers Watson and its affiliates did not provide any other services to us or our affiliates during 2015.  In addition, the Compensation Committee has determined that the work of Willis Towers Watson and each of its employees who worked on the Compensation Committee’s engagement has not raised any conflict of interest.

The Compensation Committee held seven meetings during 2015.  The current members of the Compensation Committee are C. David Brown, John F. Cozzi, Thomas I. Morgan (Chairperson) and Samuel L. Odle.  Each of the current members of the Compensation Committee is independent, and each of the members of the Compensation Committee in 2015 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual.  In addition, each of the current members of the Compensation Committee is, and each of the members of the Compensation Committee in 2015 was, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).  None of the Compensation Committee members during 2015 was:

•	an officer or employee of ours;
•	a former officer of ours; or
•
involved in a relationship requiring disclosure as a related person transaction pursuant to Item 404 of Regulation S-K under the Exchange Act or as an interlocking executive officer/director pursuant to Item 407(e)(4)(iii) of Regulation S-K under the Exchange Act.

Nominating and Corporate Governance Committee.  Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee.  A current copy of the charter may be obtained from our website at www.ittesi.com.  The functions of the Nominating and Corporate Governance Committee, which are detailed in its charter, are to:

•	assist the Board of Directors by identifying individuals qualified to become Directors, and recommend to the Board of Directors the Director nominees for each annual meeting of shareholders;
•	develop and recommend to the Board of Directors the Corporate Governance Guidelines applicable to us;
•	lead the Board of Directors in its annual review of the Board of Directors’ performance; and
•	recommend to the Board of Directors Board members for each standing Board committee.

The Nominating and Corporate Governance Committee held three meetings during 2015.  The current members of the Nominating and Corporate Governance Committee are C. David Brown, Samuel L. Odle (Chairperson) and Vin Weber.  Each of the current members of the Nominating and Corporate Governance Committee is independent, and each of the members of the Nominating and Corporate Governance Committee in 2015 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by our shareholders.  A shareholder who wishes to recommend a Director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404, who will forward it to the Committee.  Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.  A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws.  See “Shareholder Proposals for 2017 Annual Meeting.”

The Nominating and Corporate Governance Committee selects nominees for Directors on the basis of each candidate’s broad experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to the duties of our Board of Directors.  The Nominating and Corporate Governance Committee identifies possible nominees for a Director who meet specified objectives in terms of the composition of our Board of Directors that are established by law, the NYSE and/or our Board of Directors.  The only specified qualities and skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of our Directors to possess and the only specific standards for the overall structure and composition of our Board of Directors are those imposed by law and the NYSE or contained in our Corporate Governance Guidelines and the charters of the standing committees of our Board of Directors, such as independence, financial expertise and age.

Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee is to take into account such factors as geographic, occupational, gender, race and age diversity, among other factors, when identifying possible nominees for Director.  The Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the Directors on the Board when it selects nominees for Directors.  The Committee has noted that the Directors’ geographic locations, occupations, gender, race and age are reasonably diverse and, therefore, the diversity policy has been effective.  The diversity of Directors is one of the factors that the Nominating and Corporate Governance Committee considers, along with the other selection criteria described above.

The Nominating and Corporate Governance Committee utilizes various resources for identifying nominees for Directors, including, but not limited to, recommendations of our Directors, management and shareholders, the media, industry affiliations, government service and search firms.  The Nominating and Corporate Governance Committee evaluates nominees for Directors by assessing the nominees’ qualities, skills and potential contributions to our Board based on available information, against the qualities, skills and contributions sought and the current composition of our Board.

Indemnification Obligations

All but two of our current Directors are named defendants in at least one of the securities derivative lawsuits that have been filed related to us, and Kevin M. Modany, our Chief Executive Officer, and Daniel M. Fitzpatrick, our former Executive Vice President, Chief Financial Officer, are named defendants in those derivative lawsuits and in securities class action lawsuits that have been filed against us.  Messrs. Modany and Fitzpatrick have also been named as defendants in a civil enforcement action filed by the SEC against us. Our By-laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with actions and investigations.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
ITS FISCAL YEAR ENDING DECEMBER 31, 2016

The Audit Committee of our Board of Directors has appointed Deloitte to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016.  Deloitte has served as our independent registered public accounting firm since December 2014.

Although shareholder ratification of the selection of Deloitte to serve as our independent registered public accounting firm is not legally required, our Board of Directors has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to our shareholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Deloitte. If a majority of the shares represented at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Deloitte, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment, but still may retain that firm. Notwithstanding this selection, and the ratification of this selection by our shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.  No representatives of Deloitte are expected to be present at the meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.  Our management has the primary responsibility for our financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.  Deloitte, which is our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.  The Audit Committee has reviewed and discussed with our management and Deloitte the audited financial statements for our 2015 fiscal year.  The Audit Committee also has reviewed and discussed with our management and Deloitte our management’s report and Deloitte’s attestation report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards.  This discussion involved certain information relating to Deloitte’s judgments about the quality, not just the acceptability, of our accounting principles and included such other matters as are required to be discussed with the Audit Committee under standards established by the PCAOB.

The Audit Committee also has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from us and our management.  In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements for our 2015 fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit Committee
Jerry M. Cohen, Chair
John F. Cozzi
Joanna T. Lau
Thomas I. Morgan

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings.

Change in Independent Registered Public Accounting Firm

On October 29, 2014, PricewaterhouseCoopers (“PWC”) notified us that it would not stand for reappointment as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2014.  PWC indicated to us, however, that it expected to complete its reviews of our financial statements for the fiscal quarters ended March 31, 2014 and June 30, 2014.  As a result, PWC’s engagement ended effective upon our filing of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 on November 19, 2014.

The reports of PWC on our consolidated financial statements as of and for the years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PWC’s report on our consolidated financial statements as of and for the year ended December 31, 2013 was modified to include an emphasis of matter paragraph indicating that we are subject to risks and uncertainties including litigation, governmental investigations and increasing liquidity pressures that could affect amounts reported in our financial statements in future periods.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through November 19, 2014, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports, except for a disagreement relating to whether or not we were required to consolidate a variable interest entity (the “PEAKS Trust”) in its financial statements.  In connection with our submission of an inquiry to the Office of the Chief Accountant (the “OCA”) of the SEC related to whether the financial results of the PEAKS Trust should be consolidated in our consolidated financial statements and, if so, during which periods, we concluded that we were not required to consolidate the PEAKS Trust. PWC had evaluated the matter which was the subject of the submission to the OCA and concluded that we should consolidate the PEAKS Trust.  As previously reported, in June 2014, the Audit Committee of our Board of Directors determined that, beginning on February 28, 2013, we should have consolidated the PEAKS Trust in our consolidated financial statements.  As a result, the disagreement on this matter was resolved to PWC’s satisfaction.  The Audit Committee of our Board of Directors has discussed the subject matter of the disagreement with PWC, and we have authorized PWC to respond fully to the inquires of our successor independent registered public accounting firm concerning the subject matter thereof.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through November 19, 2014, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in our internal control over financial reporting as of December 31, 2013.  As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2013 as a result of four material weaknesses described below. Specifically, we did not maintain effective internal control related to:

•	the assessment of events that could affect the determination of whether we are the primary beneficiary of variable interest entities in which we hold a variable interest;
•	the assessment of the completeness and accuracy of the data maintained by the servicer of the private education loans that are owned by a variable interest entity that we were required to consolidate;
•
the review of assumptions and methodologies developed by third-party consultants to project guarantee obligations under a risk sharing agreement entered into by us on February 20, 2009 (the “CUSO RSA”) in connection with a private education loan program; and

•	the timely identification and communication of information relevant to the private education loan programs to those members of our management who are responsible for its financial reporting processes.

The control deficiency related to our assessment of events that could affect the determination of whether we are the primary beneficiary of a variable interest entity affected multiple line items in our financial statements. See Note 10 – Variable Interest Entities of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the effect that consolidating a variable interest entity beginning February 28, 2013 had on our consolidated financial statements. The control deficiency related to our failure to maintain effective internal controls over the data maintained by the servicer of the private education loans could have resulted in misstatements of the fair value of the private education loans upon consolidation of the variable interest entity and the amount of the allowance for loan losses. The control deficiency related to our review of assumptions and methodologies developed by consultants to project guarantee obligations under the CUSO RSA resulted in adjustments to our loss related to loan program guarantees, other liabilities and related financial disclosures during the preparation of our 2013 consolidated financial statements. The control deficiency related to the identification and communication of information is considered to have contributed to the other identified material weaknesses, as relevant information related to the private loan programs was not provided timely to those individuals responsible for our financial reporting processes or to our independent registered accountants.  The Audit Committee of our Board of Directors discussed the subject matter of the material weaknesses with PWC, and we authorized PWC to respond fully to the inquires of our successor independent registered public accounting firm concerning those material weaknesses.

We provided PWC with a copy of the foregoing disclosures.  A copy of PWC’s letter to the SEC dated November 20, 2014, regarding its agreement with the foregoing statements, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on November 20, 2014.

On November 17, 2014, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and interim quarterly periods beginning with the three and nine months ended September 30, 2014.  The Audit Committee appointed Deloitte following a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm.  Deloitte’s formal engagement commenced on December 1, 2014.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through November 17, 2014, neither we, nor anyone on our behalf, consulted Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth fees for services provided by Deloitte related to 2015 and 2014.  Deloitte was engaged as our independent registered public accounting firm in 2014, and did not provide any services to us in, or related to, the year ended December 31, 2013.   The following table also sets forth fees for services provided by PWC, our former independent registered public accounting firm, related to 2014.

	Deloitte & Touche LLP		PricewaterhouseCoopers LLP
Type of Service	2015	2014	2014
Audit	$1,570,000(1)	$2,476,934(2)	$250,000 (3)
Audit-Related	$ 63,775(4)	$ 0	$ 0
Tax	$ 354,443(5)	$ 0	$339,845(6)
All Other	$ 0	$ 0	$ 1,600(7)
____________

(1)           Represents fees for the following services associated with the audit or review of our financial statements:
•	auditing our annual consolidated financial statements for our 2015 fiscal year;
•	reviewing our consolidated financial statements included in our Quarterly Reports on Form 10-Q which were filed with the SEC in our 2015 fiscal year;
•	conducting reviews of our internal control over financial reporting and assisting with requirements related to internal control over financial reporting in 2015;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2015; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2015 fiscal year.
Those services were rendered in both the 2015 and 2016 calendar years.
(2)	Represents fees for the following services associated with the audit or review of our financial statements:
•	auditing our annual consolidated financial statements for our 2014 fiscal year;
•	reviewing our consolidated financial statements included in our Quarterly Report on Form 10-Q for the third quarter of 2014;
•	conducting reviews of our internal control over financial reporting and assisting with requirements related to internal control over financial reporting as of December 31, 2014;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2014; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2014 fiscal year.

Those services were rendered in both the 2014 and 2015 calendar years.

(3)	Represents fees for services associated with the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q for the first and second quarters of 2014.
(4)
Represents fees for services rendered in the period indicated that were related to the performance of the audit or review of our financial statements and were not reported as Audit services. The nature of those services included, without limitation:

•	financial statement audits of our employee benefit plans; and
•	assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:
•	consultations with us;
•	assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and
•	helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.
(5)	Represents fees for tax services rendered in the period indicated. The nature of those services included, without limitation:

•	the preparation and review of original and amended income, franchise and other tax returns with respect to federal, state and local tax authorities; and
•	tax advice and assistance related to statutory, regulatory or administrative developments, tax refund opportunities and transactions.
(6)	Represents fees for tax services rendered in the period indicated. The nature of those services included, without limitation:
•	the preparation and/or review of original and amended income, franchise and other tax returns with respect to federal, state and local tax authorities;
•	assistance with tax audits and appeals before federal, state and local tax authorities; and
•	tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities.
(7)	Represents fees for a subscription to PWC’s accounting research tool.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved by the Audit Committee. Under the Audit Committee’s policy, unless a type of service has received pre-approval by the Audit Committee without consideration of specific case-by-case services (“general pre-approval”), it requires specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor is necessarily determinative.

In deciding whether to pre-approve any audit and non-audit services, the Audit Committee is also mindful of the relationship between fees for audit and non-audit services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise and except that the pre-approvals related to an audit of our annual consolidated financial statements will last until that audit is completed. The Audit Committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by our independent registered public accounting firm to our management. The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chairperson of the Audit Committee with respect to any requests for services to be performed by our independent registered public accounting firm that cannot be delayed without inconvenience until the next scheduled Audit Committee meeting.

Pre-approval fee levels or budgeted amounts for all services to be provided by our independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding those levels or amounts require specific pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered. Our Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both our independent registered public accounting firm and Chief Financial Officer.

All of the fees reported in the table above as “Audit,” “Audit-Related,” “Tax” and “All Other” services were pre-approved by the Audit Committee.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include all services performed to comply with the standards of the PCAOB, including, without limitation, the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by our independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include services performed in connection with the independent registered public accounting firm’s report on internal control over financial reporting. The Audit Committee monitors the audit services engagement as necessary and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval of other audit services, which are those services that our independent registered public accounting firm reasonably can provide. Other audit services include:

•	statutory audits (such as federal and state student financial aid compliance audits) or financial audits for our subsidiaries or affiliates;
•	services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; and
•	consultations with our management concerning accounting, financial reporting or treatment of transactions or events.

Any audit services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Since the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others:

•	due diligence services pertaining to potential business acquisitions or dispositions;
•	consultations concerning accounting, financial reporting or disclosure treatment of transactions or events not classified as “audit services”;
•	assistance with understanding and implementing new and proposed accounting and financial reporting guidance from rulemaking authorities;
•	financial statement audits of employee benefit plans;
•	assistance with assessing the actual or potential impact of final or proposed rules, standards or interpretations from accounting authorities;
•	agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters;
•	attest services not required by statute or regulation;
•	information systems reviews not performed in connection with the financial statement audit;
•	subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements;
•	review of the effectiveness of the internal audit function;
•	general assistance with understanding and implementing requirements of SEC rules and stock exchange listing standards; and
•	consultations and audits in connection with acquisitions.

Any audit-related services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit-related services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Tax services include tax compliance, planning and advice, as well as tax only valuation services. Since the Audit Committee believes that the provision of tax services does not impair our independent registered public accounting firm’s independence, and the SEC has stated that the independent registered public accounting firm may provide such services, the Audit Committee believes it may grant general pre-approval to tax services. The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by our independent registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the IRC and related regulations. The Audit Committee will consult with our Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with the policy.

Any tax services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All tax services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

The Audit Committee believes, based on the SEC’s rules prohibiting the independent registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Any other services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC. These persons also are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during 2015, all of our executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

EXECUTIVE OFFICERS

The following is the biographical information with respect to our executive officers as of March 1, 2016. Unless otherwise specified, the occupation of each individual has been the same for the past five years.

Name	Age	Position
John E. Dean	65	Executive Chairman
Kevin M. Modany	49	Chief Executive Officer
Eugene W. Feichtner	60	President and Chief Operating Officer
Angela K. Knowlton	53	Senior Vice President, Controller and Treasurer (Principal Accounting Officer)
June M. McCormack	67	Executive Vice President and President, Online Division
Ryan L. Roney	43	Executive Vice President, Chief Administrative and Legal Officer and Secretary
Glenn E. Tanner	68	Executive Vice President, Chief Marketing Officer
Rocco F. Tarasi, III	44	Executive Vice President, Chief Financial Officer

John E. Dean has served as our Executive Chairman since August 4, 2014. Mr. Dean is an attorney who has specialized in higher education law since April 1985. Mr. Dean has served as a principal of Washington Partners, LLC, a public affairs firm, since June 2002.  Mr. Dean also was a partner at the Law Offices of John E. Dean from June 2005 through December 2015.  Mr. Dean has been a Director of ours since December 1994.

Kevin M. Modany has served as our Chief Executive Officer since April 2007.  Mr. Modany served as a Director of ours from July 2006 until August 4, 2014 and as our Chairman from February 2008 until August 4, 2014. He also served as our President from April 2005 through March 2009.

Eugene W. Feichtner has served as our President and Chief Operating Officer since August 2014. Mr. Feichtner served as an Executive Vice President and as President, ITT Technical Institute Division from April 2009 until August 2014. He served as our Senior Vice President, Operations from March 2004 through March 2009.

Angela K. Knowlton has served as our Senior Vice President, Controller and Treasurer since March 2010 and was designated as our principal accounting officer in November 2014. She served as our Vice President, Controller and Treasurer from February 2006 to March 2010.

June M. McCormack has served as an Executive Vice President since April 2009 and as our President, Online Division since May 2008.  Ms. McCormack also served as our Interim Chief Information Officer from May 2012 through November 2012 and from June 2013 through September 2013.

Ryan L. Roney has served as our Executive Vice President, Chief Administrative and Legal Officer and Secretary since July 2014. Mr. Roney served as the chief legal officer, executive vice president of business development and corporate secretary of Vistage International, Inc., a chief executive membership organization, from December 2012 until July 2014. Prior to that, he served as the chief ethics and compliance officer of Powerwave Technologies, Inc., a global supplier of end-to-end wireless solutions for wireless communications networks from June 2011 until November 2012. From October 2000 until March 2011, Mr. Roney served in various roles with Smiths Group, PLC, most recently as general counsel of Smiths Detection, a provider of regulated technology products and advanced services from August 2002 through March 2011.

Glenn E. Tanner has served as our Executive Vice President, Chief Marketing Officer since April 2009.  He served as our Senior Vice President, Marketing from April 2007 through March 2009.

Rocco F. Tarasi, III has served as our Executive Vice President, Chief Financial Officer since January 25, 2016, and prior to that, as our interim Chief Financial Officer beginning August 1, 2015.  He served as Senior Vice President, President – The Center for Professional Development from January 2013 until August 2015.  He served as our Vice President, Finance – Corporate Strategy and Development from October 2011 through January 2013.  Mr. Tarasi was the co-founder of BrainCredits Corporation, an education start-up, from August 2010 through October 2011, and served as managing director, policyIQ for Resources Global Professionals, a multinational professional services firm, from July 2003 through August 2010.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO ITT/ESI’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IN THIS PROXY STATEMENT

We are asking you to approve the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.  This proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to express their views on our executive compensation.  The vote on this say-on-pay proposal is not intended to address any specific element of compensation.  In accordance with the advisory vote conducted at the 2011 Annual Meeting of Shareholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes on an annual basis.  After the vote at this Annual Meeting, the next opportunity to vote on say-on-pay will occur in connection with our 2017 Annual Meeting of Shareholders.  The next advisory vote on the frequency of say-on-pay votes will be conducted at the 2017 Annual Meeting of Shareholders.

As discussed in more detail below in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract, retain and motivate skilled executives.  Based on its review of all of the elements of our executive officers’ compensation, the Compensation Committee found that the compensation paid to our executive officers in 2015 was reasonable in light of market practices and effective in fulfilling the Committee’s compensation objectives of competition, alignment with shareholder interests, and focus.

In early 2011, the Compensation Committee was required to make changes to our executive compensation program as a result of the Incentive Compensation Prohibition regulations affecting our industry that were issued by the ED and generally prohibit us from providing any commission, bonus or other incentive payment based in any part, directly or indirectly, upon student enrollments or the award of financial aid.  As a result, while it would prefer to base executive compensation on performance-related metrics, the risk of violating the Incentive Compensation Prohibition prevented, and will prevent, the Committee from basing compensation amounts or adjustments on individual or company performance.  The Compensation Committee will continue to monitor the Incentive Compensation Prohibition.  In November 2015, the ED announced that it had reconsidered its interpretation of the applicable law and no longer interprets the Incentive Compensation Prohibition to prohibit compensation based on students’ graduation from or completion of their educational programs.  As a result, in January 2016, the Compensation Committee determined to continue the short-term compensation element of executive compensation, and it established the management objectives for 2016 under such element, to include an objective based on the graduation rate of ITT Technical Institute students.

The Compensation Committee also determined, after consulting with regulatory counsel, that it does not believe that the Incentive Compensation Prohibition prohibits compensation related to the attainment of management objectives that are not based in any part, directly or indirectly, on success in enrolling students or the award of financial aid to students.  As a result, in each of early 2012 through 2016, the Committee established a short-term compensation component for our executive officers which was or will be paid if certain management objectives are satisfied during that year.  These management objectives, which are described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, are not in any way related to the enrollment of students or the award of financial aid.

In setting compensation for 2016, our Compensation Committee considered the fact that, at the 2015 Annual Meeting of Shareholders, our shareholders approved the compensation paid to our Named Executive Officers as disclosed in the Proxy Statement for our 2015 Annual Meeting, and that the votes cast for that advisory proposal totaled approximately 72% of the shares represented at the 2015 Annual Meeting and entitled to vote. The Committee noted that this level of support was lower than the 84% level of support for the same proposal at the 2014 Annual Meeting of Shareholders, but that it still reflected general satisfaction with our executive compensation program in light of the limitations imposed by the Incentive Compensation Prohibition.  The Committee also considered discussions that our Chief Executive Officer and Chief Administrative and Legal Officer had prior to the 2015 Annual Meeting with certain of our shareholders that own a significant percentage of our common stock regarding our executive compensation program and any concerns that such shareholders had related to it.  We were told by some of those shareholders that while they would prefer that we base executive compensation on performance-related metrics, as we did prior to 2011, they understand that we have concluded that to do so would present a significant risk of violating the Incentive Compensation Prohibition.  Some of those shareholders also expressed their support for the Compensation Committee’s objective that the compensation of executives be reflective of the competitive marketplace in an effort to attract, retain and motivate talented executives.

Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the Annual Meeting:

"Resolved, that the compensation paid to ITT Educational Services, Inc.'s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is approved."

As an advisory vote, the outcome of the vote on this Proposal Three will not be binding on us, our Board of Directors or our Compensation Committee.  However, as was the case with the results of the say-on-pay vote at the 2015 Annual Meeting of Shareholders, our Compensation Committee will consider the outcome of this year's vote when evaluating our executive compensation principles and practices and making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends a vote FOR the approval of the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, in this Proxy Statement.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This discussion explains the compensation program for our executives, including the Named Executive Officers. The individuals included as Named Executive Officers in this document are:

•	Kevin M. Modany, who served as our Chief Executive Officer during all of 2015;
•	Rocco F. Tarasi, III, who has served as our Chief Financial Officer since August 1, 2015;
•	Daniel M. Fitzpatrick, who served as our Chief Financial Officer during 2015 until July 31, 2015; and
•	John E. Dean, Eugene W. Feichtner and Ryan L. Roney, who were our three other most highly compensated executive officers during 2015.

Mr. Modany has served as our Chief Executive Officer since April 2007.  In August 2014, Mr. Modany notified our Board of Directors of his resignation as a Director and as Chairman of the Board, and of his intention to resign as our Chief Executive Officer.  On August 4, 2014, we entered into a letter agreement with Mr. Modany (the “2014 Letter Agreement”), pursuant to which Mr. Modany agreed to remain our Chief Executive Officer for a period ending on February 4, 2015, which period was subsequently extended to December 31, 2015.  In early to mid-December 2015, members of our Compensation Committee and full Board began discussing potential alternatives following December 31, 2015, including whether to further extend the 2014 Letter Agreement or to enter into an alternative arrangement with Mr. Modany.  On December 31, 2015, Mr. Modany informed us of the rescission of his notice to resign from the Chief Executive Officer position.  In connection with Mr. Modany’s rescission of his resignation notice, our Board of Directors determined that it was in the best interests of our company and our shareholders to retain Mr. Modany as our Chief Executive Officer.  On December 31, 2015, the Compensation Committee approved a new severance compensation arrangement with Mr. Modany, which was documented in a new letter agreement between us and Mr. Modany (the “New Modany Letter Agreement”).  The New Modany Letter Agreement terminates the 2014 Letter Agreement in its entirety.  The New Modany Letter Agreement provides that in certain employment termination circumstances outside of a change in control situation, Mr. Modany will be entitled to receive two times the sum of his base salary plus his target short-term compensation amount for that year.  The New Modany Letter Agreement did not make any modifications to Mr. Modany’s then current base salary, short-term compensation terms, or other compensation arrangements, including participation in the Senior Executive Severance Plan.  See “—Compensation Elements—Potential Payments Upon Termination of Employment or a Change In Control of Us—Modany Letter Agreements” and “—Compensation Elements—Potential Payments Upon Termination of Employment or a Change In Control of Us—Senior Executive Severance Plan.”

Mr. Dean has been a Director of ours since 1994, and in August 2014, he became our Executive Chairman of the Board.  As Executive Chairman, Mr. Dean is an employee and executive officer of ours, and therefore he was considered along with our other executive officers in the determination of the Named Executive Officers for 2015.  Mr. Dean’s compensation as Executive Chairman was determined by the Compensation Committee separately from the compensation of the other Named Executive Officers, and he is not a participant in the short-term compensation element of our executive compensation program, he is not eligible for perquisites from us, and he is not a participant in any of our employee benefit programs or plans, other than the ESI 401(k) Plan and statutorily-mandated employee benefits (such as worker’s compensation coverage).  As a result, in this discussion, Mr. Dean’s compensation is described separately from the descriptions of the compensation programs and determinations applicable to our other executive officers, including the other Named Executive Officers.

This discussion describes the following:
•	the objectives of our compensation program;
•	what our compensation program is designed to reward;
•	each element of compensation;
•	why we choose to pay each compensation element;
•	how we determine the amount to pay and, where applicable, the formula with respect to each compensation element;
•	how each compensation element and our decisions regarding that element relate to our overall compensation objectives and affect our decisions regarding other compensation elements; and
•
our consideration of the results of the most recent shareholder advisory vote on the compensation of our Named Executive Officers and any related effect on our executive compensation policies and decisions.

 Executive Summary. Our executive compensation program is designed to attract, retain and motivate skilled executives. Based on its review of all of the elements of our executive officers’ compensation, the Compensation Committee found that the compensation paid to our executive officers in 2015 was reasonable in light of market practices and effective in fulfilling the Committee’s compensation objectives, as described below. See “—Compensation Objectives.”

In 2011, the Compensation Committee was required to make changes to our executive compensation program as a result of the Incentive Compensation Prohibition affecting our industry that severely limits the types of, and bases for awarding, compensation to employees of postsecondary education institutions, like us. The ED defined this prohibition on incentive compensation to include anything of value for services rendered (other than a fixed salary or wage) that is:
•	based in any part, directly or indirectly, on success in enrolling students or the award of financial aid to students; and
•	provided to any employee who undertakes recruiting or admitting of students, makes decisions about and awards federal student financial aid, or has responsibility for any such activities.

The limiting language of the Incentive Compensation Prohibition is very broad and the ED has not provided sufficient guidance on the breadth or scope of the regulations. As a result, we determined that the Incentive Compensation Prohibition could be interpreted to cover all of our employees (including our executive officers) and to prohibit the payment of compensation based on any performance-related metric, including common performance metrics such as earnings, earnings per share and total shareholder return since such metrics are driven by student enrollment and amounts received from financial aid. We reached this conclusion after consulting with regulatory counsel and considering that any alternative conclusion would involve a high level of risk for our company. An institution that is found to be in noncompliance with the Incentive Compensation Prohibition could face significant monetary penalties, limitations on its operations and/or termination of its eligibility to participate in all federal student financial aid programs.

In 2011, the Compensation Committee determined that, while it would prefer to continue to base executive compensation on performance-related metrics, the risk of violating the Incentive Compensation Prohibition prevented, and would prevent, the Committee from basing compensation amounts or adjustments on individual or company performance after the July 1, 2011 effective date of the Incentive Compensation Prohibition. The Compensation Committee recognized that, while the short- and long-term performance of both the individual executive officers and our company would no longer be used in compensation decisions, such performance would be reviewed by the full Board of Directors when evaluating the continued employment of each executive officer. The Compensation Committee determined that it would continue to be guided by the following objectives in determining the compensation of our executives:
•	competition;
•	alignment with shareholder interests; and
•	focus.

As a result of the prohibition on basing any portion of the executives’ compensation on performance, the Compensation Committee did not establish an annual bonus program for 2015, but it did establish a short-term compensation element based on certain management objectives in 2015. As a result, in order to achieve the objectives noted above, the Compensation Committee used the following compensation elements as part of the 2015 executive compensation program, as described in more detail below under “—Compensation Elements”:
•	base salary;
•	short-term compensation;
•	an annual grant of equity compensation;
•	employee benefits;
•	perquisites; and
•	qualified retirement savings.

Compensation Objectives. The Compensation Committee is guided by the following objectives in determining the compensation of our executives:
•	Competition. The Committee believes that compensation should reflect the competitive marketplace in order for us to attract, retain and motivate talented executives.
•	Alignment with Shareholder Interests. Compensation should include equity-based compensation awards in order to align the executives’ interests with those of our shareholders.
•
Focus. The Committee believes that certain elements of compensation should provide some security to our executives to allow them to continue to focus on our financial and operating results, their individual performance and their job responsibilities.

 Compensation Elements. The elements of our compensation program, a description of the purpose of each element and the objectives that each element supports are shown in the table below. See “– Compensation Objectives.”

Compensation Element	Purpose	Link to Compensation Objectives

Base Salary	Fixed cash component used to help us attract, motivate and retain our executives.	•Competition •Focus

Short-Term Compensation	Variable cash component used to help us motivate and retain our executives.	•Competition •Focus

Equity-Based Compensation (e.g., Time-Based Stock Options and/or Restricted Stock Unit Awards)	Used to promote equity ownership by our executives. Aligns the executives’ interests with those of our shareholders.	•Competition •Alignment with Shareholder Interests •Focus

Qualified Retirement Savings (i.e., 401(k) Plan Contributions)	Used to help us provide stable compensation and some security to our executives, in order to help them save for retirement on a tax-deferred basis.	•Competition •Focus

Nonqualified Deferred Compensation	Provided some security to our executives and helped them save a portion of their compensation for retirement on a tax-deferred basis.	•Deferrals and contributions are no longer made under these plans.

Pension Benefits (i.e., Qualified and Nonqualified Retirement Plan Earnings)	Allowed executives to focus on their job responsibilities while employed and provided some security upon retirement.	•Benefit accruals under our pension plans were frozen as of March 31, 2006.

Employee Benefits	Provides stable compensation and some security to our executives, in order to allow them to focus on their job responsibilities.	•Competition •Focus

Perquisites	Used to recognize our executives based on their responsibilities and to help us attract, motivate and retain our executives.	•Competition

Potential Payments Upon Termination of Employment or a Change in Control of Us
Provides for payments in connection with a change in control and/or involuntary termination of employment.

Provides some security to our executives to help them focus on their job responsibilities and to encourage them to remain employed with us during a critical time of a potential change in control.
•Competition •Alignment with Shareholder Interests •Focus

2015 Compensation

Base Salary.  Salaries provide a necessary element of stability in the total compensation program and, as such, are not subject to variability. Salaries are set and administered to reflect the value of the job in the marketplace. In January 2015, the Compensation Committee determined not to make any changes to the annual base salaries for 2015 for any of the Named Executive Officers (other than Mr. Feichtner) based on the current market and business conditions and inflationary considerations.  The Committee did not utilize or review specific peer group comparator information related to that determination.  As previously disclosed, the Compensation Committee had approved an increase in Mr. Feichtner’s base salary from $319,411 in 2014 to $400,000 in 2015, to be effective as of February 9, 2015 (the date in 2015 that other employees at our headquarters received compensation adjustments), as a result of the increased duties and responsibilities assumed by Mr. Feichtner in connection with his appointment as our President and Chief Operating Officer in August 2014.

In connection with his appointment as Executive Chairman in August 2014, the Compensation Committee approved an annual base salary for Mr. Dean of $575,000.  At the request of the Compensation Committee, Willis Towers Watson conducted a market comparison review of the base salary amounts for similar executive chairman positions.  Willis Towers Watson advised the Compensation Committee that the base salary amount for Mr. Dean was reasonable and within the range of market comparisons.  The letter agreement that we entered into with Mr. Dean on August 4, 2014 (the “Dean Letter Agreement”) established this amount as the annual base salary for Mr. Dean while he remains employed as our Executive Chairman.  As a result, the Compensation Committee did not make any changes to Mr. Dean’s base salary for 2015.

Short-Term Compensation. In January 2015, the Compensation Committee established a short-term compensation element for our executive officers (other than Mr. Dean, due to his position as Executive Chairman, and Mr. Modany, due to his previously-announced intention to resign from the company) that would be payable in early 2016, if certain management objectives (the “2015 Management Objectives”) were accomplished during 2015. On July 27, 2015, the Compensation Committee established a short-term compensation opportunity for Mr. Modany related to 2015.  The Compensation Committee had not included Mr. Modany in our 2015 short-term compensation element in January 2015 when it established that element for other executive officers, due to the fact that, at that time, it was expected that Mr. Modany would not be serving as our Chief Executive Officer for any extended period of time in 2015 due to his announced resignation.  In July 2015, the Compensation Committee recognized that Mr. Modany continued to serve in the role of Chief Executive Officer for longer than originally anticipated, and had diligently worked toward the 2015 Management Objectives.  As a result, the Compensation Committee approved Mr. Modany’s participation in the same short-term compensation arrangement as the other executive officers.

On July 27, 2015, the Compensation Committee approved a modified short-term compensation opportunity for Mr. Fitzpatrick.  Mr. Fitzpatrick previously was eligible for a short-term compensation payment related to the 2015 Management Objectives, but he would have had to have been employed by us on the payment date of the short-term compensation in early 2016.  Since Mr. Fitzpatrick’s employment with us ended prior to that time, Mr. Fitzpatrick would not have received any payment related to the 2015 short-term compensation arrangement.  The Compensation Committee recognized Mr. Fitzpatrick’s contributions in 2015, and determined to provide him with a pro-rated short-term compensation opportunity related to the 2015 Management Objectives, based on the period of his service as an employee in 2015.

The 2015 Management Objectives were not in any way related to the enrollment of students or the award of financial aid to avoid violating the Incentive Compensation Prohibition. Instead, the 2015 Management Objectives consisted of various business objectives that relate to certain initiatives that are part of our strategic plan. The 2015 Management Objectives and their relative weightings are as follows:

	Management Objectives	Weight
1.	Resolve certain outstanding legal and regulatory matters involving the company.	20%
2.	Optimize the total number of contact hours in the first academic quarter of the ITT Technical Institutes’ program offerings.	20%
3.	Effect matters relating to the third-party loan servicing organizations for the private education loan programs.	15%
4.	Improve the 2015 ITT Technical Institute quarterly student evaluation average score.	15%
5.	Reduce the current and future carrying cost and collateralization of the letter of credit that the company is required to post for the benefit of the U.S. Department of Education.	10%
6.	Improve the average NCLEX score of the 2015 graduates of the Breckinridge School of Nursing and Health Sciences nursing program.	10%
7.	Acquire a training company to support strategic initiatives associated with The Center for Professional Development at ITT Technical Institute.	5%
8.	Obtain requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to offer a dual high school diploma and associate degree program.	5%

On January 25, 2016, the Compensation Committee reviewed the results of the 2015 Management Objectives and determined the extent to which each of the 2015 Management Objectives was accomplished by our executive officers in 2015. The Committee assigned zero to five points to each 2015 Management Objective, based on its determination of the extent to which the objective was accomplished. The number of points assigned to each 2015 Management Objective was multiplied by the weight associated with that 2015 Management Objective, resulting in a weighted number of points for that 2015 Management Objective. The weighted number of points for all of the 2015 Management Objectives were added together, resulting in a total number of weighted points. The following table sets forth the maximum short-term compensation percentage associated with each range of the total number of weighted points that could be assigned to the 2015 Management Objectives by the Compensation Committee:

Total Weighted Points	Maximum Short-Term Compensation Percentage
4.76 - 5.00	200.0%
4.51 - 4.75	187.5%
4.26 - 4.50	175.0%
4.01 - 4.25	162.5%
3.76 - 4.00	150.0%
3.51 - 3.75	137.5%
3.26 - 3.50	125.0%
3.01 - 3.25	112.5%
2.76 - 3.00	100.0%
2.51 - 2.75	87.5%
2.26 - 2.50	75.0%
2.01 - 2.25	62.5%
1.76 - 2.00	50.0%
1.51 - 1.75	41.7%
1.26 - 1.50	33.3%
1.00 - 1.25	25.0%

Based on the Committee’s determination of the extent to which each of the 2015 Management Objectives was accomplished, the total number of weighted points for the 2015 Management Objectives was 2.10. That total number of weighted points corresponds to a maximum short-term compensation percentage of 62.5%, based on the above table.

To determine the maximum short-term compensation amount that an officer could receive, the Committee multiplied the maximum short-term compensation percentage (determined as described above) by a standard short-term compensation percentage of annualized base salary, ranging from 32% to 100%, with the percentage depending on the officer’s position, and then multiplied that result by the officer’s annualized base salary.  The Committee utilized the annualized base salary as of December 31, 2015 for Messrs. Modany, Tarasi, Feichtner and Roney, and as of September 2, 2015 for Mr. Fitzpatrick. The Committee used Mr. Fitzpatrick’s base salary rate as of that date, because that was last day of his employment with us in 2015. The following table sets forth the 2015 standard short-term compensation percentage of annualized base salary for each of the Named Executive Officers who were participants in the 2015 short-term compensation element:

Named Executive Officer	2015 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Rocco F. Tarasi, III	50/65%(1)
Daniel M. Fitzpatrick	65%
Eugene W. Feichtner	70%(2)
Ryan L. Roney	65%
__________
(1)
Mr. Tarasi’s standard short-term compensation percentage was 50% with respect to the seven months of 2015 that he served as our Senior Vice President, President – The Center for Professional Development, and was 65% with respect to the five months of 2015 that he served as our Executive Vice President, Interim Chief Financial Officer.  The 2015 short-term compensation payment to Mr. Tarasi, as set forth below, reflected the use of these two standard short-term compensation percentages as applicable.

(2)	Reflects an increase from the prior year, due to Mr. Feichtner’s appointment as our President and Chief Operating Officer in August 2014.

An executive officer’s actual short-term compensation payment, however, could be more or less than the officer’s potential short-term compensation amount as calculated as described above. An executive officer’s actual short-term compensation amount also took into consideration the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2015 Management Objective.

The Committee did not make any further adjustments to any of the Named Executive Officers’ 2015 short-term compensation from the amounts calculated as described above.

On January 25, 2016, the Compensation Committee approved the payment of the 2015 short-term compensation amount in cash to each of the Named Executive Officers, other than Mr. Dean, as follows:

Named Executive Officer	2015 Short-Term Compensation Payment	2015 Short-Term Compensation Payment as a Percentage of 2015 Annualized Base Salary
Kevin M. Modany	$515,048	62.5%
Rocco F. Tarasi, III	$ 77,854	35.2%
Daniel M. Fitzpatrick	$112,348 (1)	27.3%
Eugene W. Feichtner	$174,999	43.7%
Ryan L. Roney	$146,250	40.6%
 ____________
(1)	Pro-rated payment amount based on the period of Mr. Fitzpatrick’s service as an employee in 2015, as described above.

On January 26, 2015, the Compensation Committee also approved an additional bonus payment of $100,000 to Mr. Fitzpatrick in recognition of his significant efforts and time spent on company matters in 2014.  That additional bonus payment amount is not included in the amount of Mr. Fitzpatrick’s 2014 or 2015 short-term compensation payment, because it was a discretionary payment that was not part of the short-term compensation element in either year.

Mr. Dean was not a participant in the 2015 short-term compensation element, and he did not receive any discretionary or other bonus payments from us related to 2015.

Equity-Based Compensation. The Compensation Committee believes that equity-based compensation should be a major component of the total compensation for executives. The Committee believes that the use of equity in the payment of compensation enhances our executives’ commitment to our company over the long-term, because the value of equity-based compensation awards, such as time-based stock options, restricted stock and RSUs, helps align the executives’ interests with those of our shareholders. The type and value of the equity-based compensation awards vary based on the executive’s level and type of responsibilities.

In January 2015, the Compensation Committee approved an award of the same number of shares subject to equity awards to each executive that it had awarded in the prior year, except in the cases of: (i) Mr. Modany, who did not receive a 2015 equity grant due to his previously-announced intention to resign from the company; (ii) Mr. Feichtner, whose 2015 equity grant was increased due to the increased duties and responsibilities assumed by him in connection with his appointment as our President and Chief Operating Officer in August 2014; and (iii) Mr. Dean, who did not receive a 2015 equity award in connection with his service as our Executive Chairman.  Due to the fact that our stock price was significantly lower at the time of the grant in 2015 than in 2014, the award of the same number of shares in 2015 as in 2014 resulted in a much lower grant date fair value of the equity awards received by the executives in 2015 compared to 2014.  Due to the fact that we were not current in our filings with the SEC at the time of the Committee’s approval, the Committee determined that the effective grant date of the equity awards would be the third trading day following the date that we became current in our filings with the SEC (unless within that three trading day period, we again became no longer current in our filings with the SEC).  In May 2015, the Committee determined that the equity awards to be granted to executive officers in 2015 would vest in equal installments over a three year period, beginning on the first anniversary of the date on which the equity awards would have been granted, had we been current in our filings with the SEC, which date was February 9, 2015.

In July 2015, in connection with Rocco F. Tarasi’s appointment as our interim Chief Financial Officer, the Compensation Committee approved an award of RSUs to Mr. Tarasi, with a value of $50,000 based on the closing price of our common stock on the effective grant date.  The effective grant date was August 6, 2015, and 16,667 RSUs were granted to Mr. Tarasi on that date.

In 2015, Ryan L. Roney received two sets of equity awards, one consisting of stock options and RSUs as part of the annual grant of equity-based compensation to executives in 2015, as described above, and the other consisting of stock options and RSUs as part of his new hire compensation package.  Mr. Roney began his employment with us in July 2014, and in connection therewith, the Compensation Committee approved an award of 5,208 stock options and 2,344 RSUs to Mr. Roney, which would vest over a three-year period.  Although the Compensation Committee approved these new-hire equity awards to Mr. Roney in July 2014, because we were not current in our filings with the SEC at that time, the Committee determined that the effective grant date of the equity awards would be the third trading day following the date on which we became fully current in our filings with the SEC, as long as we remained current as of the grant date.  In May 2015, the Compensation Committee determined that the equity awards to be granted to Mr. Roney in connection with his hire in 2014 would begin to vest on July 7, 2015, which was the first anniversary of the date on which his employment commenced.

The following table sets forth information about the stock options and RSUs that were granted under the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan (the “Amended 2006 Plan”) effective June 17, 2015 to each Named Executive Officer, other than Messrs. Modany and Dean, and as of August 6, 2015 for the additional grants to Mr. Tarasi, as described above.

	Stock Options			RSUs
Named Executive Officer	Number of Securities Underlying Option Granted	Exercise Price	Expiration Date	Number of RSUs	Grant Date (1)	Date Compensation Committee Took Action
Rocco F. Tarasi, III	5,000 (2)	$4.91	06/17/22	2,250 (3)	06/17/15	01/26/15 (4)
Rocco F. Tarasi, III	N/A	N/A	N/A	16,667(5)	08/06/15	07/27/15(6)
Daniel M. Fitzpatrick	15,000 (2)	$4.91	06/17/22	6,750 (3)	06/17/15	01/26/15 (4)
Eugene W. Feichtner	17,500 (2)	$4.91	06/17/22	7,875 (3)	06/17/15	01/26/15 (4)
Ryan L. Roney	12,500 (2)	$4.91	06/17/22	5,625 (3)	06/17/15	01/26/15 (4)
Ryan L. Roney	5,208 (7)	$4.91	06/17/22	2,344 (8)	06/17/15	07/21/14 (9)
_____________
(1)	The effective date of the stock option and RSU grants.
(2)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on June 17, 2015, the effective date of the grant. One-third of the option is exercisable on each of February 9, 2016, February 9, 2017 and February 9, 2018.

(3)	The period of restriction for this RSU grant lapses in thirds on each of February 9, 2016, February 9, 2017 and February 9, 2018.
(4)
These stock option and RSU grants were initially approved by the Compensation Committee during a Committee meeting on January 26, 2015, their vesting commencement date was approved by the Compensation Committee during a Committee meeting on May 20, 2015, and they had an effective grant date of June 17, 2015.

(5)	The period of restriction for this RSU grant lapses in thirds on each of August 6, 2016, 2017 and 2018.
(6)	This RSU grant was approved by the Compensation Committee during a Committee meeting on July 27, 2015.
(7)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on June 17, 2015, the effective date of the grant. One-third of the option is exercisable on each of July 7, 2015, July 7, 2016 and July 7, 2017.

(8)	The period of restriction for this RSU grant lapses in thirds on each of July 7, 2015, July 7, 2016 and July 7, 2017.
(9)
These stock option and RSU grants were initially approved by the Compensation Committee during a Committee meeting on July 21, 2014, their vesting commencement date was approved by the Committee during a Committee meeting on May 20, 2015, and they and had an effective grant date of June 17, 2015.

2016 Compensation.

Base Salary. In January 2016, the Compensation Committee determined not to make any changes to the annual base salaries for any of the Named Executive Officers (other than Mr. Tarasi) based on the current market and business conditions.  The Compensation Committee approved an increase in Mr. Tarasi’s base salary from $221,450 in 2015 to $350,000 in 2016, to be effective as of February 8, 2016 (the date in 2016 that other employees at our headquarters received compensation adjustments), as a result of the increased duties and responsibilities assumed by Mr. Tarasi in connection with his appointment as our Chief Financial Officer.  Mr. Tarasi’s 2016 base salary amount was based on the Committee’s review of peer group comparator information for similar positions.

In March 2016, the Compensation Committee discussed and approved a reduction in Mr. Dean’s annual base salary from $575,000, as provided in the Dean Letter Agreement, to $200,000.  On March 12, 2016, we and Mr. Dean entered into an Amendment No. 1 to the Dean Letter Agreement (the “Dean Amendment”), pursuant to which the Dean Letter Agreement was amended to change Mr. Dean’s annual base salary thereunder to $200,000.

The following table sets forth the annualized base salary information for each of the Named Executive Officers (other than Mr. Fitzpatrick) as of February 8, 2016 (except for Mr. Dean’s base salary, which is as of March 12, 2016).  As noted above, 2016 was the second consecutive year with no base salary increases for the Named Executive Officers, other than in connection with promotions.

Named Executive Officer	2016 Annualized Base Salary	Dollar Increase/ (Decrease) From Prior Year	Percentage Increase/ (Decrease) From Prior Year
Kevin M. Modany	$824,076	$ 0	0%
Rocco F. Tarasi, III	$350,000	$ 128,550	58.0%
John E. Dean	$200,000	$(375,000)	(65.2)%
Eugene W. Feichtner	$400,000	$ 0	0%
Ryan L. Roney	$360,000	$ 0	0%

Short-Term Compensation. In January 2016, the Compensation Committee established a short-term compensation element for our executive officers (other than Mr. Dean) that will be payable in early 2017, if certain management objectives (the “2016 Management Objectives”) are accomplished during 2016. As with the 2015 Management Objectives, the 2016 Management Objectives are not in any way related to the enrollment of students or the award of financial aid to avoid violating the Incentive Compensation Prohibition. Instead, the 2016 Management Objectives consist of various business objectives that relate to certain initiatives that are part of our strategic plan. The 2016 Management Objectives and their relative weightings are as follows:

Management Objectives	Weight
1. Resolve (through settlement or otherwise) outstanding legal and regulatory matters involving the company	20%

2. Increase the 2016 weighted average graduation rate for ITT Technical Institute (calculated utilizing a completion period equal to 1.5 times the anticipated program duration for a full-time student)	20%

3. Improve the 2016 ITT Technical Institute quarterly student evaluation average score	10%

4. Improve the average NCLEX score of the 2016 graduates of the Breckinridge School of Nursing and Health Sciences nursing program	10%

5. Establish relationships with Corporate Partners to deliver customized corporate training and other educational services	10%

6. Design, develop and obtain the necessary regulatory authorizations to offer an alternative delivery methodology for an accredited degree program	10%

7. Design, develop and implement a revised marketing and advertising campaign for ITT Technical Institute	10%

8. Obtain the requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to offer new diploma and/or degree programs	5%

9. Obtain the requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to open new campus locations	5%

The determination of the extent to which the 2016 Management Objectives are accomplished by our executive officers will be made by the Compensation Committee in early 2017. The Committee intends to assign zero to five points to each 2016 Management Objective, based on the extent to which the Committee determines the objective was accomplished. The number of points assigned to each 2016 Management Objective will be multiplied by the weight associated with that 2016 Management Objective, resulting in a weighted number of points for that 2016 Management Objective. The weighted number of points for all of the 2016 Management Objectives will be added together, resulting in a total number of weighted points. The following table sets forth the maximum short-term compensation percentage that is associated with each range of the total number of weighted points that are assigned to the 2016 Management Objectives by the Compensation Committee:

Total Weighted Points	Maximum Short-Term Compensation Percentage
4.76 - 5.00	200.0%
4.51 - 4.75	187.5%
4.26 - 4.50	175.0%
4.01 - 4.25	162.5%
3.76 - 4.00	150.0%
3.51 - 3.75	137.5%
3.26 - 3.50	125.0%
3.01 - 3.25	112.5%
2.76 - 3.00	100.0%
2.51 - 2.75	87.5%
2.26 - 2.50	75.0%
2.01 - 2.25	62.5%
1.76 - 2.00	50.0%
1.51 - 1.75	41.7%
1.26 - 1.50	33.3%
1.00 - 1.25	25.0%

To determine the maximum short-term compensation amount that an officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2016, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The Committee believes that the current short-term compensation element is working effectively (given the Incentive Compensation Prohibition limitations), and therefore, the Committee did not modify the standard short-term compensation percentage of annualized base salary for the Named Executive Officers, other than in connection with promotions.  The following table sets forth the 2016 standard short-term compensation percentage of annualized base salary as of December 31, 2016 for each of the Named Executive Officers who currently are participants in the 2016 short-term compensation element:

Named Executive Officer	2016 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Rocco F. Tarasi, III	65%
Eugene W. Feichtner	70%
Ryan L. Roney	65%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation amount as calculated as described above. An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2016 Management Objective. Any 2016 short-term compensation payment will be made in cash. The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

Equity-Based Compensation. In January 2016, the Compensation Committee discussed awarding the same number of shares subject to equity awards to each executive that it had awarded in the prior year, but noted that, due to the current trading price of our common stock, the value of those equity-based awards would be well below the value of equity awards granted by our comparator companies to their senior executives.  The Committee discussed that, based on the current trading price of our common stock, it would not be possible to grant a sufficient number of equity-based awards to reach the target value level, without resulting in shareholder dilution issues.  Based on those discussions, the Committee determined to grant to each executive a 2016 annual equity award consisting of 1.5 times the number of RSUs and the same number of stock options that, in each case other than Mr. Modany, were included in the 2015 annual equity award for such position or, in Mr. Modany’s case, were included in his 2014 annual equity award since he did not receive any equity awards in 2015.  The Committee recognized that this would still result in the value of the equity awards being less than the target positioning relative to peer companies, but would provide some additional compensation for our executives who continue to work diligently during challenging times.

The following table sets forth information about the stock options and RSUs that were granted under the Amended 2006 Plan effective March 18, 2016 to each Named Executive Officer, other than Mr. Dean and Mr. Fitzpatrick, as described above.

	Stock Options			RSUs
Named Executive Officer	Number of Securities Underlying Option Granted	Exercise Price	Expiration Date	Number of RSUs	Grant Date (1)	Date Compensation Committee Took Action (2)
Kevin M. Modany	62,500 (3)	$3.57	3/18/23	42,188 (4)	3/18/16	01/25/16
Rocco F. Tarasi, III	15,000 (3)	$3.57	3/18/23	10,125 (4)	3/18/16	01/25/16
Eugene W. Feichtner	17,500 (3)	$3.57	3/18/23	11,813 (4)	3/18/16	01/25/16
Ryan L. Roney	12,500 (3)	$3.57	3/18/23	8,438 (4)	3/18/16	01/25/16
_____________
(1)	The effective date of the stock option and RSU grants.
(2)	The stock option and RSU grants were approved by the Compensation Committee during a Committee meeting on January 25, 2016, and had an effective grant date of March 18, 2016.
(3)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on March 18, 2016, the effective date of the grant. One-third of the option is exercisable on the anniversary date of the grant in each of the years 2017, 2018 and 2019.

(4)	The period of restriction for this RSU grant lapses in thirds on the anniversary date of the grant in each of the years 2017, 2018 and 2019.

Other Elements of Compensation

Retirement Plans

Qualified Retirement Savings. Our executives participate in our ESI 401(k) Plan, a qualified defined contribution plan, that is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

Nonqualified Deferred Compensation. Due to federal limitations that preclude our highly-compensated employees from fully participating in the ESI 401(k) Plan, we established the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management, including executive officers. We froze the ESI Excess Savings Plan, effective for plan years beginning on and after January 1, 2008, such that executives may no longer make elective deferrals and we no longer make contributions under the ESI Excess Savings Plan. Amounts previously credited to an executive under the ESI Excess Savings Plan, however, continue to accrue interest in accordance with the terms of the ESI Excess Savings Plan until those amounts are distributed pursuant to the plan’s terms. See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.”

In addition, we established the ESI Executive Deferred Bonus Compensation Plan (the “Deferred Bonus Plan”), an unfunded, nonqualified deferred compensation plan, for a select group of our management and highly-compensated employees, including the Named Executive Officers. The Deferred Bonus Plan allows eligible employees to defer payment of all or a portion of his or her annual bonus compensation and to earn interest on any annual bonus compensation payable in the form of cash and deferred under the plan. Since the Committee did not establish an annual bonus award component of executive compensation for 2015, executives did not receive any compensation that they could elect to defer under the Deferred Bonus Plan with respect to 2015. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

The terms of the ESI Excess Savings Plan and the Deferred Bonus Plan, including the interest rate on the earnings on the Named Executive Officers’ account balances under each plan, are based on common and typical terms and types of nonqualified deferred compensation plans that had been adopted by other publicly traded companies at the time that we adopted those plans.

Pension Benefits. Pension benefits provide retirement compensation that is based on the salary and bonus compensation paid to the employee during his or her employment. We froze the benefit accruals under the ESI Pension Plan and ESI Excess Pension Plan for all participants in the plans on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006. Participants do, however, continue to be credited with vesting service and interest credits according to the terms of those plans. See “– Pension Plans – ESI Pension Plan” and “– ESI Excess Pension Plan.”

Employee Benefits and Perquisites

Employee Benefits. All of our executives, other than Mr. Dean, are eligible to participate in our employee benefits, which include medical and dental benefits, vision insurance, life insurance, flexible spending account, tuition reimbursement, disability insurance, vacation leave, sick leave, bereavement leave, ITT Technical Institute tuition discounts and an employee assistance program that can help employees find answers to various kinds of personal concerns by offering consultation, support, information, planning and referrals. The employee benefits are generally available on a non-discriminatory basis to all full-time and part-time regular employees.

Perquisites. We also provide limited perquisites to our executives, including the Named Executive Officers, other than Mr. Dean, that vary based on the executive’s level. The perquisites include use of a company car for Mr. Modany only, a tax return preparation and financial planning allowance, tickets to sporting, theater and other events, enhanced disability benefits, an annual physical examination and relocation assistance for newly-hired executive officers from outside the Indianapolis metropolitan area whom we ask to relocate.  The Compensation Committee also has approved, in prior years, the payment by us of fees and expenses of counsel to certain executive officers incurred in connection with the negotiation of transition arrangements.

The value and type of perquisites made available to our executives are based on the value and type of perquisites that had been made available to executives at other publicly-traded companies at the time that we began making those perquisites available, and at the time of each subsequent annual review by the Compensation Committee of those perquisites. The Compensation Committee believes that the limited perquisites assist in furthering the objectives of attracting, retaining and motivating executives, as well as helping our executives focus on their job responsibilities. The Compensation Committee also believes that our executives value the perquisites provided to them and, given that the cost to us of the perquisites is not significant, the Committee has determined to continue providing these perquisites to our executives.

The perquisites that we provided to our Named Executive Officers in 2015 are disclosed in the Summary Compensation Table and footnotes thereto. See “– Summary Compensation Table.” In January 2016, the Compensation Committee approved the value and type of perquisites to be provided in 2016 to the Named Executive Officers, which are generally consistent with the value and type of perquisites provided to them in 2015. The aggregate incremental cost to us in 2016 for providing all of the 2016 perquisites to the Named Executive Officers is not expected to exceed $150,000.

Potential Payments Upon Termination of Employment or a Change In Control of Us

Modany Letter Agreements.  On December 31, 2015, in connection with Mr. Modany’s notification to our Board of Directors of the rescission of his August 2014 notice of his intent to resign from the Chief Executive Officer position, we entered into the New Modany Letter Agreement with Mr. Modany.  The New Modany Letter Agreement terminates in its entirety the 2014 Letter Agreement, pursuant to which, among other things, Mr. Modany would remain as our Chief Executive Officer for an initial period through February 4, 2015 (which period was subsequently extended through December 31, 2015), following which he would serve as a consultant to us for a period of 18 months.

The New Modany Letter Agreement provides that if we terminate Mr. Modany’s employment with us without Cause (as defined in the ITT Educational Services, Inc. Senior Executive Severance Plan (the “Senior Executive Severance Plan”)), or if Mr. Modany resigns his employment with us for Good Reason (as defined in the Senior Executive Severance Plan), Mr. Modany, subject to his compliance with a release requirement and certain non-disclosure and restrictive covenant obligations, will be entitled to receive severance compensation in an amount equal to two times the sum of (i) his base salary, plus (ii) his target short-term compensation amount for the fiscal year in which the termination occurs, payable in substantially equal installments over the twenty-four months after the date of Mr. Modany’s termination of employment.  The Committee considers the release, non-disclosure and restrictive covenant conditions as providing value to our company under these circumstances.  In addition, the New Letter Agreement provides that Mr. Modany continues to be eligible to participate in the Senior Executive Severance Plan, which provides for certain severance benefits if a termination of employment occurs under certain circumstances and if a change in control of the company has occurred or is imminent, as described below.  If, however, Mr. Modany’s employment ends under circumstances in which he is eligible to receive the severance benefits under the Senior Executive Severance Plan, he will not be entitled to the severance compensation described in the New Modany Letter Agreement.

Willis Towers Watson advised the Compensation Committee that the two times multiplier term of the severance compensation under the New Modany Letter Agreement was reasonable and within the range of market comparisons.

Fitzpatrick Letter Agreement.  On April 29, 2015, in connection with Mr. Fitzpatrick’s notification to us of his plan to retire as our Chief Financial Officer, we entered into the Fitzpatrick Letter Agreement, pursuant to which Mr. Fitzpatrick agreed to remain our Chief Financial Officer (or Special Advisor) through October 29, 2015 (which was subsequently advanced to September 2, 2015).  The Fitzpatrick Letter Agreement provides that subject to Mr. Fitzpatrick’s compliance with the release requirement and the restrictive covenants and cooperation provisions, he would provide consulting services to us during the 18 months following his resignation as Chief Financial Officer, and we would pay Mr. Fitzpatrick a monthly fee equivalent to his then-current monthly base salary and there will be continued vesting of his equity-based awards.

Mr. Fitzpatrick’s employment with us ended on September 2, 2015, and, pursuant to the terms of the Fitzpatrick Letter Agreement, we paid Mr. Fitzpatrick a severance payment of $64,969, which is equal to the base salary he would have been paid from September 2, 2015 to October 29, 2015, and a lump sum of $20,598, which is equal to the cost of 18 months of coverage under COBRA for continued medical, prescription drug, dental and vision coverage.  Also as provided by the Fitzpatrick Letter Agreement, on September 3, 2015, we and Mr. Fitzpatrick entered into a Consulting Agreement (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, during the 18-month period following September 2, 2015, Mr. Fitzpatrick will serve as a consultant to us in exchange for a monthly fee equivalent to his most recent monthly base salary ($34,333).  The Compensation Committee also approved the payment by us of the fees and expenses of Mr. Fitzpatrick’s counsel incurred in connection with the negotiation of the Fitzpatrick Letter Agreement.

Senior Executive Severance Plan. Our executive officers, including the Named Executive Officers (other than Mr. Dean), participate in the Senior Executive Severance Plan, which provides for severance benefits if:
•
we terminate the executive’s employment, other than for cause, or when the executive terminates his or her employment for good reason, in each case within two years after the occurrence of a change in control of us; or

•	we terminate the executive’s employment, other than for cause, if a change in control of us is imminent.

The benefits vary depending on the executive’s level and include, among other things, two or three times the executive’s base salary and bonus and a stipend equal to two or three times the annual cost of certain employee benefits. See “– Potential Payments Upon Termination or Change In Control – Senior Executive Severance Plan.”

The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon the specified terminations of employment is in the best interests of our company and our shareholders.

The benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent. Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur within certain limited time periods. The Compensation Committee has determined that this “double trigger” requirement is appropriate and reasonable.

If benefits are triggered under the Senior Executive Severance Plan, our Chief Executive Officer would be entitled to payments under the “three times” multiplier and the other covered executives would be entitled to payments under the “two times” multiplier. Our Chief Executive Officer would also be entitled to certain benefits that would not be available to the other covered executives, including that our Chief Executive Officer would receive a tax gross-up payment on any excise taxes and that his severance benefits would not be limited in the event of the imposition of an excise tax. The Compensation Committee believes that our Chief Executive Officer should receive the higher multiplier and the enhanced benefits given his high level of responsibility and the substantial duties that he has with us, as well as the fact that it is common market practice for a chief executive officer to receive a higher level of severance benefits than other executive officers.

The amount and type of severance pay made available to our executive officers are based on common and typical amounts and types of severance pay that were made available to executives by other publicly-traded companies at the time that these benefits were determined.

Other Plans. In addition, awards granted under our equity compensation plans and all or a portion of the contributions, benefits and earnings under our qualified savings plan, nonqualified deferred compensation plans and pension plans may vest and/or become payable to the participating employees, including the Named Executive Officers, if the participating employee’s employment terminates in certain situations or we undergo a change in control. See “– Potential Payments Upon Termination or Change In Control.” The accelerated vesting and payments are useful in providing security to our executives and helps them to focus on their job responsibilities, instead of the safety of compensation that they have previously been awarded or paid. Further, the accelerated vesting of equity compensation awards upon a change in control:
•
provides employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction;

•	ensures that employees do not have the fate of their outstanding equity tied to the future success of the new and different company that results from the change in control;
•	can be a strong retention device during change in control discussions, particularly for those employees whose equity represents a significant portion of their total pay package; and
•	treats all employees the same regardless of their employment status after the transaction.

Process for Establishing Compensation. The Compensation Committee of our Board of Directors has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives and Directors. Each year, the Compensation Committee reviews all elements of all of our executive officers’ compensation and the internal pay equity of our Chief Executive Officer’s compensation compared to our other executive officers’ compensation. The Compensation Committee also annually reviews the tally of total compensation of our executives in order to determine that the amount of compensation is within appropriate competitive parameters. The tally information is not, however, a key factor in the Committee’s current compensation decisions, because the tally information is reflective of past competitive market practice.

The Compensation Committee has met, and will continue to meet, in executive sessions which are not attended by any of our employees. The Committee regularly reports its activities to our Board of Directors.

When making executive compensation decisions, the Compensation Committee also considers, for all executives other than our Chief Executive Officer, the recommendation of our Chief Executive Officer. Our Chief Executive Officer recommends salary levels, short-term compensation amounts, equity-based compensation awards and perquisites for our other executives based on their salary grade level. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee with the assistance of the Committee’s independent compensation consultant. The Compensation Committee applies the same principles for executive compensation in determining our Chief Executive Officer’s compensation that it applies in determining the compensation of our other executive officers. The Compensation Committee has established a higher level of compensation for our Chief Executive Officer than the levels for our other executive officers, due to:
•	the high level of responsibility that he has with us;
•	the substantial duties and responsibilities that he has to us; and
•	the fact that the market and comparator compensation information demonstrates higher levels of compensation for chief executive officers both within and outside of our industry.

Independent Compensation Consultant. The Compensation Committee directly retains a consultant from an independent compensation consulting firm to provide advice on aspects of our executive and Director compensation programs. The Committee requests written reports and holds meetings with the consultant, which are not attended by any of our employees, in order to obtain independent opinions on compensation proposals. The independent compensation consultant helps the Committee determine the amount and, where applicable, the formula for each element of the compensation program for each executive. The independent compensation consultant also assists the Committee in selecting the companies used for benchmarking and comparison purposes in certain years. The Compensation Committee retained the independent compensation consulting firm Willis Towers Watson to advise it on 2015 and 2016 compensation determinations.  For additional information about the role of Willis Towers Watson, see “Proposal One: Election of Two Directors to Serve Until the 2019 Annual Meeting of Shareholders and Until Their Successors are Elected and have Qualified – Meetings, Independence, Leadership and Committees of the Board of Directors – Committees – Compensation Committee.”

Determinations. In determining and recommending the compensation of our executives, the Compensation Committee consults with its independent compensation consulting firm and, along with our Chief Executive Officer, makes assessments after deliberate and thorough review and consideration of various factors. In 2015 and 2016, these factors included:
•	the level and area of job responsibilities of the executive;
•	inflationary factors; and
•	tenure and industry knowledge and experience.

In determining 2015 compensation, the Compensation Committee did not review a detailed analysis of compensation paid to executives at comparator companies, but it did review a report from Willis Towers Watson regarding executive compensation pay level trends, short- and long-term incentive plan design trends and other trends in executive compensation.  In determining 2016 compensation, the factors above also included the competitive marketplace and, in particular, how the level of an executive’s compensation compares with the compensation paid to executives in the same or similar positions and with similar responsibilities at comparator companies.

In January 2015, the Compensation Committee met in executive session to review a tally of the total compensation received by each of the executive officers in 2014 and information provided by Willis Towers Watson. The Committee noted that there had not been any clarification regarding the types of compensation that are prohibited and which activities and employees are covered by the Incentive Compensation Prohibition and, therefore, it would continue to avoid basing executive compensation on performance-related metrics. In January 2015, the Committee determined to continue the short-term compensation element of executive compensation, and it established the management objectives for 2015 under such element. See “—Compensation Elements—2015 Compensation—Short-Term Compensation.”

In January 2016, the Compensation Committee met in executive session to review a tally of the total compensation received by each of the executive officers in 2015 and information provided by Willis Towers Watson. The Committee noted that, with one exception, there still had not been any clarification regarding the types of compensation that are prohibited and which activities and employees are covered by the Incentive Compensation Prohibition and, therefore, it would continue to avoid basing executive compensation on performance-related metrics.  The one exception is that the ED announced in November 2015 that it had reconsidered its interpretation of the applicable law and no longer interprets the Incentive Compensation Prohibition to prohibit compensation based on students’ graduation from or completion of their educational programs.  In January 2016, the Committee determined to continue the short-term compensation element of executive compensation, and it established the management objectives for 2016 under such element, to include an objective based on the graduation rate of ITT Technical Institute students. See “—Compensation Elements—2016 Compensation—Short-Term Compensation.”

 Shareholder Feedback. In January 2016, the Compensation Committee considered the fact that, at the 2015 Annual Meeting of Shareholders, our shareholders approved the compensation paid to our Named Executive Officers as disclosed in the Proxy Statement for our 2015 Annual Meeting, and that the votes cast for that advisory proposal totaled approximately 72% of the shares represented at the 2015 Annual Meeting and entitled to vote.  The Committee noted that this level of support was lower than the level of support for the same proposal at the 2014 Annual Meeting of Shareholders, but that it still reflected general satisfaction with our executive compensation program in light of the limitations imposed by the Incentive Compensation Prohibition.  The Committee also considered discussions that our Chief Executive Officer and Chief Administrative and Legal Officer had prior to the 2015 Annual Meeting with certain of our shareholders that own a significant percentage of our common stock regarding our executive compensation program and any concerns that such shareholders had related to it. We were told by some of those shareholders that while they would prefer that we base executive compensation on performance-related metrics, as we did prior to 2011, they understand that we have concluded that to do so would present a significant risk of violating the Incentive Compensation Prohibition. Despite understanding these limitations on our executive compensation program, some of those shareholders may be required to follow formulaic internal or external voting guidelines and, therefore, may be forced to cast a vote against our executive compensation proposal when otherwise they may not have. In addition, some of the shareholders expressed their support for the Compensation Committee’s objective that the compensation of executives be reflective of the competitive marketplace in an effort to attract, retain and motivate talented executives. The Compensation Committee evaluated the feedback received from these shareholders and reiterated that it too would prefer to include performance-based metrics in our executive compensation program, but that the risk of violating the Incentive Compensation Prohibition is too high.  As a result, the Committee determined that it is not able to make changes to the program at this time to address concerns related to the lack of performance-based metrics. The Committee noted that it continues to monitor the ED for any guidance that might reduce the risk of certain types of performance-based compensation violating the Incentive Compensation Prohibition.

Equity-Based Compensation. The Compensation Committee is responsible for determining equity-based compensation paid to our executives. All equity-based compensation awards to our executives at the Senior Vice President level and above are granted exclusively by our Compensation Committee. The Compensation Committee has delegated limited authority to our Chief Executive Officer to grant equity-based compensation awards to our newly-hired executives below the Senior Vice President level and other key employees.

Equity-based compensation is granted to our executives and other key employees under the following circumstances:
•
the Compensation Committee has typically made grants to our executives and other key employees annually during its first regularly scheduled meeting of the calendar year, which grants become effective prospectively;

•	the Compensation Committee has typically made grants to our newly-hired executives at the Senior Vice President level and above at a Committee meeting occurring either:
•
prior to the date that the executive’s employment with us begins, in which case the effective date of the grant is typically the executive’s first day of employment with us but, if the markets are closed on that day, is the next subsequent day that the markets are open; or

•	after the executive’s employment with us begins, in which case the effective date of the grant is the date of the Committee meeting or a subsequent date specified by the Committee at its meeting; and
•
pursuant to authority delegated to him by the Compensation Committee, our Chief Executive Officer typically grants equity-based compensation to our newly-hired executives below the Senior Vice President level and other key employees on the newly-hired employee’s first day of employment with us.

In each of the above circumstances, the exercise price of any stock option granted is the closing market price of a share of our common stock on the effective date of the stock option grant. In addition, the number of any RSUs is either determined prior to the effective date of grant or is based on the closing market price of a share of our common stock on the effective date of the RSU grant.  The grants of equity-based compensation to newly-hired employees that otherwise would have occurred between April 30, 2014 and June 12, 2015 were postponed due to our company not being current in its filings with the SEC.  Those grants were made following our company becoming current in its SEC filings.

We do not time our release of material non-public information for the purpose of affecting the value of our executives’ compensation, nor do we time our grants of equity-based compensation to take advantage of material non-public information. Nevertheless, our process for granting equity-based compensation (as described above) may result in equity-based compensation, including stock options, being granted to our executives and other key employees at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us. This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

Benchmarking. The Compensation Committee believes that compensation decisions are complex and from time to time it reviews the compensation levels paid to executives in the same or similar positions at other comparator companies. Although the Compensation Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Compensation Committee has utilized compensation data in connection with decisions regarding the competitive positioning of the Company’s compensation levels.

In setting and administering the compensation program and policies for our executives, the Committee attempts to target:
•
the cash portion of the compensation of our executives to the median of the range of the cash compensation provided to executives of comparator companies, based on the dollar amount of such compensation; and

•
the equity-based compensation of our executives not to exceed the upper quarter of the range of equity-based compensation provided to executives of comparator companies, based on the number of shares awarded as a percentage of the number of shares outstanding.

This is intended to result in targeting the overall total direct compensation of our executives to the upper third of the range of compensation provided to executives of comparator companies. The Committee targets the upper third of the range, because it believes that part of the range will help us attract and retain a higher than average level of executive.  As discussed above, however, due to our stock price in recent years, the actual equity-based compensation and, as a result, total direct compensation of our executives has been below the targeted positioning.

For 2015 compensation determinations, the Compensation Committee did not utilize a company-specific peer group or other detailed comparator information.  The Committee reviewed information from Willis Towers Watson that reviewed trends in executive compensation pay levels, trends in short- and long-term incentive plan design and other executive compensation trends.  That information contained data regarding the primary components of compensation from the 2014/2015 Towers Watson CDB General Industry Executive Compensation Survey for the chief executive officer position and aggregate top 20 highest paid executives.  That survey consisted of 342 companies.  Companies used in that analysis reflected the general industry, and the Compensation Committee did not select specific companies from among the survey participants.  Data provided in the analysis reflected broad industry trends related to executive compensation.  The information also included executive compensation trends in companies in the S&P 1500.

   For 2016 compensation determinations, the Compensation Committee reviewed compensation information provided by Willis Towers Watson and contained in the 2015/2016 Towers Watson Compensation DataBank (“Towers Watson Survey”) and the 2015 Mercer Benchmark Database Executive Compensation Survey (“Mercer Survey”). The Towers Watson Survey consisted of 360 companies. The Mercer Survey consisted of 252 companies. The Compensation Committee did not select specific companies from among the survey participants. Information from the surveys was adjusted to our company’s size by using regression analysis to reflect each executive’s scope of revenue responsibility.

Additionally, our Compensation Committee used information from proxy statements of a company-specific peer group as a supplement to the general industry published survey data, which remains a primary data source given the similarity in size to our company of the companies included. The proxy peer group data was primarily used for the Chief Executive Officer and Chief Financial Officer positions, because these positions are most directly comparable to the positions at our company. The proxy peer group companies were used for industry financial comparison purposes and as a source of data for compensation plan design characteristics. In consultation with Willis Towers Watson, the Compensation Committee considered the following characteristics in choosing which companies to include in the peer group:
•	U.S.-based companies that either compete with our company for market share or operate in similar industries as our company;
•	competitors for senior executive talent;
•	revenue and market capitalization; and
•	the peer groups used by others.

As a result, the Compensation Committee reviewed proxy data obtained from proxy materials of the following 12 companies in our industry:

• American Public Education, Inc.;	• Education Management Corporation;
• Apollo Education Group, Inc.;	• Grand Canyon Education, Inc.;
• Bridgepoint Education, Inc.;	• K12 Inc.;
• Capella Education Company;	• Lincoln Educational Services Corporation;
• Career Education Corp.;	• Strayer Education, Inc.; and
• DeVry, Inc.;	• Universal Technical Institute, Inc.

Additional Compensation Matters.

Clawback, Stock Ownership and Hedging Policies. We do not have any policies regarding automatic adjustment or recovery of compensation paid or awarded to our executives in the event any of the performance measures upon which that compensation was paid or awarded are restated or adjusted, such that the compensation paid or awarded would have been less under the restated or adjusted performance measures.  The Compensation Committee is monitoring regulatory developments with respect to compensation recoupment policies and will adopt any policies necessary or appropriate in light of final rules to be issued by the SEC.

We do not impose any specific equity or security ownership requirements on our executives. We believe that the equity-based compensation paid to our executives serves to align their interests with those of our shareholders.

We believe that it is improper and inappropriate for any employee or Director to engage in short-term or speculative transactions involving our securities. We have a policy that prohibits our officers and Directors from purchasing or selling any publicly-traded options for our securities.  This includes the trading of any call or put, the writing of any call or put, hedging or the use of collars.  Further, our officers and Directors are prohibited from purchasing any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities granted to or held by such person.  In addition, our officers and Directors are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

The Impact of Accounting and Tax Treatments on the Compensation. Section 162(m) of the IRC limits the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to no more than $1 million per year. This limitation does not apply to compensation that meets the requirements under Section 162(m) and the regulations promulgated thereunder for “qualified performance-based” compensation. Our equity-based compensation plans have been approved by our shareholders and include a fixed limit on the number of stock options that may be granted to any individual in any given year, and the exercise price is based on the fair market value of our stock on the date of grant. As a result, any future gains that may be realized on the stock options granted under our equity-based compensation plans should be exempt from the $1 million limit on deductible compensation under Section 162(m). RSUs granted under our equity compensation plans, however, are subject to the 162(m) deduction limitation because the vesting of those RSUs is based on the passage of time instead of performance conditions. Further, the Committee’s ability to maximize the tax deductibility of other forms of compensation beginning July 1, 2011 is limited by the Incentive Compensation Prohibition, because those regulations can be reasonably interpreted to prohibit the payment of performance-based compensation.

Section 409A of the IRC provides certain requirements for deferred compensation arrangements. Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation. If a payment or award constitutes deferred compensation subject to Section 409A and the applicable requirements are not satisfied, the recipient could be subject to tax on the award and all other deferred compensation of the same type, and an additional 20% tax and interest at the underpayment rate plus 1%, at the time the legally binding right to the payment or award arises or, if later, when that right ceases to be subject to a substantial risk of forfeiture. Payments or awards under our plans and arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with our management. Based on that review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our Proxy Statement for our 2016 Annual Meeting of Shareholders for filing with the U.S. Securities and Exchange Commission.

Compensation Committee
C. David Brown
John F. Cozzi
Thomas I. Morgan, Chair
Samuel L. Odle

Compensation-Related Risk Assessment

Our Compensation Committee conducted an assessment of the risks related to our compensation policies and practices in January 2016. In conducting this assessment, the Compensation Committee noted several features of our compensation programs that reduce the likelihood of excessive risk-taking, including the following:
•	We have established internal controls, enterprise risk management and a compliance program to discourage and identify any excessive risk-taking by our employees.
•	There is a balanced mix of cash, equity, annual and longer-term components in the compensation program for our executives.
•	While our short-term compensation element is based on certain management objectives for a particular year:
•
the maximum short-term compensation percentage is capped at 200% of the standard short-term percentage of our executives’ annualized base salary, to protect against disproportionately large shorter-term incentives;

•
the Compensation Committee has substantial discretion on which to base the actual amount of the short-term compensation payments, including the ability to consider and reduce a payment amount if the Committee determines that an executive caused us to incur unnecessary or excessive risk;

•
the management objectives include many different business objectives that are company-wide objectives, as opposed to individual objectives, which encourage decision-making that is in the best long-term interests of our company and shareholders; and

•	the management objectives are not unreasonable or clearly unattainable without excessive risk-taking.
•
A significant portion of our executives’ total compensation consists of equity-based long-term awards, most of which vest over a period of three years, which encourages our executives to focus on sustaining our long-term interests. The equity grants are also made annually, so executives always have unvested awards that could decrease in value if our business is not managed for the long term.

•
Some of our non-executive employees are eligible to receive equity awards. For those non-executive employees who are eligible to receive equity awards, the equity awards encourage those employees to focus on our long-term interests.

Based on these factors, the Compensation Committee believes that our compensation policies and practices encourage behaviors that are aligned with our long-term interests, and that numerous factors, such as the lack of performance-related incentives, dissuade our employees from taking risks for short-term gain. As a result, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table sets forth information regarding the compensation of the Named Executive Officers for each of our last three completed fiscal years.

Summary Compensation Table for Fiscal Years 2015, 2014 and 2013

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (6)	All Other Compensation(7)	Total (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Modany Chief Executive Officer	2015	$824,076	$ 0	$ 0	$ 0	$ 515,048	$ 5,022	$ 35,199	$1,379,345
	2014	$821,380	$ 0	$ 785,813	$788,750	$ 721,067	$11,908	$ 65,714	$3,194,632
	2013	$798,596	$ 0	$ 543,094	$572,500	$1,000,093	$ 3,011	$ 55,333	$2,972,627

Rocco F. Tarasi, III (9) Executive Vice President, Chief Financial Officer	2015	$221,450	$ 0	$ 61,049	$ 18,250	$ 77,854	$ 0	$ 10,591	$ 389,194
	2014	$220,725	$ 0	$ 62,865	$ 63,100	$ 96,884	$ 0	$ 14,331	$ 457,905
	2013	$210,219	$ 0	$ 43,448	$ 45,800	$ 134,375	$ 0	$ 12,610	$ 446,452

Daniel M. Fitzpatrick Former Executive Vice President, Chief Financial Officer	2015	$276,548	$ 0	$ 33,143	$ 54,750	$ 112,348	$ 0	$226,230	$ 703,019
	2014	$410,652	$100,000	$ 188,595	$189,300	$ 234,325	$ 0	$ 13,792	$1,136,664
	2013	$391,915	$ 0	$ 130,343	$137,400	$ 325,000	$ 0	$ 19,468	$1,004,126

John E. Dean (10) Executive Chairman	2015	$575,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 5,971	$ 580,971
	2014	$309,726	$ 0	$1,000,002	$ 0	$ 0	$ 0	$ 221	$1,309,949

Eugene W. Feichtner President and Chief Operating Officer	2015	$391,168	$ 0	$ 38,666	$ 63,875	$ 174,999	$ 9,009	$ 12,111	$ 689,828
	2014	$318,366	$ 0	$ 125,730	$126,200	$ 245,000	$93,530	$ 11,088	$ 919,914
	2013	$309,535	$ 0	$ 86,895	$ 91,600	$ 232,581	$ 214	$ 10,949	$ 731,774

Ryan L. Roney (11) Executive Vice President, Chief Administrative and Legal Officer	2015	$360,000	$ 0	$ 39,128	$ 64,634	$ 146,250	$ 0	$ 69,308	$ 679,320
	2014	$174,575	$ 0	$ 0	$ 0	$ 102,375	$ 0	$ 70,479	$ 347,429

____________
(1)
Amounts shown represent the dollar value of base salary earned during each of the years indicated. For Mr. Dean, the amount shown for 2014 consists of: (i) $75,000, which is the dollar value of the annual retainer that he received in early 2014 as a non-employee Director of ours in 2014; and (ii) $234,726, which is the base salary that he earned in 2014 following his appointment as the Executive Chairman of the Board on August 4, 2014.  Mr. Dean elected to receive payment of his annual retainer in shares of our common stock, and to defer receipt of those shares, pursuant to the ESI Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”).  See “—Director Compensation—Directors Deferred Compensation Plan.”

(2)
Amounts shown represent the dollar value of discretionary bonus amounts earned in the stated year. Under Item 402(a) of Regulation S-K under the Exchange Act, any bonus award that is paid above the amounts earned by the Named Executive Officer under, or that is otherwise paid to the Named Executive Officer without regard to, pre-established targets is to be reported in this column. The amounts earned under pre-established targets are reported in column (g), “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table.  The amount shown for Mr. Fitzpatrick in 2014 represents a discretionary bonus payment made to him in recognition of his significant efforts and time spent on company matters in 2014, which was in addition to the amount paid to him under the short-term compensation element of the executive compensation program for 2014, shown in the “Non-Equity Incentive Plan Compensation” column.

(3)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all awards of RSUs granted to the Named Executive Officer in the year indicated. To determine the grant date fair value of RSU awards, we use the closing market price of a share of our common stock on the effective date of the RSU award. The amounts ultimately realized by the Named Executive Officers from the RSU awards will depend on the price of our common stock in the future and may be quite different from the values shown. For Mr. Dean, the amount shown includes the aggregate grant date fair value of the award of RSUs granted to him on August 4, 2014, but does not include the amount of the 2014 Director annual retainer paid in early 2014 that Mr. Dean elected to receive in the form of shares of our common stock.  That amount is included in column (c) of the table, and the fair value of such common stock was $74,984.

(4)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all awards of stock options granted to the Named Executive Officer in the year indicated. The option awards relate solely to shares of our common stock. None of the Named Executive Officers has received any stock appreciation rights (“SARs”) from us. We did not adjust or amend the exercise price of any options previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or otherwise materially modify such awards, during any of the years indicated. We used a binomial option pricing model to determine the grant date fair value of the stock options granted in each of the years indicated, which takes into account the variables defined below:

•
“Volatility” is a statistical measure of the extent to which the stock price is expected to fluctuate during a period and combines our historical stock price volatility and the implied volatility as measured by actively traded stock options.

•
“Expected life” is the weighted average period that those stock options are expected to remain outstanding, based on the historical patterns of our stock option exercises, as adjusted to reflect the current position-level demographics of the stock option grantees.

•	“Risk-free interest rate” is based on interest rates for terms that are similar to the expected life of the stock options.
•	“Dividend yield” is based on our historical and expected future dividend payment practices.

    The following table sets forth the assumptions supporting those variables that were used to determine the values reported with respect to the stock options granted to the Named Executive Officers in each of the years indicated:

	Assumptions Associated with Stock Options Granted In
	2015	2014	2013
Volatility	107%	55%	60%
Expected life (in years)	4.7	4.7	4.6
Risk-free interest rate	1.6%	1.3%	0.7%
Dividend yield	None	None	None

    The amounts ultimately realized by the Named Executive Officers from the option awards will depend on the price of our common stock in the future and may be quite different from the values shown.
(5)
Amounts shown represent the dollar value of all amounts earned for services performed during each of the years indicated pursuant to awards under non-equity incentive plans. There were no earnings on any outstanding non-equity incentive plan awards during any of the years indicated. The amounts reported in this column consist of amounts earned under the short-term compensation element of our executive compensation, based on the management objectives for that year, and paid in the following year. Under Item 402(a) of Regulation S-K under the Exchange Act, our short-term compensation element is defined to be non-equity incentive plan compensation, instead of bonus compensation, to the extent that the outcome with respect to the relevant targets under our management objectives was substantially uncertain at the time the targets were established by the Compensation Committee and communicated to the participants. As a result, our short-term compensation element is intended to serve as an incentive to obtain results over a specified fiscal year, which caused it to be reported in this column.  Due to changes in positions or contemplated positions in 2015, certain modifications were made during 2015 related to the short-term compensation element for Messrs. Modany, Tarasi and Fitzpatrick, as described in “– Compensation Discussion and Analysis – Compensation Elements – 2015 Compensation – Short-Term Compensation.”  Those modifications were made at a time when the outcomes related to the 2015 Management Objectives were still substantially uncertain.  No changes were made to the 2015 Management Objectives applicable to any of the Named Executive Officers. The amount shown in 2014 for Mr. Feichtner was based on his base salary rate as of February 9, 2015, instead of December 31, 2014 as initially contemplated, due to the fact that his base salary increase in connection with his appointment as our President and Chief Operating Officer in August 2014 was only delayed to February 2015 instead of being effective in August 2014 as a result of the Incentive Compensation Prohibition related to the number of permitted salary increases in a year.  No changes were made to the 2014 Management Objectives applicable to Mr. Feichtner or any other Named Executive Officer. Amounts shown in this column include any portion of the award that may have been deferred by the Named Executive Officers under the Deferred Bonus Plan. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

(6)	Amounts shown consist of:
•
the aggregate change in actuarial present value of the Named Executive Officer’s accumulated benefit on an annualized basis under all defined benefit and actuarial pension plans (including supplemental plans) from December 31 of the prior completed fiscal year to December 31 of the covered fiscal year, except that with respect to the 2013 aggregate change in actuarial present value for all Named Executive Officer participants, that aggregate change was a negative number (see table below), and therefore in accordance with the SEC rule, that negative change is not included in the amount reported in this column or in the “Total” column; and

•	the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans.

     The aggregate change in actuarial present value of the Named Executive Officer’s accumulated benefit on an annualized basis under each of the following plans is presented in the table below:
•	the Retirement Plan for Salaried Employees of ITT Corporation (the “Old Pension Plan”), a non-contributory defined benefit pension plan;
•	the ESI Pension Plan, a cash balance defined benefit plan; and
•	the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan.

     See “– Pension Plans.”
Named Executive Officer	Old Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Excess Pension Plan Aggregate Change in Present Value of Accumulated Benefit	Total
Kevin M. Modany
2015	$ 0	$ 686	$ 885	$ 1,571
2014	$ 0	$ 4,024	$ 5,188	$ 9,212
2013	$ 0	$(1,612)	$(2,078)	$ (3,690)
Rocco F. Tarasi, III
2015	$ 0	$ 0	$ 0	$ 0
2014	$ 0	$ 0	$ 0	$ 0
2013	$ 0	$ 0	$ 0	$ 0
Daniel M. Fitzpatrick
2015	$ 0	$ 0	$ 0	$ 0
2014	$ 0	$ 0	$ 0	$ 0
2013	$ 0	$ 0	$ 0	$ 0
John E. Dean
2015	$ 0	$ 0	$ 0	$ 0
2014	$ 0	$ 0	$ 0	$ 0
Eugene W. Feichtner
2015	$ (7,227)	$12,862	$ 3,129	$ 8,764
2014	$ 78,018	$12,312	$ 3,008	$ 93,338
2013	$(36,285)	$11,788	$ 2,893	$(21,604)
Ryan L. Roney
2015	$ 0	$ 0	$ 0	$ 0
2014	$ 0	$ 0	$ 0	$ 0

In addition, the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified for the benefit of the Named Executive Officers under the ESI Excess Savings Plan, an unfunded, nonqualified retirement plan are specified in the table below. There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified for the benefit of the Named Executive Officers under the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan, in 2015, 2014 or 2013. See “– Nonqualified Deferred Compensation Plans.”

Named Executive Officer	ESI Excess Savings Plan Above-Market or Preferential Earnings on Deferred Compensation (A)
Kevin M. Modany
2015	$3,451
2014	$2,696
2013	$3,011
Rocco F. Tarasi, III
2015	$ 0
2014	$ 0
2013	$ 0
Daniel M. Fitzpatrick
2015	$ 0
2014	$ 0
2013	$ 0
John E. Dean
2015	$ 0
2014	$ 0
Eugene W. Feichtner
2015	$ 245
2014	$ 192
2013	$ 214
Ryan L. Roney
2015	$ 0
2014	$ 0

_____________
(A)
Interest is above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the IRC), at the rate that corresponds most closely to the rate under the applicable plan at the time the interest rate or formula is set. In the event of a discretionary reset of the interest rate, the requisite calculation is made on the basis of the interest rate at the time of such reset, rather than when originally established. Only the above-market portion of the interest is included.

(7)	Amounts shown represent all other compensation for each of the years indicated that could not properly be reported in columns (c) through (h) of the Summary Compensation Table, as follows:

	Perquisites (A)
Named Executive Officer	Use of a Company Car(B)	Tax Return and Financial Planning Allowance(C)	Event Tickets(D)	Enhanced Disability Benefits(E)	Annual Physical Examination(F)	Relocation Assistance(G)	Legal Expenses(H)	Perquisites Total
Kevin M. Modany
2015	$11,256	$14,538	$ 0	$3,296	$1,591	$ 0	$ 0	$30,681
2014	$13,915	$14,686	$3,511	$6,593	$ 2,801	$ 0	$18,475	$59,981
2013	$25,261	$ 6,331	$6,487	$6,422	$3,182	$ 0	$ 0	$47,683
Rocco F. Tarasi, III
2015	$ 0	$ ,214	$ 757	$1,772	$1,330	$ 0	$ 0	$ 6,073
2014	$ 0	$ 2,214	$2,426	$1,772	$1,330	$ 0	$ 0	$ 7,742
2013	$ 0	$ 0	$2,883	$1,772	$1,686	$ 0	$ 0	$ 6,341
Daniel M. Fitzpatrick
2015	$ 0	$ 4,120	$1,310	$1,648	$ 0	$ 0	$26,500	$33,578
2014	$ 0	$ 4,120	$ 643	$3,296	$ 0	$ 0	$ 0	$ 8,059
2013	$ 0	$ 4,000	$2,056	$3,222	$2,540	$ 0	$ 0	$11,818
John E. Dean
2015	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
2014	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Eugene W. Feichtner
2015	$ 0	$ 4,000	$ 0	$2,555	$ 0	$ 0	$ 0	$ 6,555
2014	$ 0	$ 3,194	$ 0	$2,555	$ 0	$ 0	$ 0	$ 5,749
2013	$ 0	$ 3,101	$ 0	$2,502	$ 0	$ 0	$ 0	$ 5,603
Ryan L. Roney
2015	$ 0	$ 413	$ 960	$2,880	$ 0	$60,537	$ 0	$64,790
2014	$ 0	$ 0	$2,305	$2,880	$ 0	$64,463	$ 0	$69,648

Named Executive Officer	ITT/ESI Contributions Under ESI 401(k) Plan(I)	Consulting and Severance Payments(J)	Perquisites Total	All Other Compensation(K)
Kevin M. Modany
2015	$4,518	$ 0	$30,681	$ 35,199
2014	$5,733	$ 0	$59,981	$ 65,714
2013	$7,650	$ 0	$47,683	$ 55,333
Rocco F. Tarasi, III
2015	$4,518	$ 0	$ 6,073	$ 10,591
2014	$6,589	$ 0	$ 7,742	$ 14,331
2013	$6,269	$ 0	$ 6,341	$ 12,610
Daniel M. Fitzpatrick
2015	$7,518	$185,134	$33,578	$226,230
2014	$5,733	$ 0	$ 8,059	$ 13,792
2013	$7,650	$ 0	$11,818	$ 19,468
John E. Dean
2015	$5,971	$ 0	$ 0	$ 5,971
2014	$ 221	$ 0	$ 0	$ 221
Eugene W. Feichtner
2015	$5,556	$ 0	$ 6,555	$ 12,111
2014	$5,339	$ 0	$ 5,749	$ 11,088
2013	$5,346	$ 0	$ 5,603	$ 10,949
Ryan L. Roney
2015	$4,518	$ 0	$64,790	$ 69,308
2014	$ 831	$ 0	$69,648	$ 70,479
____________
(A)	Amounts shown represent the aggregate incremental cost to us for the perquisites provided to the Named Executive Officers in each of the years indicated.
(B)
The methodology for computing the aggregate incremental cost to us for providing use of a company car involves compiling the expenses that were paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer’s use of the vehicle. Those expenses include:

•
the amount of depreciation expense that we recognized on the company-owned car, adjusted to reflect the amount that was realized upon the disposition of the car in January 2016; as a result, we did not include any depreciation expense in the Named Executive Officer's perquisites in 2015 and reduced the amount of depreciation expense that was reported in the 2014 Proxy Statement;

•	the cost of insurance premiums relating to the car that were paid by us;
•	the cost of gasoline used in the car that was paid or reimbursed by us; and
•	the cost of maintenance and repairs of the car that was paid or reimbursed by us.

(C)
The methodology for computing the aggregate incremental cost to us for providing a tax return and financial planning allowance involves determining the sum of all receipts for tax return and financial planning services that are submitted by and reimbursed to the Named Executive Officer up to the amount of the allowance authorized by the Compensation Committee (i.e., 2% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for Mr. Modany, and 1% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for each of the other Named Executive Officers).

(D)
The methodology for computing the aggregate incremental cost to us for providing event tickets involves identifying the specific events that the Named Executive Officer and his or her guests attended during the year and attributing the actual costs paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer and his or her guests to attend the event. Those costs include:

•	the portion of a license fee for a private suite and associated spectator seats used by the Named Executive Officer and his or her guests;
•	the cost of food and beverages consumed by the Named Executive Officer and his or her guests in connection with the event;
•	the cost of tickets used by the Named Executive Officer and his or her guests to attend the event; and
•	the cost of parking fees incurred by the Named Executive Officer and his or her guests to attend the event.
(E)	The methodology for computing the aggregate incremental cost to us for providing enhanced disability benefits involves:
•	multiplying the monthly charge to us per employee for the enhanced short-term disability benefits by the number of months;
•	multiplying the annual charge to us per $100 of coverage for the enhanced long-term disability benefits by the number of $100 increments in the coverage; and
•	adding together the sum of the amounts calculated in the prior two bullet points.
(F)
The methodology for computing the aggregate incremental cost to us for providing annual physical examinations involves determining the expenses for such examination that have been paid by us directly to the provider or reimbursed to the Named Executive Officer.

(G)
The methodology for computing the aggregate incremental cost to us for providing relocation assistance involves compiling all of the reimbursable expenses, as specified in our relocation assistance program, that have been paid by us or the Named Executive Officer with respect to the relocation.

(H)
The methodology for computing the aggregate incremental cost to us related to legal expenses involves compiling the amounts paid or reimbursed by us related to the fees and expenses of Mr. Modany’s and Mr. Fitzpatrick’s counsel incurred in connection with the negotiation of the Modany Letter Agreement and the Fitzpatrick Letter Agreement, respectively.

(I)
Amounts shown represent our contributions or other allocations made under the ESI 401(k) Plan, a defined contribution plan, for the benefit of the Named Executive Officers in each of the years indicated. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

(J)	The amount shown in this column for Mr. Fitzpatrick in 2015 includes:
•	severance payment: $64,969;
•	consulting fees: $99,567; and
•	COBRA payments: $20,598.
(K)
Amounts shown do not include our cost for employee benefits that do not discriminate in scope, terms or operation in favor of our executive officers and that are available generally to all full-time and part-time regular employees, including, without limitation, medical and dental benefits, vision insurance, life insurance, flexible spending account, business travel and accident insurance, and disability insurance.

(8)	Amounts shown represent the sum of the dollar values for each compensation element in columns (c) through (i) in each of the years indicated.
(9)
Mr. Tarasi began his employment with us in June 2011, served as our interim Chief Financial Officer from August 2015 through January 2016 and has served as our Executive Vice President, Chief Financial Officer since January 2016.

(10)
On August 4, 2014, our Board of Directors appointed Mr. Dean as Executive Chairman of the Board.  Mr. Dean has been a Director of ours since 1994, but prior to 2014, he had not been an employee or executive officer of ours.  As permitted by the SEC, because 2014 was Mr. Dean’s first year as a Named Executive Officer, the compensation paid to Mr. Dean in years prior to 2014 is not included in this table.  Mr. Dean’s compensation as a non-employee Director of ours in prior years, however, has been disclosed in Proxy Statements we previously filed with the SEC.

(11)
Mr. Roney’s employment with us began in July 2014.  The amounts shown in the Stock Awards and Option Awards columns for Mr. Roney reflect the fact that the stock options and RSUs approved by the Compensation Committee in connection with his commencement of employment did not have an effective grant date until June 17, 2015, due to us not being current in our SEC filings until that time.

Amount of Salary and Bonus in Proportion to Total Compensation

The salary, non-equity incentive plan and bonus compensation and salary, non-equity incentive plan and bonus compensation, as a percentage of each Named Executive Officer’s total compensation, for the years indicated was as follows:

Named Executive Officer	Salary	Non-Equity Incentive Plan and Bonus Compensation(1)	Salary and Non- Equity Incentive Plan and Bonus Compensation(1)	Total Compensation(2)	Salary as a Percentage of Total Compensation	Non-Equity Incentive Plan and Bonus Compensation as a Percentage of Total Compensation	Salary and Non- Equity Incentive Plan and Bonus Compensation as a Percentage of Total Compensation
Kevin M. Modany
2015	$824,076	$ 515,048	$1,339,124	$1,379,345	59.7%	37.3%	97.1%
2014	$821,380	$ 721,067	$1,542,447	$3,194,632	25.7%	22.6%	48.3%
2013	$798,596	$1,000,093	$1,798,689	$2,972,627	26.9%	33.6%	60.5%
Rocco F. Tarasi, III
2015	$221,450	$ 77,854	$ 299,304	$ 389,194	56.9%	20.0%	76.9%
2014	$220,725	$ 96,884	$ 317,609	$ 457,905	48.2%	21.2%	69.4%
2013	$210,219	$ 134,375	$ 344,594	$ 446,452	47.1%	30.1%	77.2%
Daniel M. Fitzpatrick
2015	$276,548	$ 112,348	$ 388,896	$ 703,019	39.3%	16.0%	55.3%
2014	$410,652	$ 334,325	$ 744,977	$1,136,664	36.1%	29.4%	65.5%
2013	$391,915	$ 325,000	$ 716,915	$1,004,126	39.0%	32.4%	71.4%
John E. Dean
2015	$575,000	$ 0	$ 575,000	$ 580,971	99.0%	N/A	99.0%
2014	$309,726	$ 0	$ 309,726	$1,309,949	23.6%	N/A	23.6%
Eugene W. Feichtner
2015	$391,168	$ 174,999	$ 566,167	$ 689,828	56.7%	25.4%	82.1%
2014	$318,366	$ 245,000	$ 563,366	$ 919,914	34.6%	26.6%	61.2%
2013	$309,535	$ 232,581	$ 542,116	$ 731,774	42.3%	31.8%	74.1%
Ryan L. Roney
2015	$360,000	$ 146,250	$ 506,250	$ 679,320	53.0%	21.5%	74.5%
2014	$174,575	$ 102,375	$ 276,950	$ 347,429	50.2%	29.5%	79.7%
____________
(1)
The amounts of non-equity incentive plan and bonus compensation reported in this table include the amounts of such compensation as reported in the Non-Equity Incentive Plan Compensation and Bonus columns of the Summary Compensation Table for each of the years indicated.

(2)
Amounts shown represent the sum of the dollar values for each compensation element that we are required to report in the Summary Compensation Table for each of the years indicated. See “– Summary Compensation Table.”

Form W-2, Wage and Tax Statement Compensation Table

The Form W-2, Wage and Tax Statement Compensation Table below supplements the SEC-required disclosure in the Summary Compensation Table set forth above. The Form W-2, Wage and Tax Statement Compensation Table below sets forth the total taxable wages, tips and other compensation (collectively, “Wages”) that we paid to the Named Executive Officers in the indicated years, as shown in Box 1 of the U.S. Internal Revenue Service’s Form W-2, Wage and Tax Statement that we provided to the Named Executive Officers with respect to each of those calendar years. Total compensation as calculated under the SEC’s rules and as shown in the Summary Compensation Table above and in prior year’s Proxy Statements includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of the Wages that we paid to the Named Executive Officers in a particular calendar year.

Amounts shown in the Total Wages column below differ substantially from, and should not be considered a substitute for, the amounts shown in the Total column of the Summary Compensation Table. The Total Wages amounts in the table below represent:
•
amounts paid as salary to the Named Executive Officer in the applicable year, less any tax-qualified deductions such as contributions or premiums paid by the Named Executive Officer to the ESI 401(k) Plan, certain health and welfare benefit plans and health savings accounts;

•	amounts paid as bonus, non-equity incentive plan compensation and short-term compensation to the Named Executive Officer in the applicable year;

•
the value realized from the exercise of stock options by the Named Executive Officer in the applicable year, determined by subtracting the exercise price of the option from the market price of a share of our common stock at exercise, and then multiplying that amount by the total number of shares acquired on exercise at that exercise price;

•
the value realized from the vesting of RSUs held by the Named Executive Officer in the applicable year, determined, for stock-settled RSUs, by multiplying the number of RSUs vested by the market price of a share of our common stock on the vesting date, and for cash-settled RSUs, by multiplying the number of RSUs vested by the average of the closing market prices of our common stock over the 20 trading day period prior to the settlement date;

•	the value of noncash payments, including certain fringe benefits, made to the Named Executive Officer in the applicable year;
•	the taxable cost of group-term life insurance in excess of $50,000 for the Named Executive Officer in the applicable year; and
•	the taxable amount of all other compensation paid to the Named Executive Officer in the applicable year.

Form W-2, Wage and Tax Statement Compensation Table

Name and Principal Position	Year	Total Wages (1)	Summary Compensation Table Total Compensation (2)	Difference (3)	Total Wages as a Percentage of Summary Compensation Table Total Compensation
Kevin M. Modany Chief Executive Officer	2015	$2,071,963	$1,379,345	$ 692,618	150.2%
	2014	$2,120,860	$3,194,632	$(1,073,772)	66.4%
	2013	$ 919,595	$2,972,627	$(2,053,032)	30.9%
	2012	$5,336,585	$8,763,384	$(3,426,799)	60.9%
	2011	$2,419,077	$6,412,454	$(3,993,377)	37.7%

Rocco F. Tarasi, III Executive Vice President, Chief Financial Officer	2015	$ 323,343	$ 389,194	$ (65,851)	83.1%
	2014	$ 339,290	$ 457,905	$ (118,615)	74.1%
	2013	$ 183,663	$ 446,452	$ (262,789)	41.1%

Daniel M. Fitzpatrick Former Executive Vice President, Chief Financial Officer	2015	$ 823,891	$ 703,019	$ 120,872	117.2%
	2014	$ 796,147	$1,136,664	$ (340,517)	70.0%
	2013	$ 400,468	$1,004,126	$ (603,658)	39.9%
	2012	$1,259,366	$1,898,591	$ (639,225)	66.3%
	2011	$ 764,326	$1,527,927	$ (763,601)	50.0%

John E. Dean Executive Chairman	2015	$ 980,636	$ 580,971	$ 399,665	168.8%
	2014	$ 221,416	$1,309,949	$(1,088,533)	16.9%

Eugene W. Feichtner President and Chief Operating Officer	2015	$ 700,405	$ 689,828	$ 10,577	101.5%
	2014	$ 626,787	$ 919,914	$ (293,127)	68.1%
	2013	$ 323,208	$ 731,774	$ (408,566)	44.2%
	2012	$1,542,401	$1,767,294	$ (224,893)	87.3%
	2011	$ 678,190	$1,453,708	$ (775,518)	46.7%

Ryan L. Roney Executive Vice President, Chief Administrative and Legal Officer	2015	$ 475,326	$ 679,320	$ (203,994)	70.0%
	2014	$ 211,700	$ 347,429	$ (135,729)	60.9%

_______________
(1)	Amounts shown are described above the table.
(2)	Amounts shown represent the amounts shown in, or calculated in accordance with the rules for, the Total column of the Summary Compensation Table.
(3)	Amounts shown represent the difference between the Total Wages column and the Summary Compensation Table Total Compensation column.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards in 2015 to each of our Named Executive Officers, other than Mr. Dean.  Mr. Dean did not receive any grants of plan-based awards in 2015.

.

Grants of Plan-Based Awards in Fiscal Year 2015

		Date Compensation Committee Took Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Named Executive Officer	Grant Date(1)	to Grant Awards	Threshold(3)	Target(4)	Maximum(5)	of Stock or Units	Underlying Options	Awards ($/sh)(6)	Option Awards(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Modany
2015 Management Objectives(8)	N/A	07/27/15	$206,019	$824,076	$1,648,152	N/A	N/A	N/A	N/A
Rocco F. Tarasi, III
Stock Option Award(9)	06/17/15	01/26/15(10)	N/A	N/A	N/A	N/A	5,000(11)	$4.91	$18,250
RSU Award(12)	06/17/15	01/26/15(10)	N/A	N/A	N/A	2,250(13)	N/A	N/A	$11,048
RSU Award(12)	08/06/15	07/27/15(14)	N/A	N/A	N/A	16,667(15)	N/A	N/A	$50,001
2015 Management Objectives(8)	N/A	01/26/15	$ 31,141	$124,566	$ 249,131	N/A	N/A	N/A	N/A
Daniel M. Fitzpatrick
Stock Option Award(9)	06/17/15	01/26/15(10)	N/A	N/A	N/A	N/A	15,000(11)	$4.91	$54,750
RSU Award(12)	06/17/15	01/26/15(10)	N/A	N/A	N/A	6,750(13)	N/A	N/A	$33,143
2015 Management Objectives(8)	N/A	01/26/15	$ 44,939	$179,756	$ 359,512	N/A	N/A	N/A	N/A
Eugene W. Feichtner
Stock Option Award(9)	06/17/15	01/26/15(10)	N/A	N/A	N/A	N/A	17,500(11)	$4.91	$63,875
RSU Award(12)	06/17/15	01/26/15(10)	N/A	N/A	N/A	7,875(13)	N/A	N/A	$38,666
2015 Management Objectives(8)	N/A	01/26/15	$ 70,000	$280,000	$ 560,000	N/A	N/A	N/A	N/A
Ryan L. Roney
Stock Option Award(9)	06/17/15	01/26/15(10)	N/A	N/A	N/A	N/A	12,500(11)	$4.91	$45,625
RSU Award(12)	06/17/15	01/26/15(10)	N/A	N/A	N/A	5,625(13)	N/A	N/A	$27,619
Stock Option Award(9)	06/17/15	07/21/14(16)	N/A	N/A	N/A	N/A	5,208(17)	$4.91	$19,009
RSU Award(12)	06/17/15	07/21/14(16)	N/A	N/A	N/A	2,344(18)	N/A	N/A	$11,509
2015 Management Objectives(8)	N/A	01/26/15	$ 58,500	$234,000	$ 468,000	N/A	N/A	N/A	N/A
_____________
“N/A” means not applicable.
(1)	Defined as the date of the grant for financial statement reporting purposes pursuant to ASC 718.
(2)	Amounts shown represent the dollar value of the estimated possible payout upon satisfaction of the conditions subject to the 2015 short-term compensation element.
(3)	“Threshold” refers to the minimum amount payable for a certain level of results under the plan.
(4)	“Target” refers to the amount payable, if the specified results target(s) are reached.
(5)	“Maximum” refers to the maximum payout possible under the plan.
(6)	Amounts shown represent the per-share exercise or base price of the options granted in the fiscal year.
(7)
Amounts shown represent the grant date fair value, computed in accordance with ASC 718, of each stock and option award granted to the Named Executive Officer in 2015. There were no adjustments or amendments made in 2015 to the exercise price of any option awards held by any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards.

(8)
Represents awards that could be earned pursuant to the 2015 Management Objectives under the short-term compensation element that were approved by the Compensation Committee. Amounts actually earned in 2015 are reported in the Summary Compensation Table for that year in the “Non-Equity Incentive Plan Compensation” column. See “– Summary Compensation Table.”

(9)	Represents a nonqualified stock option to purchase our common stock that was granted under the Amended 2006 Plan. See “– Equity Compensation and Qualified Savings Plans – Amended 2006 Plan.”
(10)	The awards were granted by the Compensation Committee during a Committee meeting on January 26, 2015 and had an effective grant date of June 17, 2015.
(11)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on the effective date of the grant. One-third of the shares subject to the option is exercisable on each of February 9, 2016, 2017 and 2018.  With respect to Mr. Fitzpatrick, his stock options will continue to vest only as long as he remains a consultant to us. Mr. Fitzpatrick’s Consulting Agreement is scheduled to terminate on March 2, 2017.

(12)	Represents a grant of RSUs that was made under the Amended 2006 Plan. See “—Equity Compensation and Qualified Savings Plans – Amended 2006 Plan.”
(13)
The period of restriction for this RSU grant lapses in thirds on each of February 9, 2016, 2017 and 2018. These RSUs will be settled in shares of our common stock, one share for each RSU in the grant.  With respect to Mr. Fitzpatrick, his RSUs will continue to vest only as long as he remains a consultant to us.  Mr. Fitzpatrick’s Consulting Agreement is scheduled to terminate on March 2, 2017.

(14)	This award was granted by the Compensation Committee during a Committee meeting on July 27, 2015 and had an effective grant date of August 6, 2015.
(15)	The period of restriction for this RSU grant lapses in thirds on each of August 6, 2016, 2017 and 2018. These RSUs will be settled in shares of our common stock, one share for each RSU in the grant.
(16)	This award was granted by the Compensation Committee during a Committee meeting on July 21, 2014 and had an effective grant date of June 17, 2015.
(17)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on the effective date of the grant.  One-third of the shares subject to the option is exercisable on each of July 7, 2015, 2016 and 2017.

(18)	The period of restriction for this RSU grant lapses in thirds on each of July 7, 2015, 2016 and 2017. These RSUs will be settled in shares of our common stock, one share for each RSU in the grant.

Employment Contracts

We have not entered into an employment contract, whether written or oral, with Messrs. Tarasi, Feichtner or Roney.

On December 31, 2015, we entered into the New Modany Letter Agreement with Mr. Modany.  The New Modany Letter Agreement terminates in its entirety the 2014 Letter Agreement.  The New Modany Letter Agreement provides that if we terminate Mr. Modany’s employment with us without Cause, or if Mr. Modany resigns his employment with us for Good Reason, Mr. Modany, subject to his compliance with a release requirement and certain non-disclosure and restrictive covenant obligations, will be entitled to receive severance compensation in an amount equal to two times the sum of (i) his base salary, plus (ii) his target short-term compensation amount for the fiscal year in which the termination occurs, payable in substantially equal installments over the twenty-four months after the date of Mr. Modany’s termination of employment.  In addition, the New Letter Agreement provides that Mr. Modany continues to be eligible to participate in the Senior Executive Severance Plan, which provides for certain severance benefits if a termination of employment occurs under certain circumstances and if a change in control of the company has occurred or is imminent.  If, however, Mr. Modany’s employment ends under circumstances in which he is eligible to receive the severance benefits under the Senior Executive Severance Plan, he will not be entitled to the severance compensation described in the New Modany Letter Agreement.

On April 29, 2015, in connection with Mr. Fitzpatrick’s notification to us of his plan to retire as our Chief Financial Officer, we entered into the Fitzpatrick Letter Agreement, pursuant to which Mr. Fitzpatrick agreed to remain our Chief Financial Officer (or Special Advisor) through October 29, 2015 (which was subsequently advanced to September 2, 2015).  The Fitzpatrick Letter Agreement provides that subject to Mr. Fitzpatrick’s compliance with the release requirement and the restrictive covenants and cooperation provisions, he would provide consulting services to us during the 18 months following his resignation as Chief Financial Officer, and we would pay Mr. Fitzpatrick a monthly fee equivalent to his then-current monthly base salary and there will be continued vesting of his equity-based awards.

Mr. Fitzpatrick’s employment with us ended on September 2, 2015, and, pursuant to the terms of the Fitzpatrick Letter Agreement, we paid Mr. Fitzpatrick a severance payment of $64,969, which is equal to the base salary he would have been paid from September 2, 2015 to October 29, 2015, and a lump sum of $20,598, which is equal to the cost of 18 months of coverage under COBRA for continued medical, prescription drug, dental and vision coverage.  Also as provided by the Fitzpatrick Letter Agreement, on September 3, 2015, we and Mr. Fitzpatrick entered into the Consulting Agreement.  Pursuant to the Consulting Agreement, during the 18-month period following September 2, 2015, Mr. Fitzpatrick will serve as a consultant to us in exchange for a monthly fee equivalent to his most recent monthly base salary ($34,333).

On August 4, 2014, John E. Dean was appointed our Executive Chairman and became an employee of ours. In connection with his appointment as Executive Chairman, we entered into a letter agreement with Mr. Dean which provided for him to receive an annual base salary of $575,000 and a grant of RSUs on August 4, 2014 that had a value of $1,000,000, based on the closing price of our common stock on the date of grant, which resulted in a grant of 129,534 RSUs to Mr. Dean on that date. The RSUs vested in full on August 4, 2015.  On March 12, 2016, we and Mr. Dean entered into the Dean Amendment, pursuant to which the Dean Letter Agreement was amended to change Mr. Dean’s annual base salary thereunder to $200,000.

Non-Equity Incentive Plan Awards and Bonuses

The annual short-term compensation element for our executive officers relating to each of 2015, 2014 and 2013 was based on the 2015 Management Objectives, the 2014 Management Objectives and the 2013 Management Objectives, respectively. Pursuant to the SEC’s regulations, the amounts paid pursuant to this compensation element are classified in the tables in this document as non-equity incentive plan compensation, due to the fact that the awards were based on pre-established objectives.

Under the Deferred Bonus Plan, each eligible employee may elect to defer payment of all or a portion of his or her annual bonus award in the same form that the bonus is otherwise payable, either in cash or shares of our common stock. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”  None of the Named Executive Officers deferred any amounts under the Deferred Bonus Plan in 2013, 2014 or 2015.

Equity Compensation and Qualified Savings Plans

Amended 2006 Plan. On May 9, 2006, our shareholders approved the 2006 ITT Educational Services, Inc. Equity Compensation Plan (the “2006 Equity Compensation Plan”). On January 21, 2013, based on the recommendation of our Compensation Committee, our Board of Directors approved the Amended 2006 Plan and on May 7, 2013, our shareholders approved the Amended 2006 Plan.  On October 20, 2014, based on the recommendation of our Compensation Committee, our Board of Directors approved a First Amendment to the Amended 2006 Plan, which provides that the Plan Committee (as defined below) may determine to provide for a time-based period of restriction for an award of RSUs that is less than one year.  On May 22, 2015, based on the recommendation of our Compensation Committee, our Board of Directors approved a Second Amendment to the Amended 2006 Plan, which provides that the Plan Committee may determine that a time-based stock option will be exercisable prior to one year from the date of grant.

Eligibility to Receive Awards. The approximate number of persons eligible to participate in the Amended 2006 Plan is 825.

Types of Awards. The Amended 2006 Plan permits the grant of the following types of awards:
•	stock options (incentive and nonqualified);
•	SARs;
•	restricted stock;
•	RSUs;
•	performance shares;
•	performance units; and
•	other stock-based awards.

Duration of the Amended 2006 Plan. No award may be granted under the Amended 2006 Plan after May 7, 2023.

Administration. The Amended 2006 Plan is administered by a committee consisting of two or more members of our Board of Directors (the “Plan Committee”). It is intended that each member of the Plan Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the IRC, and an “independent director” under the NYSE listing standards. Our Board of Directors has currently designated the Compensation Committee as the Plan Committee for the Amended 2006 Plan; however, the entire Board will act as the Plan Committee with respect to awards to non-employee Directors. Subject to applicable law, the Plan Committee may delegate its authority under the Amended 2006 Plan.

Shares Subject to the Amended 2006 Plan. The total number of shares of our common stock available for awards under the Amended 2006 Plan is 7,350,000, subject to antidilution adjustments. Each share underlying stock options and SARs granted under the Amended 2006 Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the Amended 2006 Plan by one share. The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by two shares.

The source of shares for issuance under the Amended 2006 Plan may be authorized and unissued shares or treasury shares.

If an award under the Amended 2006 Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for future awards under the Amended 2006 Plan. The number of shares available for future awards under the Amended 2006 Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant’s tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares. In addition, any shares tendered by a participant in payment of the exercise price of an option may not be re-issued under the Amended 2006 Plan.

Pursuant to the Amended 2006 Plan, subject to antidilution adjustments:
•
the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the IRC (“incentive stock options”) may not exceed 7,350,000 shares;

•	the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to:
•	all forms of awards is 400,000 shares;
•	incentive stock options is 400,000 shares;
•	restricted stock and RSU awards is 250,000 shares; and
•	performance share awards is 250,000 shares;
•	the aggregate fair market value of shares that may be granted to a non-employee director during any calendar year may not exceed $400,000; and
•
the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $2,000,000, or a number of shares having an aggregate fair market value not in excess of that amount.

Further, no incentive stock option will be granted to a participant if, as a result of such grant, the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.

No Repricing. The Amended 2006 Plan prohibits repricing of stock options or SARs, including by way of an exchange for another award with a lower exercise price, unless shareholder approval is obtained.

Stock Options. Stock options granted under the Amended 2006 Plan may be either nonqualified or incentive stock options. Each option grant will be evidenced by an award agreement between the optionee and us setting forth the terms and conditions of the option. The Plan Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted. The Amended 2006 Plan defines “fair market value” as the closing price of our common stock on the effective date of the option grant or, if that date is not a trading day, on the most recent trading day prior to the effective date of the option grant. In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of our common stock on the effective date of the option grant.

The Plan Committee will determine the term of each stock option that it grants under the Amended 2006 Plan; however, the term may not exceed seven years from the date of grant. Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, if an optionee’s employment or service terminates due to death or disability:

•	all of the optionee’s stock options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of:
•	the date three years after the date of the optionee’s death or disability, or
•	the date the options expire in accordance with their terms; and
•	with respect to the optionee’s options with performance-based vesting provisions:
•	the optionee will forfeit all such options that are not exercisable as of the date of death or disability; and
•
options that were exercisable as of the date of death or disability will remain exercisable until the earlier of (a) the date three years after such date, or (b) the date the options expire in accordance with their terms.

For stock options granted under the 2006 Equity Compensation Plan prior to November 24, 2010, termination of an optionee’s employment or service due to retirement is treated in the same manner as termination of employment or service due to death or disability. In all cases, incentive stock options will not be exercisable for more than three months following an optionee’s death or retirement or more than one year following the termination of an optionee’s employment by reason of disability.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, upon termination by us of an optionee’s employment or service without cause, or upon termination of employment or service by the optionee for a reason other than death or disability (or retirement for stock options granted prior to November 24, 2010):
•	an optionee will forfeit all of his or her options that had not yet become exercisable; and
•
options that were exercisable as of the date of the optionee’s termination will remain exercisable until the earlier of (a) the date 90 days after the date of termination, or (b) the date the options expire in accordance with their terms.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, upon termination of employment or service for cause, an optionee will immediately forfeit all of his or her outstanding options.

SARs. SAR grants may be either freestanding or tandem with option grants. Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Plan Committee shall determine. The grant price of a freestanding SAR will not be less than 100% of the fair market value of our common stock on the effective date of the SAR grant, and the grant price of a tandem SAR will equal the exercise price of the related option. The Plan Committee will determine the term of each SAR that it grants under the Amended 2006 Plan; however, the term may not exceed seven years from the date of grant.

Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (a) the excess of the fair market value of our common stock on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Committee, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof.

If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated.

Restricted Stock and Restricted Stock Units. Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Plan Committee determines.

The period of restriction applicable to an award of restricted stock or RSUs is at least one year for awards with a time-based period of restriction granted after November 24, 2010 (unless the Plan Committee determines otherwise with respect to an award of RSUs) and all awards with a performance-based period of restriction, and was at least three years for awards with a time-based period of restriction granted under the 2006 Equity Compensation Plan prior to November 24, 2010.

Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares. Except as otherwise determined by the Plan Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock.

When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will receive those shares. When the applicable period of restriction ends, RSUs will be settled and paid. At the time of the grant, the Plan Committee shall determine whether the RSUs will be settled by delivery of shares, payment in cash of an amount equal to the fair market value of the shares on the settlement date or the average of the fair market value of the shares over a specified number of days prior to the settlement date, or a combination of shares and cash.

With respect to restricted stock with a time-based period of restriction, unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service:
•	upon a participant’s death or disability, the period of restriction will lapse immediately; and
•
upon termination of a participant’s employment or service with us for any reason other than death or disability, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, with respect to restricted stock with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to RSUs with a time-based period of restriction, unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service:
•	upon a participant’s death or disability, the period of restriction will lapse immediately, and the RSUs will be settled immediately thereafter; and
•
upon termination of a participant’s employment or service with us for any reason other than death or disability, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, with respect to RSUs with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

Performance Shares and Performance Units. Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number of shares or units granted, the applicable performance measures and performance periods, and such other provisions as the Plan Committee determines. Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.

A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.

As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Plan Committee will certify in writing the extent to which the applicable performance measures have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement. The Plan Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, if a participant terminates employment or service with us for any reason prior to the end of the performance period respecting an award of performance shares or performance units, the participant will forfeit any and all right to payment under the performance shares or performance units.

Other Stock-Based Awards. The Plan Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance measures, payment of shares as a bonus or in lieu of cash based on attainment of performance measures, and the payment of shares in lieu of cash under other of our incentive or bonus programs.

The Plan Committee may determine to pay a non-employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees in the form of another stock-based award under the Amended 2006 Plan. The Plan Committee may also determine to permit the non-employee Directors to elect whether to receive all or a portion of such retainers and fees in the form of other stock-based award. Any such other stock-based awards would not be subject to any restrictions (other than restrictions applicable to our “affiliates”).

Performance-Based Awards. The Plan Committee may grant awards that are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the IRC. For any such award, the Plan Committee will establish the goals to be used within 90 days after the commencement of the performance period, or, if the number of days in the performance period is less than 90, the number of days equal to 25% of the performance period applicable to such award. The Amended 2006 Plan sets forth certain performance measures from which the Plan Committee may select for these awards. The Plan Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In addition, unless otherwise determined by the Plan Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC. As a result of the Incentive Compensation Prohibition and until there is further clarification of the scope and breadth of the Incentive Compensation Prohibition, the Plan Committee will not grant performance-based awards on or after July 1, 2011.

Change in Control, Cash-Out and Subsidiary Disposition. Except as otherwise provided in the applicable award agreement, if we experience a change in control:
•	any and all outstanding stock options and SARs granted under the Amended 2006 Plan with time-based vesting provisions will become immediately exercisable;
•	any restrictions imposed on restricted stock, RSUs and other stock-based awards granted under the Amended 2006 Plan with time-based vesting provisions will lapse; and
•
any and all performance shares, performance units and other awards (if performance-based) granted under the Amended 2006 Plan will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the change in control, if determinable, or (b) at the target level, if not determinable.

In addition, the Plan Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price or the SAR’s grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable in connection with the change in control is less than the option’s exercise price or the SAR’s grant price.

Further, the Plan Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the Amended 2006 Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards, in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.

A change in control means the occurrence of one or more of the following:
•
the acquisition by any person (within the meaning of Section 13(d) of the Exchange Act) or group (as used in Section 14(d)(2) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) directly or indirectly of 25% or more of the outstanding shares of our common stock, provided that an increase in the percentage of the outstanding shares of our common stock beneficially owned by any person or group solely as a result of a reduction in the number of shares of our common stock then outstanding due to the repurchase by us of such common stock shall not constitute a change in control, however any subsequent acquisition of shares of our common stock by any person or group resulting in such person or group beneficially owning 25% or more of the outstanding shares of our common stock shall constitute a change in control;

•
the consummation of any consolidation or merger of us or any sale, lease, exchange or other transfer of all or substantially all of our assets, unless, immediately following such consolidation, merger or sale,

•
all or substantially all the persons (within the meaning of Section 13(d) of the Exchange Act) who were the beneficial owners of the securities eligible to vote for the election of our Board of Directors (“company voting securities”) outstanding immediately prior to the consummation of such consolidation, merger or sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or sale in substantially the same proportions as their ownership, immediately prior to the consummation of such consolidation, merger or sale, of the outstanding company voting securities, subject to certain exceptions, and

•
no person (within the meaning of Section 13(d) of the Exchange Act) (excluding any employee benefit plan or related trust sponsored or maintained by the continuing company or any entity controlled by the continuing company) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the continuing company, and

•
at least a majority of the members of the board of directors of the continuing company were incumbent directors of ours (as defined below) at the time of the execution of the definitive agreement providing for such consolidation, merger or sale or, in the absence of such an agreement, at the time at which approval of our Board of Directors was obtained for such transaction;

•
during any period of 12 consecutive calendar months, individuals who were directors of ours on the first day of such period (“incumbent directors”) cease for any reason to constitute a majority of our Board of Directors; provided, that any individual becoming a director after the first day of such period whose election or nomination by our shareholders was approved by a vote of at least a majority of the incumbent directors shall be deemed to be an incumbent director (unless such individual’s initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person); or

•	the liquidation or dissolution of us.

Notwithstanding any other provision of the Amended 2006 Plan, with respect to any provision or feature of the plan that constitutes or provides for a deferred compensation plan subject to IRC Section 409A, no event or transaction will constitute a change in control unless it is a change in control within the meaning of IRC Section 409A.

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, awards under the Amended 2006 Plan in recognition of unusual or nonrecurring events (including, without limitation, changes in capitalization) affecting us or our financial statements or of changes in applicable law, regulations, or accounting principles, whenever the Plan Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2006 Plan. With respect to any awards intended to comply with the performance-based exception under the Amended 2006 Plan, unless otherwise determined by the Plan Committee, any such exception will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception.

Recoupment of Awards. All awards granted under the Amended 2006 Plan will be subject to any company policy on recoupment of awards, as in effect from time to time, and all laws relating to the recoupment of equity-based awards.

Amendment, Suspension and Termination of the Amended 2006 Plan. The Board of Directors may amend, suspend or terminate the Amended 2006 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws. In addition, no amendment, suspension or termination may adversely impact an award previously granted without the consent of the participant to whom such award was granted unless required by applicable law.

See Exhibit 10.1 to our Current Report on Form 8-K, filed on May 7, 2013 with the SEC for a copy of the Amended 2006 Plan; Exhibit 10.10 to our Quarterly Report on Form 10-Q, filed on April 29, 2015 with the SEC for a copy of the First Amendment; and Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed on June 12, 2015 with the SEC for a copy of the Second Amendment.

2015 Awards. During 2015, the following equity-based compensation awards were granted under the Amended 2006 Plan:
•	nonqualified stock options to our key employees to purchase an aggregate of 121,208 shares of our common stock; and
•	an aggregate of 260,696 RSUs to our key employees, which RSUs settle in shares of our common stock.

Equity Compensation Plan Information. The following table sets forth information, as of December 31, 2015, about shares of our common stock that may be issued under our equity compensation plans that (1) have been approved by our shareholders and (2) have not been approved by our shareholders.

Equity Compensation Plan Information
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security holders (1)	1,881,227	$70.21 (2)	2,134,110 (3)(4)(5)
Equity compensation plans
not approved by security holders (6)	53,267	N/A	N/A (7)

Total	1,934,494	$70.21 (2)	2,134,110
________________
(1)	Consists of the Amended 2006 Plan. The material terms of the Amended 2006 Plan are described above. See “– Amended 2006 Plan.”
(2)
The weighted average exercise price is calculated based on those awards included in column (a) that have a specified exercise price, namely, outstanding stock options.  Since the outstanding RSUs and the shares credited under the Directors Deferred Compensation Plan that are included in column (a) have no exercise price, they have been excluded from the weighted average exercise price calculations in this column (b).

(3)
The total number of shares of our common stock available for awards under the Amended 2006 Plan is 7,350,000, subject to antidilution adjustments.  Each share underlying stock options and SARs granted under the Amended 2006 Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the Amended 2006 Plan by one share.  The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by three shares, if the full-value award was granted prior to May 7, 2013, and by two shares, if the full-value award was granted after that date.

(4)
The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options awarded to employees under the Amended 2006 Plan that become exercisable for the first time by the employee in any calendar year may not exceed $100,000.

(5)
Securities remaining available for future issuance under the Amended 2006 Plan include stock options (incentive and nonqualified), SARs, restricted stock, RSUs, performance shares, performance units and other stock-based awards, or any combination of the foregoing, as the Compensation Committee and Board of Directors may determine.  The maximum number of performance shares under the Amended 2006 Plan that may be granted to any eligible participant in any given calendar year is 250,000 shares.

(6)	These equity compensation plans include the:
•	Directors Deferred Compensation Plan; and
•	Deferred Bonus Plan.
The material terms of each of these plans are described elsewhere in this document.  See “– Director Compensation – Directors Deferred Compensation Plan” and “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”
(7)	There is no limit on the number of shares of our common stock available for future issuance under either the Directors Deferred Compensation Plan or the Deferred Bonus Plan.

ESI 401(k) Plan. On May 16, 1998, we established the ESI 401(k) Plan, a qualified defined contribution plan. The ESI 401(k) Plan is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. Prior to July 1, 2013, for each payroll period, we made matching cash contributions in an amount equal to (a) 100% of the first 1% of the employee’s salary that the employee contributed to the plan and (b) 50% of the next 4% of the employee’s salary that the employee contributed to the plan. Beginning on July 1, 2013, for each payroll period, we make matching cash contributions in an amount equal to 50% of the first 6% of the employee’s salary that the employee contributes to the plan. Our matching contributions vest 100% upon completion of the third full year that the employee is employed by us. Employees can elect to contribute from 1% to the maximum amount of their salaries that is permitted by federal law, and they have a choice of 23 investment funds in which to invest their contributions.

After age 59½, employees may withdraw most of their and our vested contributions, including rollover, matching, employee pre-tax and predecessor plan contributions, and the earnings thereon. Prior to age 59½, withdrawals by an employee are limited to rollover and predecessor plan contributions, unless the employee qualifies for a financial hardship withdrawal or a withdrawal in connection with a leave to perform qualifying military service. Upon termination of employment, the employee may withdraw all amounts attributable to the employee’s contributions and our vested contributions. Payments are normally made in a single lump sum, but if the employee’s balance is above a threshold amount, the employee may elect to receive payment in annual or monthly installments over a period not to exceed 20 years.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards granted by us to the Named Executive Officers that were outstanding on December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End 2015

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested(3)	Market Value of Shares or Units of Stock that have Not Vested(4)
	Exercisable(1)	Unexercisable(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Kevin M. Modany
01/28/09 Award (5)	100,000	0	$121.56	01/28/16
01/27/10 Award (6)	125,000	0	$113.41	01/27/17
01/27/11 Award (7)	125,000	0	$69.43	01/27/18
02/13/12 Award - Option (8)	62,500	0	$75.16	02/13/19
05/09/13 Award - Option (9)	41,666	20,834	$19.31	05/09/20
05/09/13 Award - RSUs (10)					9,375	$34,969
02/04/14 Award - Option (11)	20,833	41,667	$27.94	02/04/21
02/04/14 Award - RSUs (12)					18,750	$69,938
Rocco F. Tarasi, III
05/09/13 Award - Option (9)	3,333	1,667	$19.31	05/09/20
05/09/13 Award - RSUs (10)					750	$2,798
02/04/14 Award - Option (11)	1,666	3,334	$27.94	02/04/21
02/04/14 Award - RSUs(12)					1,500	$5,595
06/17/15 Award - Option(13)	0	5,000	$4.91	06/17/22
06/17/15 Award - RSUs(14)					2,250	$8,393
08/06/15 Award - RSUs(15)					16,667	$62,168
Daniel M. Fitzpatrick
01/28/09 Award (5)	20,000	0	$121.56	01/28/16
01/27/10 Award (6)	22,000	0	$113.41	01/27/17
01/27/11 Award - Option (7)	16,500	0	$69.43	01/27/18
02/13/12 Award - Option (8)	11,000	0	$75.16	02/13/19
05/09/13 Award - Option (9)	10,000	5,000	$19.31	05/09/20
05/09/13 Award - RSUs (10)					2,250	$8,393
02/04/14 Award - Option (11)	5,000	10,000	$27.94	02/04/21
02/04/14 Award - RSUs (12)					4,500	$16,785
06/17/15 Award - Option(13)	0	15,000	$4.91	06/17/22
06/17/15 Award - RSUs(14)					6,750	$25,178
John E. Dean
05/21/13 Award - RSUs (16)					3,598	$13,421
Eugene W. Feichtner
01/28/09 Award (5)	17,500	0	$121.56	01/28/16
01/27/10 Award (6)	20,000	0	$113.41	01/27/17
01/27/11 Award - Option (7)	10,000	0	$69.43	01/27/18
02/13/12 Award - Option (8)	10,000	0	$75.16	02/13/19
05/09/13 Award - Option (9)	6,666	3,334	$19.31	05/09/20
05/09/13 Award - RSUs (10)					1,500	$5,595
02/04/14 Award - Option (11)	3,333	6,667	$27.94	02/04/21
02/04/14 Award - RSUs (12)					3,000	$11,190
06/17/15 Award - Option(13)	0	17,500	$4.91	06/17/22
06/17/15 Award - RSUs(14)					7,875	$29,374
Ryan L. Roney
06/17/15 Award - Option (13)	0	12,500	$4.91	06/17/22
06/17/15 Award - RSUs (14)					5,625	$20,981
06/17/15 Award - Option (17)	1,736	3,472	$4.91	06/17/22
06/17/15 Award - RSUs (18)					1,563	$5,830
__________
(1)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that were exercisable as of December 31, 2015.
(2)
Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that were unexercisable as of December 31, 2015. These options will become exercisable on their scheduled vesting dates as noted in the footnotes below, except that the options will become immediately exercisable upon the occurrence of an acceleration event or change in control, or upon termination of employment due to death or disability.

(3)
Amounts shown represent on an award-by-award basis, the total number of shares of our common stock that had not vested as of December 31, 2015. These awards will vest on their scheduled vesting dates as noted in the footnotes below, except that the RSUs will immediately vest upon the occurrence of a change in control or upon termination of employment due to death or disability.

(4)
Amounts shown represent on an award-by-award basis, the aggregate market value of shares of our common stock that had not vested as of December 31, 2015. The aggregate market value is calculated by multiplying the number of shares or units by the closing market price of a share of our common stock on December 31, 2015.

(5)	This stock option award vested in three equal installments on January 28, 2010, 2011 and 2012.
(6)	This stock option award vested in three equal installments on January 27, 2011, 2012 and 2013.
(7)	This stock option award vested in three equal installments on January 27, 2012, 2013 and 2014.
(8)	This stock option award vested in three equal installments on February 13, 2013, 2014 and 2015.
(9)	This stock option award vests in three equal installments on May 9, 2014, 2015 and 2016.
(10)	The remaining portion of this RSU award vests on May 9, 2016, and will be settled in shares of our common stock.
(11)	This stock option award vests in three equal installments on February 4, 2015, 2016 and 2017.
(12)	The remaining portion of this RSU award vests in two equal installments on February 4, 2016 and 2017, and will be settled in shares of our common stock.
(13)
This stock option award vests in three equal installments on February 9, 2016, 2017 and 2018.  With respect to Mr. Fitzpatrick, his stock options will continue to vest only as long as he remains a consultant to us.  Mr. Fitzpatrick’s Consulting Agreement is scheduled to terminate on March 2, 2017.

(14)
This RSU award vests in three equal installments on February 9, 2016, 2017 and 2018, and will be settled in shares of our common stock.  With respect to Mr. Fitzpatrick, his RSUs will continue to vest only as long as he remains a consultant to us.  Mr. Fitzpatrick’s Consulting Agreement is scheduled to terminate on March 2, 2017.

(15)	This RSU award vests in three equal installments on August 6, 2016, 2017 and 2018, and will be settled in shares of our common stock.
(16)	This RSU award vests in full on May 21, 2016.
(17)	This stock option award vests in three equal installments on July 7, 2015, 2016 and 2017.
(18)	The remaining portion of this RSU award vests in two equal installments on July 7, 2016 and 2017.

Option Exercises and Stock Vested Table

The following table sets forth, on an aggregated basis, information concerning the exercise of stock options to purchase common stock by, and the vesting of RSUs held by, the Named Executive Officers during 2015.

Option Exercises and Stock Vested in Fiscal Year 2015

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Kevin M. Modany	0	$0	70,245	$507,708
Rocco F. Tarasi, III	0	$0	2,299	$15,446
Daniel M. Fitzpatrick	0	$0	14,324	$102,636
John E. Dean	0	$0	131,256	$395,464
Eugene W. Feichtner	0	$0	11,943	$86,568
Ryan L. Roney	0	$0	781	$2,999
_____________
(1)	Amounts shown represent the number of shares of our common stock related to which RSUs vested during the fiscal year.
(2)
Amounts shown represent the aggregate dollar amount realized by the Named Executive Officer upon vesting of the RSUs. The dollar amount realized upon vesting of RSUs in 2015 was determined by multiplying the number of RSUs vested by the market price of a share of our common stock on the vesting date. The dollar amounts realized upon vesting of all RSUs in 2015 held by the Named Executive Officer are then added together to obtain the aggregate dollar amount shown in this column.

Pension Benefits Table

The following table sets forth information concerning the Named Executive Officers’ pension benefits under each pension plan in which we participated.

Pension Benefits

Named Executive Officer	Plan Name (1)	Number of Years of Credited Service (2)	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year (4)
Kevin M. Modany
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	4(6)	$ 39,618	$ 0
	ESI Excess Pension Plan	4(6)	$ 51,082	$ 0
Rocco F. Tarasi, III
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
Daniel M. Fitzpatrick
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
John E. Dean
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
Eugene W. Feichtner
	Old Pension Plan	16(7)	$341,506	$ 0
	ESI Pension Plan	27(6)	$304,971	$ 0
	ESI Excess Pension Plan	27(6)	$ 81,355	$ 0
Ryan L. Roney
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
_____________
(1)
Includes each plan that provides for specific retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.

(2)	Computed as of December 31, 2015.
(3)
Amounts shown represent the actuarial present value of the Named Executive Officer’s accumulated benefit under the plan, computed as of December 31, 2015. The estimated amounts assume that the Named Executive Officer’s retirement age is the normal retirement age as defined in the plan or, if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age. The estimated amounts are based on the Named Executive Officer’s most current compensation subject to the plan and, as such, future levels of the Named Executive Officer’s compensation are not estimated for purposes of the calculation. The estimated amounts used to quantify the present value of the accumulated benefit under the Old Pension Plan assume a normal retirement age of 65 using the RP-2000 mortality table and a 3.50% discount rate as of December 31, 2015 for each of the Named Executive Officers who participates in the plan. No mortality is assumed prior to age 65 for any of the Named Executive Officers in the estimated amounts shown for the Old Pension Plan. See Note 14 – Employee Benefit Plans of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC for a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit under the ESI Pension Plan and ESI Excess Pension Plan.

(4)	Amounts shown represent the dollar amount of any payments and benefits paid to the Named Executive Officer under each plan identified during 2015.
(5)	The Named Executive Officer’s employment with us began after participation in the plan by new eligible employees had ended.
(6)
The Named Executive Officer’s number of years of credited service with respect to the ESI Pension Plan and the ESI Excess Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because:

•
any benefit service with ITT Corporation or any of its affiliated companies that was credited to the participating employee under the Old Pension Plan or the Retirement Plan for Salaried Employees of ITT Nevada (the “Nevada Pension Plan”), is treated as benefit service with us under the ESI Pension Plan and the ESI Excess Pension Plan;

•	the ESI Pension Plan covers only most of our eligible salaried employees who were employed by us prior to June 2, 2003; and
•	the ESI Excess Pension Plan covers only a select group of our management and highly-compensated employees who were employed by us prior to June 2, 2003.

The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan through the date that the plans were frozen. The number of years of actual service with us or an affiliated company by each Named Executive Officer who participates in the ESI Pension Plan or the ESI Excess Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the ESI Pension Plan and the ESI Excess Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plan (b)	Difference (b-a)
Kevin M. Modany	13.5	4	(9.5)
Eugene W. Feichtner	36.6	27	(9.6)

The number of actual years of service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan, rounded to the nearest whole year in accordance with each plan’s terms, is greater than the number of credited years of service under the ESI Pension Plan and the ESI Excess Pension Plan and, therefore, no benefit augmentation resulted under the ESI Pension Plan or the ESI Excess Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service. The benefit accruals under the ESI Pension Plan and the ESI Excess Pension Plan for all participants in the plans were frozen on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006. See “– Pension Plans – ESI Pension Plan” and “– ESI Excess Pension Plan.”

(7)
The Named Executive Officer’s number of years of credited service under the Old Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because our participation in the Old Pension Plan ended on December 19, 1995. The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with a participating company under the Old Pension Plan through the end of our participation in the Old Pension Plan. See “– Pension Plans – Old Pension Plan.” The number of years of actual service with us or an affiliated company by each Named Executive Officer who participated in the Old Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the Old Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plan (b)	Difference (b-a)
Eugene W. Feichtner	36.6	16	(20.6)

The number of actual years of service with us or an affiliated company is greater than the number of credited years of service under the Old Pension Plan and, therefore, no benefit augmentation resulted under the Old Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service.

Pension Plans

Old Pension Plan. Prior to December 19, 1995, we participated in the Old Pension Plan, a non-contributory defined benefit pension plan that covered substantially all of our eligible salaried employees, including our executive officers. We paid the entire cost of the Old Pension Plan with respect to our employees. Normal retirement age under the Old Pension Plan is 65.

The annual pension amounts to 2% of a participant’s average final compensation (as defined below) for each of the first 25 years of benefit service, plus 1.5% of a participant’s average final compensation for each of the next 15 years of benefit service prior to December 19, 1995, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the participant’s primary Social Security benefit is used for such reduction. A participant’s average final compensation (including salary plus approved bonus payments) is defined under the Old Pension Plan as the total of (a) a participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a participant’s average annual compensation not including base salary (such as approved bonus compensation and overtime) for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service affording the highest such average. The dollar value of base salary and approved bonus (which may include non-equity incentive plan compensation under Item 402(a) of Regulation S-K under the Exchange Act), whether cash and/or non-cash, are the components of the compensation that are used for purposes of determining “average final compensation” under the Old Pension Plan, but annual compensation in excess of $160,000 and compensation accrued after December 18, 1995 are not taken into account. The Old Pension Plan also provides for: (a) undiscounted early retirement pensions for participants who retire at or after age 60 and prior to normal retirement age following completion of 15 years of eligibility service; and (b) discounted early retirement pensions for participants who retire between ages 55 and 59 and whose age and years of eligibility service equate to at least 80. A participant is vested in benefits accrued under the Old Pension Plan upon completion of five years of eligibility service. A participant may receive a distribution in the form of a qualified joint and survivor annuity or a life annuity. The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than a life annuity based solely on the participant’s life expectancy. No extra years of credited service under the Old Pension Plan have been granted to any of the Named Executive Officers. As of December 31, 2015, Mr. Feichtner was the only Named Executive Officer participant who qualified for early retirement under the Old Pension Plan based on age and years of service, but he has not elected to receive the early retirement annual benefit under the Old Pension Plan. ITT Corporation is responsible for all benefits accrued under the Old Pension Plan and for administering those benefits with respect to its own employees as well as our retirees.

ESI Pension Plan. On June 9, 1998, we established the ESI Pension Plan that, prior to June 2, 2003, covered most of our eligible salaried employees, including our executive officers. The purpose for establishing the ESI Pension Plan was to replace the Nevada Pension Plan. We participated in the Nevada Pension Plan, which covered substantially all of our eligible salaried employees, including our executive officers, from December 20, 1995 to June 9, 1998. The Nevada Pension Plan was terminated and liquidated in June 2000 and is no longer in existence. Effective June 2, 2003, the ESI Pension Plan was amended to cover only most of our eligible salaried employees, including our executive officers, who were employed by us prior to June 2, 2003. The benefit accruals under the ESI Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006, other than interest credits described below.

The ESI Pension Plan is a cash balance defined benefit plan, which provides a set benefit to participating employees at their retirement that is not affected by the amount of our contributions to the ESI Pension Plan trust or the investment gains or losses with respect to such contributions. The ESI Pension Plan credited a bookkeeping account associated with each participating employee with:
•
an amount based on the employee’s compensation, age and years of benefit service (the “Pay Credit”) at the end of each plan year (i.e., January 1 through December 31, except for the first plan year of June 9, 1998 through December 31, 1998) through March 31, 2006 of the 2006 plan year;

•
interest credits on the portion of the balance attributable to Pay Credits credited to the bookkeeping account for plan years prior to the 2002 plan year, calculated as of the end of each plan year at the fixed rate of 8% through December 31, 2010 and 5% beginning January 1, 2011, compounded annually; and

•
interest credits on the portion of the balance attributable to Pay Credits credited to the bookkeeping account for the 2002 and subsequent plan years, calculated as of the end of each plan year at a variable rate ranging from 6% to 12% through December 31, 2010 and 4% to 12% beginning January 1, 2011, compounded annually.

The variable rate for a plan year is the average of the 30-year U.S. Treasury Bond (or a comparable instrument) rates on each of March 31, June 30 and September 30 of the immediately preceding plan year. At retirement, the participating employee will receive a benefit equal to the value of the bookkeeping account associated with such employee. We pay the entire cost of the ESI Pension Plan. The Pay Credit equals a percentage of the participating employee’s compensation (consisting of base salary, overtime pay and bonuses (which may include non-equity incentive plan compensation under Item 402(a) of Regulation S-K under the Exchange Act) whether cash and/or non-cash) for the plan year and is determined under the following schedule according to points based on the participating employee’s age and years of benefit service:

Standard Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	2.5
30-34	2.5	2.5
35-39	3.0	3.0
40-44	3.5	3.5
45-49	4.0	4.0
50-54	4.5	4.5
55-59	5.5	5.5
60-64	6.5	6.5
65-69	7.5	7.5
70-74	9.0	9.0
75-79	10.5	10.5
80+	12.0	12.0

Participating employees who met certain age and service requirements received Pay Credits under the following “Transition Schedule,” which is more generous:

Transition Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	8.0
30-34	2.5	8.0
35-39	3.0	8.0
40-44	3.5	8.0
45-49	4.0	8.0
50-54	4.5	8.0
55-59	5.5	8.0
60-64	7.0	8.0
65-69	8.5	8.5
70-74	10.5	10.5
75-79	13.0	13.0
80+	16.0	16.0

Mr. Modany received Pay Credits under the “Standard Schedule,” Mr. Feichtner received Pay Credits under the “Transition Schedule” and Messrs. Tarasi, Fitzpatrick, Dean and Roney were ineligible to participate in the ESI Pension Plan.

The participating employee’s points for a plan year equal the sum of the employee’s age and years of benefit service as of the last day of the plan year. Any benefit service and vesting service with ITT Corporation or any of its affiliated companies that were credited to the participating employee under the Old Pension Plan as of December 19, 1995 or under the Nevada Pension Plan from December 20, 1995 through June 9, 1998 are treated as benefit service and vesting service, respectively, with us under the ESI Pension Plan. A participating employee who has completed three or more years of vesting service (or his or her beneficiary) is eligible to receive a distribution from the ESI Pension Plan upon the participating employee’s retirement on or after age 55, disability, death or after the employee has both terminated employment and reached age 55. The form and timing of the distribution may vary depending on the reason the participant’s employment ends, the participant’s marital status, the present value of the bookkeeping account associated with the employee and the employee’s election. An employee may receive a distribution in the form of a lump sum, qualified joint and survivor annuity (for married participants) or life annuity (for unmarried participants). The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than for a life annuity based solely on the participant’s life expectancy. We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Pension Plan have been credited to any of the Named Executive Officers. As of December 31, 2015, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the ESI Pension Plan based on age and years of service. If Mr. Feichtner’s employment with us terminated as of December 31, 2015, he would receive his accrued benefit under the ESI Pension Plan as of that date, which was $304,971.  An eligible employee’s benefits under the ESI Pension Plan will be paid from the trust maintained for the ESI Pension Plan that has been funded by us.

ESI Excess Pension Plan. On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan for a select group of our management and highly compensated employees. The benefit accruals under the ESI Excess Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006. The purpose of the ESI Excess Pension Plan was to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. The practical effect of the ESI Excess Pension Plan was to continue the calculation of retirement benefits to all employees on a uniform basis. The eligible employee’s compensation upon which the benefits under the ESI Excess Pension Plan are based is the same as for that eligible employee’s benefits under the ESI Pension Plan (but without regard to the IRC limit on includible compensation for qualified plans).

An eligible employee will receive his or her benefit under the ESI Excess Pension Plan in a lump sum cash payment within 60 days following his or her termination of employment. If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, however, then his or her benefit will be paid on the first day that is six months after the eligible employee’s termination of employment. If an eligible employee dies before the benefit due to the employee under the ESI Excess Pension Plan has been paid, then the benefit will be paid to the employee’s beneficiary within 60 days after the employee’s death. We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Excess Pension Plan have been credited to any of the Named Executive Officers. As of December 31, 2015, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the ESI Excess Pension Plan based on age and years of service. If Mr. Feichtner’s employment with us terminated as of December 31, 2015, he would receive his accrued benefit under the ESI Excess Pension Plan as of that date, which was $81,355. An eligible employee’s benefits under the ESI Excess Pension Plan will generally be paid directly by us. See “– ESI Pension Plan.”

Nonqualified Deferred Compensation Plan Table

The following table sets forth information concerning the compensation of the Named Executive Officers in our 2015 fiscal year under the ESI Excess Savings Plan and the Directors Deferred Compensation Plan. None of the Named Executive Officers has deferred any bonus compensation under the Deferred Bonus Plan.

Nonqualified Deferred Compensation in Fiscal Year 2015

Named Executive Officer	Executive Contributions in Last Fiscal Year (1)	ITT/ESI Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Kevin M. Modany
ESI Excess Savings Plan	$0	$0	$ 4,920(2)	$64,199(3)
Rocco F. Tarasi, III
ESI Excess Savings Plan	$0	$0	$ 0	$ 0
Daniel M. Fitzpatrick
ESI Excess Savings Plan	$0	$0	$ 0	$ 0
John E. Dean
ESI Excess Savings Plan	$0	$0	$ 0	$ 0
Directors Deferred Compensation Plan	$0	$0	$(95,227)(4)	$60,407(5)
Eugene W. Feichtner
ESI Excess Savings Plan	$0	$0	$ 348(2)	$ 4,540(3)
Ryan L. Roney
ESI Excess Savings Plan	$0	$0	$ 0	$ 0
____________
(1)
Effective for plan years beginning on and after January 1, 2008, we froze the ESI Excess Savings Plan, such that eligible employees may no longer make elective contributions and we no longer make contributions under the ESI Excess Savings Plan. See “—Nonqualified Deferred Compensation Plans—ESI Excess Savings Plan.”

(2)
Represents the dollar amount of the aggregate interest or other earnings accrued during 2015 to the Named Executive Officer’s account under the ESI Excess Savings Plan. The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for the 2015 year is the above-market or preferential earnings in 2015 on the balance of the Named Executive Officer’s account under the ESI Excess Savings Plan which are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. See “– Summary Compensation Table.”

(3)
Represents the dollar amount of the total balance of the Named Executive Officer’s account at the end of 2015 under the ESI Excess Savings Plan. The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for each of the 2014 and 2013 years is the above-market or preferential portion of aggregate earnings under the ESI Excess Savings Plan in 2014 and 2013, which contribute to the aggregate balance of the Named Executive Officer’s ESI Excess Savings Plan account at year-end 2015. Those earnings are included in the amount of the Named Executive Officer’s compensation for the particular year and are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table for that particular year. The amount of those above-market or preferential earnings for each of the Named Executive Officers is specified in the table below.

ESI Excess Savings Plan Above-Market Earnings in Fiscal Year
Named Executive Officer	2014	2013
Kevin M. Modany	$2,696	$3,011
Rocco F. Tarasi, III	$ 0	$ 0
Daniel M. Fitzpatrick	$ 0	$ 0
John E. Dean	$ 0	$ 0
Eugene W. Feichtner	$ 192	$ 214
Ryan L. Roney	$ 0	$ 0

(4)
Represents the dollar amount of the stock price depreciation during 2015 attributable to the deferred shares credited to Mr. Dean’s deferred stock account under the Directors Deferred Compensation Plan.  None of this amount is reported as compensation to Mr. Dean in the Summary Compensation Table.

(5)
Represents the fair value of the total balance of Mr. Dean’s deferred stock account at the end of 2015 under the Directors Deferred Compensation Plan, calculated by multiplying the number of shares credited to Mr. Dean’s deferred stock account by the closing price of a share of our common stock on December 31, 2015.  The portion of this amount that relates to elections by Mr. Dean to receive and defer his annual retainer in shares of our common stock in prior years was reported in the Directors Compensation Table in prior years’ Proxy Statements.

Nonqualified Deferred Compensation Plans

ESI Excess Savings Plan. On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. Effective for plan years beginning on and after January 1, 2008, we froze the ESI Excess Savings Plan, such that eligible employees may no longer make elective deferrals and we will no longer make contributions under the ESI Excess Savings Plan. The ESI Excess Savings Plan offered eligible employees, who were precluded by federal limitations from fully participating in the ESI 401(k) Plan, a means for:
•	restoring their contributions lost under the ESI 401(k) Plan due to the federal limitations;
•	restoring our matching and non-matching contributions lost under the ESI 401(k) Plan due to the federal limitations; and
•	deferring a portion of their salaries equal to either 5% or the same deferral percentage that they elected under the ESI 401(k) Plan.

Any deferral of an eligible employee’s salary under the ESI Excess Savings Plan applied only with respect to the salary that exceeded the federal limitations. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

Prior to the freeze of the ESI Excess Savings Plan, we made matching contributions under the ESI Excess Savings Plan equal to 100% of the first 1% and 50% of the next 4% of the eligible employee’s salary that the employee deferred under the ESI Excess Savings Plan. Any amounts credited to an eligible employee under the ESI Excess Savings Plan will accrue interest at the rate of 8% compounded monthly. This rate is determined by the Compensation Committee and may be changed at any time by that Committee. Our matching contributions vest 100% upon completion of the third full year that the employee is employed by us. The payment of the eligible employee’s salary deferrals, our vested matching contributions and the attributable interest accrued thereon will be made in a single lump sum cash payment within 60 days following a Change in Control (as defined in the ESI Excess Savings Plan and below) or the eligible employee’s termination of employment. If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, however, then his or her amounts will be paid on the first day that is six months after his or her termination of employment. If an eligible employee dies before the amounts due to the employee under the ESI Excess Savings Plan have been paid, then those amounts will be paid to the employee’s beneficiary within 60 days after the employee’s death.

A Change in Control under the ESI Excess Savings Plan means one of the following events:
•
the acquisition of ownership (other than by way of merger or consolidation with an entity that, immediately before the acquisition, was a Controlling Company (as defined in the ESI Excess Savings Plan and below)) during any 12 month period, by any one person or more than one person acting as a group, of all or substantially all of the assets of a Controlling Company;

•
the acquisition (other than by a Controlling Company) by any one person or more than one person acting as a group, of ownership of more than 50% of the total fair market value or total voting power of the ownership interests of stock of a Controlling Company;

•
the acquisition (other than by a Controlling Company) during any 12 month period, by any one person or more than one person acting as a group, of ownership of stock of a Controlling Company possessing 30% or more of the total voting power of stock of the Controlling Company; or

•
the replacement of a majority of members of the board of directors or comparable governing body of a Controlling Company, during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Controlling Company’s board of directors or comparable governing body prior to the date of the appointment or election.

A “Controlling Company” means:

•	us;
•	a related company that participates in the ESI Excess Savings Plan and employs the eligible employee;
•	a related company that is the majority owner of us or a participating company that employs the eligible employee; or
•	any related company in an uninterrupted chain of majority ownership culminating in the ownership of us or a participating company that employs the eligible employee.

Deferred Bonus Plan. On March 15, 2000, we established, and effective January 1, 2008, we restated, the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. The Deferred Bonus Plan provides that each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the same form that the bonus is otherwise payable, either in cash or shares of our common stock. The deferral of payment of cash or shares of our common stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. This rate is determined by the Compensation Committee and may be changed at any time by that Committee. Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock, based on the fair market value at the time of the conversion.

An eligible employee under the Deferred Bonus Plan may elect, as part of his or her deferral election, to receive payment of the deferred portion of his or her annual bonus compensation (a) within 60 days after termination of his or her employment with us or (b) in January of a designated calendar year that is no earlier than the second calendar year after the year in which the deferred bonus compensation was determined. If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, then any amounts payable to the eligible employee under the Deferred Bonus Plan on account of his or her termination of employment with us will be paid on the first day that is six months after termination of his or her employment. If an eligible employee dies before all amounts due to the employee under the Deferred Bonus Plan have been paid, the unpaid balance will be paid in a lump sum within 60 days following the eligible employee’s death, regardless of the employee’s election. Payment of cash amounts deferred are made in the form of cash, and payment of shares of our common stock deferred are made in the form of shares of our common stock, except that any cash dividends that have not been converted to shares of our common stock will be paid in cash.

None of the Named Executive Officers deferred any amounts under the Deferred Bonus Plan in 2015.

Directors Deferred Compensation Plan. Mr. Dean is the only Named Executive Officer with amounts deferred under the Directors Deferred Compensation Plan, due to his prior status as a non-employee Director of ours.  See “—Director Compensation—Directors Deferred Compensation Plan” for a description of the Directors Deferred Compensation Plan.

Potential Payments Upon Termination or Change In Control

The amounts set forth or referenced in this section reflect amounts payable and the value of benefits under our plans and arrangements to each of the Named Executive Officers in the event of termination of such executive’s employment and/or a change in control of us under various circumstances. The various types of circumstances that would trigger payments and benefits are specified in the discussion of each plan and arrangement under which benefits would be received. The following discussion is of plans and arrangements currently in effect, but it is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change in control. Further, the amounts shown are estimates and are based on numerous assumptions, including that employment terminated or a change in control occurred on December 31, 2015, except as otherwise noted. Therefore, the actual amounts of the payments and benefits that would be received by the Named Executive Officers could be more or less than the amounts set forth below, and can only be determined at the time of an actual termination of employment or change in control event.

Senior Executive Severance Plan. On October 22, 2007, we established the Senior Executive Severance Plan, which provides severance benefits for a select group of our executives (including all of the Named Executive Officers other than Mr. Dean, due to his status as Executive Chairman, and Mr. Fitzpatrick, due to his resignation effective September 2, 2015) when:
•
the covered executive’s employment is terminated, other than for cause, or when the covered executive terminates his or her employment for good reason, in each case within two years after the occurrence of an acceleration event, as described below; or

•	the covered executive’s employment is terminated, other than for cause, during an imminent acceleration event period, as described below.

As a result, the benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent. Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur. The Compensation Committee has determined that this “double trigger” requirement is in the best interests of our company and our shareholders.

The Senior Executive Severance Plan provides two levels of benefits for covered executives, based on the covered executive’s position with us. Under the Senior Executive Severance Plan, Mr. Modany would receive the higher level of benefits and Messrs. Tarasi, Feichtner and Roney would receive the lower level of benefits. If Mr. Modany’s employment is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he resigns for good reason within two years after an acceleration event, he would be entitled to the following from us:
•
three times his highest annual base salary rate paid and his highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period);

•
a lump sum amount equal to three times the product of his highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to him under the ESI 401(k) Plan at any time during that three year period;

•
a lump sum stipend equal to 36 times the monthly premium that, as of the date of Mr. Modany’s termination of employment, is charged to qualified beneficiaries for health care continuation coverage under COBRA, for the same coverage options and levels of medical, prescription drug, dental and vision coverage that he had in effect under our welfare plans immediately prior to his termination of employment;

•
a lump sum stipend equal to 36 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him immediately prior to his termination of employment; and

•
a tax gross-up payment that covers any excise tax, interest and penalties under the IRC arising from the payment to him of any amount under the Senior Executive Severance Plan or otherwise as a result of an acceleration event.

If the employment of any of the other Named Executive Officers (other than Mr. Dean or Mr. Fitzpatrick) is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he resigns for good reason within two years after an acceleration event, he would be entitled to the following from us under the Senior Executive Severance Plan:

•
two times his highest annual base salary rate paid and his highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period);

•
a lump sum amount equal to two times the product of his highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to that executive under the ESI 401(k) Plan at any time during that three year period;

•
a lump sum stipend equal to 24 times the monthly premium that, as of the date of the executive’s termination of employment, is charged to qualified beneficiaries for COBRA continuation coverage for the same coverage options and levels of medical, prescription drug, dental and vision coverage that the executive had in effect under our welfare plans immediately prior to his termination of employment; and

•
a lump sum stipend equal to 24 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him immediately prior to his or her termination of employment;

provided, however, that in the event that any payments to one of these other Named Executive Officers under the Senior Executive Severance Plan or otherwise in connection with an acceleration event would be subject to any excise tax under Section 4999 of the IRC, then those payments will be reduced to the extent necessary to prevent any portion of the payments from being subject to an excise tax under that section of the IRC, but only if such reduction would allow the executive to retain a greater net after-tax benefit than he or she would have received if the payments had not been reduced and the executive had paid all applicable income, employment and excise taxes.

The Senior Executive Severance Plan provides that, in order to receive any severance benefits under that plan, the covered executive must agree to comply with certain restrictive covenants, including that the covered executive:
•	will not be employed by, work for, consult with, lend assistance to or engage in businesses competitive with ours for a period of one year after termination of employment;
•	will not solicit or induce to leave any of our employees for a period of one year after the executive’s termination of employment;
•	will not urge or induce any of our customers or others with whom we have a business relationship to terminate or limit their business with us for a period of one year after termination of employment;
•	will not disparage us for a period of one year after termination of employment; and
•
will not disclose or use our confidential information for as long a period of time as permitted by applicable law, and in any event for a period of at least three years after termination of employment.

The covered executive must also execute a general release releasing us and certain related entities and individuals from all claims that he or she has or may have against us or them that arise on or before the date the executive signs the release.

The Senior Executive Severance Plan provides that the severance amounts will be paid by us in a lump sum cash payment within 30 calendar days following the covered executive’s termination or, if later, on the first business day after expiration of the revocation period of the general release. Payment of any gross-up amount to Mr. Modany is to be made within five business days after a chosen accounting firm determines whether such a payment is due. In all cases, any amounts due under the Senior Executive Severance Plan must be paid no later than March 15 of the calendar year following the calendar year in which the executive’s termination of employment occurs.

 An “acceleration event” under the Senior Executive Severance Plan will occur if:
•
a report on Schedule 13D is filed with the SEC disclosing that any person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, is the beneficial owner of 20% or more of the outstanding shares of our common stock, other than as a result of an increase in the percentage of the outstanding shares beneficially owned by such person solely as a result of a reduction in the number of shares then outstanding due to the repurchase by us of our common stock, provided that any subsequent acquisition of shares of our common stock by any person resulting in such person beneficially owning 20% or more of the outstanding shares of our common stock shall constitute an acceleration event;

•
a person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, purchases shares of our common stock in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 15% or more of the outstanding shares of our common stock;

•	our shareholders approve:
•
any consolidation or merger of us in which we are not the continuing or surviving corporation or our common stock is converted into cash, securities or other property, unless the transaction was a merger in which our shareholders immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation that they held in us immediately prior to the merger; or

•	any sale, lease, exchange or other transfer of all or substantially all of our assets; or
•
a majority of the members of our Board of Directors changes within a 12-month period, unless the election or nomination for election of each of the new Directors by our shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period.

An “imminent acceleration event period” under the Senior Executive Severance Plan means the period:

•	beginning on the first to occur of:
•	a public announcement of a proposal or offer that, if consummated, would be an acceleration event;
•	a making to one or more of our Directors or executive officers of a written proposal that, if consummated, would be an acceleration event; or
•	approval by our Board of Directors or shareholders of a transaction that, upon closing, would be an acceleration event; and
•	ending upon the first to occur of:

•	a public announcement that the contemplated acceleration event has been terminated or abandoned;
•	the occurrence of the contemplated acceleration event; or
•	18 months after the beginning of the imminent acceleration event period.

A resignation for “good reason” means:

•	a material diminution in the covered executive’s base compensation;
•	a material diminution in the covered executive’s authority, duties or responsibilities;
•
a material diminution in the authority, duties or responsibilities of the person to whom the covered executive is required to report (including, for example, a requirement that a covered executive who previously reported to the Board of Directors instead report to a corporate officer or employee);

•	a material diminution in the budget over which the covered executive retains authority;
•	a material change in the geographic location at which the covered executive must perform services; and
•	if the terms and conditions of a covered executive’s employment are governed by an agreement, any other action or inaction that constitutes a material breach by us or any successor of the agreement.

A termination for “cause” means any action by a covered executive involving willful malfeasance or his or her failure to act involving material nonfeasance that would have a materially adverse effect on us. No act or omission on the part of the covered executive will be considered “willful,” unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in our interests.

If termination of employment and an acceleration event or imminent acceleration event under the Senior Executive Severance Plan occurred that entitled the Named Executive Officers to severance benefits under the Senior Executive Severance Plan, the value that could have been realized from those benefits as if employment terminated on December 31, 2015 is set forth in the following table for the Named Executive Officers other than Mr. Dean and Mr. Fitzpatrick.  Mr. Dean is not eligible for benefits under the Senior Executive Severance Plan.  Mr. Fitzpatrick did not receive any benefits or other payments under the Senior Executive Severance Plan in connection with his resignation effective September 2, 2015.

Value of Benefit that Could have been Realized by the Named Executive Officers under the Senior Executive Severance Plan as of December 31, 2015

Type of Benefit	Modany	Tarasi	Feichtner	Roney
Salary	$2,472,228	$442,900	$ 800,000	$ 720,000
Bonus	$3,000,279	$268,750	$ 490,000	$ 292,500
Stipend in Lieu of Health Insurance Benefits	$ 39,549	$ 26,366	$ 26,366	$ 26,366
Stipend in Lieu of Life Insurance Benefits	$ 18	$ 12	$ 12	$ 12
Foregone Savings Plan Benefits	$ 23,850	$ 18,000	$ 15,900	$ 15,900
Tax Gross-Up Payment to Cover Excise Tax(1)	$ 0	N/A	N/A	N/A
Reduction to Limit Excise Taxes(1)	$ 0	$ (0)	$ (0)	$ (0)
Total	$5,535,924	$756,028	$1,332,278	$1,054,778
_______________
(1)
The estimated value of any excise tax, and thereby the amount of any tax gross-up payment and the calculation of any reduction to limit excise taxes, are based on the highest marginal rate of federal, state and local taxes related to the severance benefits specified in the table and any other payments to the Named Executive Officer arising from an acceleration event. These amounts are also based on an assumption that, as a result of the covenant not to compete in the Senior Executive Severance Plan, the value of one year’s base salary and target bonus would constitute “reasonable compensation” under Section 280G of the IRC and therefore would be excluded from the calculation of the amount of any excise tax, the amount of any tax gross-up payment and the reduction, if any, required to limit excise taxes.

New Modany Letter Agreement. We entered into the Modany Letter Agreement with Mr. Modany on December 31, 2015. See “—Employment Contracts” for a further discussion of the New Modany Letter Agreement. If we had terminated Mr. Modany’s employment without Cause, or if Mr. Modany terminated his employment for Good Reason, on December 31, 2015, and if the Senior Executive Severance Plan did not apply, Mr. Monday would have been entitled to two times the sum of his base salary, plus his target short-term compensation amount for 2015. As a result, he would have been entitled to cash in the amount of $3,296,304, payable in substantially equal installments over the twenty-four months following December 31, 2015.

Amended 2006 Plan. If a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death or disability:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the Amended 2006 Plan will become exercisable immediately;
•
all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the Amended 2006 Plan will lapse immediately, and the RSUs will be settled immediately thereafter; and

•	the Plan Committee will determine the extent to which a Named Executive Officer will have the right to receive other stock awards granted to the Named Executive Officer under the Amended 2006 Plan.

In the event of a change in control of us under the Amended 2006 Plan:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the Amended 2006 Plan will become exercisable immediately;
•
all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the Amended 2006 Plan will lapse immediately, and the RSUs will be settled immediately thereafter; and

•
in the discretion of the Plan Committee, all outstanding stock options may be terminated and each participant may receive, with respect to each share subject to the options, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price.

A change in control under the Amended 2006 Plan means the occurrence of one or more of the following:

•
the acquisition by any person (within the meaning of Section 13(d) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of a beneficial ownership directly or indirectly of 20% or more of the outstanding shares of our common stock, provided that an increase in the percentage of the outstanding shares of our common stock beneficially owned by any person (within the meaning of Section 13(d) of the Exchange Act) solely as a result of a reduction in the number of shares of our common stock then outstanding due to the repurchase by us of such common stock shall not constitute a change in control, however any subsequent acquisition of shares of our common stock by any person (within the meaning of Section 13(d) of the Exchange Act) resulting in such person beneficially owning 20% or more of the outstanding shares of our common stock shall constitute a change in control;

•
the purchase by any person (within the meaning of Section 13(d) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of shares pursuant to a tender offer or exchange offer to acquire our common stock (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the outstanding shares of our common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

•
our shareholders approve (a) any consolidation or merger of us in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of us in which holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets;

•
a change in a majority of the members of our Board of Directors within a 12-month period, unless the election or nomination for election by our shareholders of each new Director during such 12-month period was approved by the vote of two-thirds of the Directors then still in office who were Directors at the beginning of such 12-month period; or

•	the liquidation or dissolution of us.

In addition, one or more outstanding unvested awards under the Amended 2006 Plan may become fully vested and exercisable and the restrictions on the transfer and repurchase or forfeiture rights on the awards may be terminated in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition. See “– Equity Compensation and Qualified Savings Plans – Amended 2006 Plan.”

If any of the following occurs:

•	a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death or disability;
•	there is a change in control of us; or

•	the Plan Committee determines to fully vest awards in a disposition of a subsidiary with which the officer was engaged primarily in service,

the value that could have been realized from the exercise or acceleration of unvested awards with time-based vesting restrictions granted to the Named Executive Officer under the Amended 2006 Plan as of December 31, 2015, is as follows:

	December 31, 2015 Value of Unvested Awards
	Termination Due to Death or Disability		Change in Control
Named Executive Officer	Stock Options(1)	RSUs(2)	Stock Options(1)	RSUs(2)
Kevin M. Modany	$0	$104,907	$0	$104,907
Rocco F. Tarasi, III	$0	$ 78,954	$0	$ 78,954
Daniel M. Fitzpatrick	$0	$ 50,356	$0	$ 50,356
John E. Dean	$0	$ 13,421	$0	$ 13,421
Eugene W. Feichtner	$0	$ 46,159	$0	$ 46,159
Ryan L. Roney	$0	$ 26,811	$0	$ 26,811
_____________
(1)
Amounts shown represent the aggregate dollar amount that could be realized from all outstanding, unvested stock option awards granted to the Named Executive Officer under the Amended 2006 Plan, if those options became vested and were exercised by the Named Executive Officer on December 31, 2015.

(2)
Amounts shown are calculated by multiplying the number of unvested RSUs held by the Named Executive Officer that would vest upon the specified event by the closing market price of a share of our common stock on December 31, 2015.

In addition, the Plan Committee, in its discretion, may amend the terms of any outstanding award granted under the Amended 2006 Plan in the event of a participant’s termination of employment or service or in the event of a change in control of us, subject to certain limitations. See “– Equity Compensation and Qualified Savings Plans – Amended 2006 Plan.”

ESI Excess Savings Plan. If the employment of a Named Executive Officer who is a participant in the ESI Excess Savings Plan terminates, all eligible employee salary deferrals, our vested contributions and the attributable interest accrued on those deferrals and contributions under the ESI Excess Savings Plan would be paid in a single lump sum cash payment to him on the first day that is six months following his termination of employment (because each Named Executive Officer participant is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his death if death occurs prior to payment. If a Change in Control occurs, the Named Executive Officer participants would receive the balance of their accounts under the ESI Excess Savings Plan in a single lump sum cash payment within 60 day after the Change in Control. See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.” If a Named Executive Officer participant’s employment with us terminated or a Change in Control under the ESI Excess Savings Plan occurred, the amount that would have been realized from the distribution of the deferrals, contributions and interest thereon in the Named Executive Officer’s account under the ESI Excess Savings Plan as of December 31, 2015 is as follows:

Named Executive Officer	Amount of Salary Deferrals, ITT/ESI Vested Contributions and Accrued Interest as of December 31, 2015
Kevin M. Modany	$64,199
Rocco F. Tarasi, III	$ 0
Daniel M. Fitzpatrick	$ 0
John E. Dean	$ 0
Eugene W. Feichtner	$ 4,540
Ryan L. Roney	$ 0

Deferred Bonus Plan. If a Named Executive Officer’s employment with us terminates and he had elected to receive the deferred portion of his annual bonus compensation under the Deferred Bonus Plan following his termination, or the termination was a result of his death, the balance of the Named Executive Officer participant’s account under the Deferred Bonus Plan will be paid in a lump sum on the first day that is six months following his termination of employment, or within 60 days of death if his death occurs prior to payment. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.” If a Named Executive Officer’s employment with us terminated, triggering the payment of the balance of his account under the Deferred Bonus Plan, the Named Executive Officer would not have realized any amount as of December 31, 2015, because none of them had any amount in his account as of that date.

Directors Deferred Compensation Plan.  If Mr. Dean’s status as a Director and employee of ours terminated as of December 31, 2015, and he was no longer performing services for us in any capacity, he would have received payment of that number of shares of our common stock as were credited to his deferred stock account under the Directors Deferred Compensation Plan on that date.  The number of deferred shares credited to Mr. Dean’s account as of that date was 16,195, and the fair value of those shares as of that date was $60,407, calculated by multiplying that number of shares by the closing price of a share of our common stock on December 31, 2015.

ESI Pension Plan. If a Named Executive Officer participant has completed three or more years of vesting service, then upon his retirement on or after age 55, disability, death or after he has both terminated employment and reached age 55, a distribution of the Named Executive Officer participant’s  accrued benefit under the ESI Pension Plan will be paid to him in the form and on the date elected by him beginning on the first day of any month following the termination of employment after the participant becomes entitled to begin distribution. The Named Executive Officer participant can elect to receive payment of the distribution in the form of a lump sum, qualified joint and survivor annuity (if he is married on the annuity starting date) or life annuity (if he is not married on the annuity starting date). See “– Pension Plans – ESI Pension Plan.” If one of the triggering events occurred and a Named Executive Officer participant elected a lump sum distribution under the ESI Pension Plan, the amount of the Named Executive Officer participant’s benefit that would have been accrued and payable under the ESI Pension Plan as of December 31, 2015 is as follows:

Named Executive Officer	Balance of ESI Pension Plan Account as of December 31, 2015
Kevin M. Modany	$ 39,618(1)
Rocco F. Tarasi, III	$ 0
Daniel M. Fitzpatrick	$ 0
John E. Dean	$ 0
Eugene W. Feichtner	$304,971
Ryan L. Roney	$ 0
__________
(1)
Benefit payable upon death or disability as of December 31, 2015. If the employment of Mr. Modany was terminated for any reason other than death or disability on December 31, 2015, his benefit would not be payable until he reaches age 55, because he was not at least age 55 as of that date.

ESI Excess Pension Plan. Following the restatement of the ESI Excess Pension Plan effective January 1, 2008, upon a Named Executive Officer participant’s death, retirement or other termination of employment, a distribution of the Named Executive Officer’s accrued benefit under the ESI Excess Pension Plan will be paid to him in a lump sum on the first day that is six months following his termination of employment (because each Named Executive Officer participant is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his death if death occurs prior to payment. See “– Pension Plans – ESI Excess Pension Plan.” If one of the triggering events occurred and a Named Executive Officer participant received a lump sum distribution under the ESI Excess Pension Plan, the amount of the Named Executive Officer participant’s benefit that would have been accrued and payable under the ESI Excess Pension Plan as of December 31, 2015 is as follows:

Named Executive Officer	Balance of ESI Excess Pension Plan Account as of December 31, 2015
Kevin M. Modany	$51,082
Rocco F. Tarasi, III	$ 0
Daniel M. Fitzpatrick	$ 0
John E. Dean	$ 0
Eugene W. Feichtner	$81,355
Ryan L. Roney	$ 0

Old Pension Plan. If a Named Executive Officer participant’s employment with us terminates and he qualifies for retirement under the Old Pension Plan, a distribution will be paid to him. The Named Executive Officer participant can elect to receive payment of the distribution of his accumulated benefit under the Old Pension Plan in the form of a qualified joint and survivor annuity or life annuity. See “– Pension Plans – Old Pension Plan.” If a Named Executive Officer participant qualified for retirement under the Old Pension Plan, the actuarial present value of his accumulated benefit under the Old Pension Plan as of December 31, 2015 is set forth in the Pension Benefits Table. See “– Pension Benefits Table.” As of December 31, 2015, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the Old Pension Plan, but he has not elected to receive the early retirement annual benefit under the Old Pension Plan. See “– Pension Benefits Table.”

Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee Directors in 2015 for their service on our Board of Directors in 2015. Mr. Dean did not receive any compensation for his services as a Director of ours in 2015. Mr. Dean’s compensation as an executive officer of ours is disclosed in previous sections of this Proxy Statement.

Director Compensation Table for Fiscal Year 2015

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation	Total(4)
(a)	(b)	(c)	(d)	(e)	(f)
C. David Brown	$ 50,753	$100,002	$ 0	$ 0	$150,755
Jerry M. Cohen	$136,918	$100,002	$ 0	$ 0	$236,920
John F. Cozzi	$175,000	$100,002	$ 0	$ 0	$275,002
James D. Fowler, Jr.	$175,000	$100,002	$ 0	$ 0	$275,002
Joanna T. Lau	$175,000	$100,002	$ 0	$ 0	$275,002
Thomas I. Morgan	$175,000	$100,002	$ 0	$ 0	$275,002
Samuel L. Odle	$175,000	$100,002	$7,500	$ 0	$282,502
Vin Weber	$175,000	$100,002	$ 0	$ 0	$275,002
John A. Yena	$175,000	N/A	$ 0	$ 0	$175,000
____________
(1)
Amounts shown represent the aggregate dollar amount of all fees earned or paid for services as a Director, which in 2015 consisted of an annual retainer and the amount that would have been granted in the form of RSUs to the non-employee directors in 2014, but which was postponed to 2015 due to our company not being current in its filings with the SEC and which the Board determined to pay in cash. The amount of the annual retainer paid to Mr. Brown in 2015 was pro-rated based on the date he was appointed to the Board, April 29, 2015.  For Mr. Cohen, the amount paid to him that would have been granted in the form of RSUs in 2014, but instead was paid in cash in 2015, was pro-rated based on the date he was appointed to the Board in 2014 and the fact that the RSU grant would otherwise have been made on May 1, 2014.

(2)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all RSU awards granted for services as a Director in 2015.  In 2015, each non-employee Director other than Mr. Yena received a grant of 20,367 RSUs that will be settled in shares of our common stock after vesting.  The aggregate grant date fair value includes any earnings, such as dividends, that may be received on the stock awards.  Mr. Yena did not receive this RSU award due to the fact that he was not standing for re-election at the 2015 Annual Meeting of Shareholders.  This RSU grant to Mr. Fowler was forfeited when he resigned from our Board of Directors on December 26, 2015.

To determine the grant date fair value of stock awards, we use the closing market price of a share of our common stock on the effective date of the stock award. The amounts ultimately realized by the non-employee Directors from the stock awards will depend on the price of our common stock in the future and may be quite different from the value shown. The following table sets forth information regarding the grant date fair value, computed in accordance with ASC 718, of each award granted in 2015 for service as a non-employee Director:

Grant Date Fair Value of Stock Awards in Fiscal Year 2015

Name	Grant Date Fair Value of Stock Award
(a)	(b)
C. David Brown
2006 Equity Compensation Plan Award	$100,002
Jerry M. Cohen
2006 Equity Compensation Plan Award	$100,002
John F. Cozzi
2006 Equity Compensation Plan Award	$100,002
James D. Fowler, Jr.
2006 Equity Compensation Plan Award	$100,002
Joanna T. Lau
2006 Equity Compensation Plan Award	$100,002
Thomas I. Morgan
2006 Equity Compensation Plan Award	$100,002
Samuel L. Odle
2006 Equity Compensation Plan Award	$100,002
Vin Weber
2006 Equity Compensation Plan Award	$100,002
John A. Yena
2006 Equity Compensation Plan Award	N/A
“N/A” means not applicable.

The following table sets forth information regarding the aggregate number of unvested stock awards granted by us to the non-employee Directors that were outstanding on December 31, 2015:

Outstanding Stock Awards at Fiscal Year-End 2015

Name	Number of Shares or Units of Stock that have Not Vested (A)	Market Value of Shares or Units of Stock that have Not Vested (B)
(a)	(b)	(c)
C. David Brown
06/17/15 Award (C)	20,367	$75,969
Jerry M. Cohen
06/17/15 Award (C)	20,367	$75,969
John F. Cozzi
05/21/13 Award (D)	3,598	$13,421
06/17/15 Award (C)	20,367	$75,969
Joanna T. Lau
05/21/13 Award (D)	3,598	$13,421
06/17/15 Award (C)	20,367	$75,969
Thomas I. Morgan
05/21/13 Award (D)	3,598	$13,421
06/17/15 Award (C)	20,367	$75,969
Samuel L. Odle
05/21/13 Award (D)	3,598	$13,421
06/17/15 Award (C)	20,367	$75,969
Vin Weber
05/21/13 Award (D)	3,598	$13,421
06/17/15 Award (C)	20,367	$75,969
__________
(A)	Amounts shown represent the total number of shares or units of our common stock that have not vested.
(B)
Amounts shown represent the aggregate market value of RSUs that have not vested. The aggregate market value is calculated by multiplying the number of RSUs by the closing market price of a share of our common stock on December 31, 2015.

(C)
This RSU award vests in full on May 1, 2016 or, if earlier, upon termination of the Director’s service on our Board of Directors due to the expiration of the last term that the Director is permitted to serve pursuant to any then-effective term or age limitation contained in any of our guidelines, policies, principles or other corporate document that results in the Director not being able to be nominated to a new term on our Board of Directors.

(D)
This RSU award vests in full on May 21, 2016 or, if earlier, upon termination of the Director’s service on our Board of Directors due to the expiration of the last term that the Director is permitted to serve pursuant to any then-effective term or age limitation contained in any of our guidelines, policies, principles or other corporate document that results in the Director not being able to be nominated to a new term on our Board of Directors.

The outstanding RSUs held by Mr. Yena on July 27, 2015 vested in connection with his retirement as a Director on that date due to him not being able to stand for re-election at our 2015 Annual Meeting of Shareholders as a result of age limitations in our Corporate Governance Guidelines.  The outstanding RSUs held by Mr. Fowler on December 26, 2015 were forfeited in connection with his resignation as a Director on that date.
In 2015, none of the non-employee Directors received any stock options or SARs from us. There were no adjustments or amendments made in 2015 to the exercise price of any option awards held by any of the non-employee Directors, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards. None of the non-employee Directors held any outstanding option awards at December 31, 2015.
(3)
Amounts shown represent the above-market or preferential earnings on compensation deferred under the Directors Deferred Compensation Plan. See “—Director Compensation – Directors Deferred Compensation Plan.” Interest is above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the IRC), at the rate that corresponds most closely to the rate under the applicable plan at the time the interest rate or formula is set. In the event of a discretionary reset of the interest rate, the requisite calculation is made on the basis of the interest rate at the time of such reset, rather than when originally established. Only the above-market portion of the interest is included.

(4)	Amounts shown represent the sum of the dollar values for each compensation element shown in columns (b) through (e).

Director Compensation

Retainer and Fees. We do not compensate any Director who is an employee of ours for service as a member of our Board of Directors or any standing committee of our Board of Directors. The 2016 compensation for non-employee Directors consists of:

•	an annual retainer of $75,000 payable in one installment on the first business day of 2016;
•	no separate meeting fees; and
•	a grant of phantom units on May 2, 2016, that:
•
will have a value of $100,000, plus the value associated with any fractional unit necessary to cause the grant to be for a whole number of units, pursuant to which the value is determined based on the closing market price of a share of our common stock on the effective date of the grant;

•	will vest on May 2, 2017; and
•	will be paid in cash in an amount equal to the number of phantom units held by the Director, multiplied by the closing market price of a share of our common stock on May 2, 2017.

We also reimburse Directors for reasonable, out-of-pocket travel expenses related to attending our Board of Directors and its committee meetings and other business of the Board.

In June 2015, our Board of Directors modified the form in which the equity-based awards that were to have been granted in 2014, but had been delayed, to our non-employee Directors were to be paid. In lieu of a grant of RSUs, the Board of Directors approved a cash payment of $100,000 (except for Mr. Cohen, who received a pro-rated award of $61,918) to each of our non-employee directors who was a director in 2014.

Timing of Equity-Based Compensation Grants. The Compensation Committee makes recommendations to our Board of Directors regarding grants of equity-based compensation to our non-employee Directors. All equity-based compensation awards to our non-employee Directors are granted exclusively by our Board of Directors. Beginning in 2014, our Board of Directors established May 1 of each year as the effective date of grant of equity-based compensation to our non-employee Directors. The 2014 and 2015 grants, however, were modified or delayed due to us not being current in our filings with the SEC.

We do not time our release of material non-public information for the purpose of affecting the value of our non-employee Directors’ compensation. Nevertheless, our process for granting equity-based compensation may result in equity-based compensation, including stock options, being granted to our non-employee Directors at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us. This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

Directors Deferred Compensation Plan. On October 1, 1999, we established, and effective January 1, 2008, we restated, the Directors Deferred Compensation Plan, an unfunded, nonqualified plan covering all of our non-employee Directors. The Directors Deferred Compensation Plan provides that each non-employee Director may elect to receive payment of the annual retainer in cash or in shares of our common stock, in increments of 25% each. A non-employee Director who elects payment in shares of our common stock will receive that number of shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in shares of our common stock by the fair market value of one share of our common stock determined as of the payment date. The value of any fractional share resulting from this calculation will be paid to the Director in cash.

The Directors Deferred Compensation Plan also provides that each non-employee Director may elect to defer payment of all or a portion of the annual retainer. The deferral of payment of cash or shares of our common stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock based on its fair market value at the time of the conversion.

No cash or shares of our common stock deferred by a non-employee Director under the Directors Deferred Compensation Plan will be paid to the non-employee Director until he or she is no longer a Director.

    Non-Employee Director Participation in Pension Plans. None of our non-employee Directors participate in any of our defined benefit or actuarial pension plans (including supplemental plans). Mr. Fowler, however, participated in the Old Pension Plan as a result of his prior employment by ITT Corporation or one of its affiliated companies that participated in that plan. Any change in the actuarial present value of Mr. Fowler’s accumulated benefit under the Old Pension Plan in 2015 was not affected by his service as a non-employee Director on our Board of Directors. See “– Pension Plans – Old Pension Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2016, the number of shares of our common stock beneficially owned by any person (including any group) known by management to beneficially own more than 5% of our common stock, by each Director, by each of the Named Executive Officers and by all of our current Directors and the executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to all shares indicated as beneficially owned. None of the shares owned by our Directors and executive officers are pledged as security. No Director owns any “qualifying” shares.

	ITT/ESI Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Putnam Investments, LLC d/b/a Putnam Investments Putnam Investment Management, LLC The Putnam Advisory Company, LLC Putnam Voyager Fund	3,389,153 (2)	14.3%
One Post Office Square Boston, MA 02109
Warburg Pincus Asset Management, Inc.	2,933,150 (3)	12.4%
466 Lexington Avenue New York, NY 10017
Nantahala Capital Management, LLC Wilmot B. Harkey Daniel Mack	2,555,084 (4)	10.8%
19 Old Kings Highway South, Suite 200 Darien, CT 06820
Capital World Investors	1,869,000 (5)	7.9%
333 South Hope Street Los Angeles, CA 90071
Providence Equity Partners VI L.P. Providence Equity GP VI L.P. Providence Equity Partners VI L.L.C. Jonathan M. Nelson Glenn M. Creamer Paul J. Salem	1,483,610 (6)	6.3%
c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza, 18th Floor Providence, RI 02903
Kevin M. Modany	467,503 (7)	1.9%
John E. Dean	127,469 (8)	*
Eugene W. Feichtner	83,411 (9)	*
Daniel M. Fitzpatrick	91,978 (10)	*
Ryan L. Roney	7,731 (11)	*
Rocco F. Tarasi, III	11,411 (12)	*
C. David Brown	0	*
Jerry M. Cohen	0	*
John F. Cozzi	26,149 (13)	*
Joanna T. Lau	15,148 (14)	*
Thomas I. Morgan	0	*
Samuel L. Odle	10,414 (15)	*
Vin Weber	32,055 (16)	*
All Directors and executive officers as of 3/1/16 as a group (15 individuals)	927,317 (17)	3.8%
__________________________
*	Less than 1%.
(1)
All shares of our common stock are owned directly except as otherwise indicated. Pursuant to the SEC’s regulations, shares (a) receivable by Directors and executive officers upon exercise of stock options exercisable within 60 days after March 1, 2016, (b) receivable by Directors and executive officers upon vesting of RSUs within 60 days after March 1, 2016, (c) allocated to the accounts of certain Directors and executive officers under the ESI 401(k) Plan at March 1, 2016 or (d) credited to the accounts of certain Directors under the Directors Deferred Compensation Plan at March 1, 2016, are deemed to be beneficially owned by such Directors and executive officers.

(2)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act. Putnam Investments, LLC, d/b/a Putnam Investments (“PI”) wholly owns two registered investment advisers, Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). Both subsidiaries have dispositive power over the shares as investment managers. Putnam Voyager Fund (“PVF”) is part of the Putnam Family of Funds. PI possesses sole power to vote or to direct the vote of 3,402 shares and sole power to dispose or direct the disposition of 3,389,153 shares. PIM possesses sole power to dispose or direct the disposition of 3,385,751 shares. PAC possesses sole power to vote or to direct the vote of 3,402 shares and sole power to dispose or direct the disposition of 3,402 shares. PVF possesses sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, 2,179,992 shares.

(3)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act. The beneficial owner is a registered investment adviser and has (a) sole power to vote or direct the vote of 2,396,100 shares, (b) shared power to vote or direct the vote of 513,450 shares and (c) sole power to dispose or direct the disposition of 2,933,150 shares.

(4)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act. Nantahala Capital Management, LLC ("Nantahala") is an investment adviser and Wilmot B. Harkey and Daniel Mack are control persons, and they possess shared power to vote or to direct the vote of, and shared power to dispose or direct the disposition of, 2,555,084 shares.  Nantahala Capital Partners SI, LP, a fund advised by Nantahala, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, approximately 5.6% of the 2,555,084 shares.

(5)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner is an investment adviser and a division of Capital Research and Management Company, which acts as an investment adviser to various investment companies.  The beneficial owner indicates that it holds the shares on behalf of its client SMALLCAP World Fund, Inc.  The beneficial owner possesses sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, 1,869,000 shares.

(6)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act. Providence Equity Partners VI L.P. (“PEP VI”), a partnership, is the record holder of 1,483,610 shares. Based on the following relationships, the beneficial owners reported shared voting and dispositive power over 1,483,610 shares: (a) Providence Equity GP VI L.P. (“PEP GP VI”) is the sole general partner of PEP VI; (b) Providence Equity Partners VI L.L.C. (“PEP VI LLC”) is the sole general partner of PEP GP VI; and (c) Messrs. Nelson, Creamer and Salem each are members of PEP VI LLC and partners of PEP GP VI. Each of PEP GP VI, PEP VI LLC and Messrs. Nelson, Creamer and Salem disclaims beneficial ownership of the shares reported, except to the extent of its or his pecuniary interest therein.

(7)	This number includes 71,446 shares owned directly, 225 shares owned under the ESI 401(k) Plan and 395,832 shares subject to presently exercisable options.
(8)	This number includes 111,274 shares owned directly and 16,195 shares deferred under the Directors Deferred Compensation Plan.
(9)	This number includes 16,298 shares owned directly, 7,948 shares owned under the ESI 401(k) Plan and 59,165 shares subject to presently exercisable options.
(10)	This number includes 17,478 shares owned directly and 74,500 shares subject to presently exercisable options.
(11)	This number includes 1,829 shares owned directly and 5,902 shares subject to presently exercisable options.
(12)	This number includes 3,079 shares owned directly and 8,332 shares subject to presently exercisable options.
(13)	This number includes 11,019 shares owned directly, 2,000 shares owned by Mr. Cozzi’s children and 13,130 shares deferred under the Directors Deferred Compensation Plan.
(14)	This number includes 12,599 shares owned directly and 2,549 shares deferred under the Directors Deferred Compensation Plan.
(15)	This number includes 7,557 shares owned directly and 2,857 shares deferred under the Directors Deferred Compensation Plan.
(16)	This number includes 13,519 shares owned directly and 18,536 shares deferred under the Directors Deferred Compensation Plan.
(17)
This number includes 281,816 shares owned directly, 2,000 shares owned indirectly, 8,173 shares owned under the ESI 401(k) Plan, 582,061 shares subject to presently exercisable options, and 53,267 shares deferred under the Directors Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our written policies and procedures for the review, approval or ratification of any current or proposed transaction potentially involving an amount in excess of $120,000 in which we are or will become a participant and in which any related person had, or will have, a direct or indirect material interest (“Transaction”) are set forth in our Corporate Governance Guidelines and are posted on our website at www.ittesi.com.  These policies and procedures are as follows:

•	Our Board of Directors must be notified in advance or as soon as practicable of the Transaction.
•	The notification to our Board should be in writing and contain the following information regarding the Transaction:
•	the name of the related person;

•	the basis on which the person is a related person;
•
a detailed description of the related person’s interest in the Transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the Transaction;

•	the approximate dollar value of the amount involved in the Transaction;
•	the approximate dollar amount of the related person’s interest in the Transaction, which must be computed without regard to the amount of profit or loss;
•	in the case of an indebtedness Transaction:
•
the largest aggregate amount of all indebtedness outstanding at any time since the beginning of our last fiscal year and all amounts of interest payable on the outstanding indebtedness during our last fiscal year (excluding amounts due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business);

•	the largest aggregate amount of principal that could be outstanding;
•	a schedule specifying the principal amount that is anticipated to be outstanding from time to time during the Transaction;
•	the term of the indebtedness;
•	the repayment schedule of the principal amount;
•	the total amount of any interest that is anticipated to accrue on the principal amount;
•	the interest rate; and
•	the payment schedule of the interest that accrues on the principal amount;
•
in the case of a lease or other Transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments due on or after the beginning of our last fiscal year, including any required or optional payments due during or at the conclusion of the Transaction;

•
in the case of a Transaction involving a purchase or sale of assets by or to us otherwise than in the ordinary course of business, the cost of the assets to the purchaser and, if acquired within two years of the Transaction, the cost of the assets to the seller and related information about the price of the assets; and

•
any other information regarding the Transaction or related person in the context of the Transaction that a reasonable investor of ours would consider material in light of the circumstances of the Transaction.

•
Upon receipt of the above information, all of the members of our Board of Directors (except for any Director who is the related person or whose immediate family member is the related person) will review and consider the information and determine whether it is in our and our shareholders’ best interests for the Board to approve or ratify the Transaction.

•
Our Board of Directors is of the general belief that, except in exceptional circumstances, we should try to avoid participating in any Transaction, regardless of the Transaction’s merit or benefit to us or our shareholders, in order to avoid any appearance of a conflict of interest or impropriety that may be perceived from our participation in the Transaction.

•	If our Board of Directors approves or ratifies our participation in a Transaction, we may participate in the Transaction.
•	If our Board of Directors does not approve or ratify our participation in a Transaction:
•	we will not participate in the Transaction, if our participation has not yet begun; or
•	we will attempt to end or limit as much as possible our participation in the Transaction without breaching any of our obligations arising from the Transaction.
•	We will disclose our participation in any Transaction in accordance with Item 404(a) of Regulation S-K under the Exchange Act.

A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, except for:

•
any indebtedness transaction in which the related person qualifies as such solely because he or she is a beneficial owner of more than 5% of any class of our voting securities or is an immediate family member of the beneficial owner;

•	any employment relationship or transaction involving any of our executive officers and any related compensation solely resulting from that employment relationship or transaction, if:

•	we report the compensation arising from the relationship or transaction to the SEC in accordance with Item 402 of Regulation S-K under the Exchange Act; or
•
the executive officer is not an immediate family member of the related person and we would have reported such compensation to the SEC in accordance with Item 402 of Regulation S-K under the Exchange Act as compensation earned for services to us if the executive officer was a “named executive officer” of ours (as that term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) and such compensation had been approved as such by the Compensation Committee of our Board of Directors;

•	any compensation paid to any of our Directors, if the compensation is reported to the SEC in accordance with Item 402(k) of Regulation S-K under the Exchange Act;
•	any transaction in which the rates or charges involved in the transaction are determined by competitive bids;
•	any transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority;
•	any transaction that involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; or
•
any transaction in which the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit or a pro rata basis.

A “related person” means:

•	any of our Directors or executive officers;
•	anyone who has been nominated to be elected one of our Directors;
•	any beneficial owner of more than 5% of any class of our voting securities; and
•	any immediate family member of any of the foregoing persons.

An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, father and mother-in-law, son and daughter-in-law, brother and sister-in-law, and any person (other than a tenant or employee) who shares the household of a Director, executive officer, nominee for Director or beneficial owner of more than 5% of any class of our voting securities.

A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with us will not be deemed to have an “indirect material interest” where:

•	the interest arises only:
•	from such person’s position as a director of another corporation or organization that is a party to the transaction;
•
from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) that is a party to the transaction; or

•	from both such position and ownership; or
•
the interest arises only from such person’s position as a limited partner in a partnership in which the person and all other related persons, in the aggregate, have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

There have been no such Transactions since January 1, 2015 and none are currently proposed.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2017 Annual Meeting of Shareholders is December 8, 2016.

In order to be considered at the 2017 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in our By-Laws.  Our By-Laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before a shareholders’ meeting.  The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal and related persons or entities.

With respect to annual meetings, our By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as Director or Directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to our Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.  In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered or received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 8 of our By-Laws, a copy of which is available upon request.  Such requests and any shareholder proposals should be sent to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

ADDITIONAL INFORMATION
Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) in accordance with Item 406 of Regulation S-K under the Exchange Act that is applicable to our Directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.  The Code is posted on our website at www.ittesi.com.

We also intend to promptly disclose on our website any amendments that we make to the Code. To the extent that our Board of Directors grants any waiver of the Code for any of our Directors or executive officers, we intend to disclose the waiver on our website within four business days following the grant of the waiver.

Transfer Agent Information

The transfer agent and registrar for our common stock is:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
E-mail address: info@amstock.com
Internet address: http://www.amstock.com

Shareholders should send certificates for transfer and address changes to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Shareholder questions can be answered by our transfer agent either by calling toll-free at 1-800-937-5449 (U.S.) or 1-718-921-8200 (Outside the U.S.), by live web chat connected through our transfer agent’s website at www.amstock.com, or by mail addressed to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Shareholder Information

We make the following materials available free of charge through our website at www.ittesi.com:

•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	our Code.

We will provide a print copy of the following materials without charge to anyone who makes a written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404 or by e-mail through our website at www.ittesi.com:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC, excluding certain of its exhibits;
•	our Corporate Governance Guidelines;

•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	the Code.

Annual Reports

Our 2015 Annual Report is available to our shareholders on the Internet as described in the Notice of Internet Availability of Proxy Materials.  Shareholders may also request a printed copy of our 2015 Annual Report in the manner described in the Notice.  Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, including financial statements but excluding exhibits, may be obtained without charge upon written request to Ryan L. Roney, Secretary, ITT Educational Services, Inc., 13000 N. Meridian Street, Carmel, Indiana 46032.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Form 10-K are available at www.proxyvote.com.

ITT EDUCATIONAL SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2016

The shareholder(s) hereby appoint(s) Kevin M. Modany and Ryan L. Roney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ITT Educational Services, Inc. (ITT/ESI) that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on May 17, 2016, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change/Comments: _____________________________________________________ ___________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SCAN TO
      VIEW MATERIALS & VOTE

VOTE BY INTERNET – www.proxyvote.com or scan the QR Barcode above
ITT EDUCATIONAL SERVICES, INC. 13000 NORTH MERIDIAN STREET CARMEL, IN 46032-1404
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
                                           DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT EDUCATIONAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

		For	Against	Abstain

	1a. Jerry M. Cohen	☐	☐	☐

	1b. Thomas I. Morgan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.
					For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP to serve as ITT Educational Services, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2016.				☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.				☐	☐	☐

NOTE:  In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment(s) thereof.  The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named as proxies in this proxy will vote in their discretion.

For address change and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners)	Date